                                                                   Exhibit 10.01


                                  DEED OF LEASE

                                     between

                            TST WATERVIEW I, L.L.C.,
                      a Delaware limited liability company

                                    Landlord

                                       and

                                 VERISIGN, INC.,
                             a Delaware corporation

                                     Tenant




                          Waterview I at Woodland Park
                      Dulles Toll Road at Centreville Road
                             Herndon, Virginia 20171



                            Dated as of July 19, 2001

                                TABLE OF CONTENTS
                                -----------------

                                                                                            Page
ARTICLE 1 BASIC LEASE PROVISIONS...........................................................   1
          ----------------------
ARTICLE 2 PREMISES, TERM, RENT.............................................................   4
          --------------------
ARTICLE 3 USE AND OCCUPANCY................................................................   7
          -----------------
ARTICLE 4 CONDITION OF THE PREMISES........................................................   10
          -------------------------
ARTICLE 5 ALTERATIONS......................................................................   13
          -----------
ARTICLE 6 FLOOR LOAD.......................................................................   15
          ----------
ARTICLE 7 REPAIRS..........................................................................   16
          -------
ARTICLE 8 OPERATING EXPENSES AND TAXES.....................................................   18
          ----------------------------
ARTICLE 9 REQUIREMENTS OF LAW..............................................................   28
          -------------------
ARTICLE 10 SUBORDINATION...................................................................   30
           -------------
ARTICLE 11 SERVICES AND UTILITIES..........................................................   34
           ----------------------
ARTICLE 12 INSURANCE.......................................................................   39
           ---------
ARTICLE 13 DESTRUCTION - FIRE OR OTHER CAUSE...............................................   43
           ---------------------------------
ARTICLE 14 EMINENT DOMAIN..................................................................   43
           --------------
ARTICLE 15 ASSIGNMENT AND SUBLETTING.......................................................   47
           -------------------------
ARTICLE 16 ACCESS..........................................................................   55
           ------
ARTICLE 17 DEFAULT.........................................................................   55
           -------
ARTICLE 18 REMEDIES AND DAMAGES............................................................   57
           --------------------
ARTICLE 19 RIGHT TO CURE; FEES AND EXPENSES................................................   60
           --------------------------------
ARTICLE 20 LANDLORD REPRESENTATIONS AND COVENANTS; APPROVALS...............................   62
           -------------------------------------------------
ARTICLE 21 END OF TERM.....................................................................   64
           -----------
ARTICLE 22 QUIET ENJOYMENT.................................................................   66
           ---------------
ARTICLE 23 NO SURRENDER; NO WAIVER.........................................................   66
           -----------------------
ARTICLE 24 WAIVER OF TRIAL BY JURY.........................................................   67
           -----------------------
ARTICLE 25 INABILITY TO PERFORM............................................................   67
           --------------------
ARTICLE 26 NOTICES.........................................................................   67
           -------
ARTICLE 27 RULES AND REGULATIONS...........................................................   68
           ---------------------
ARTICLE 28 BROKER..........................................................................   69
           ------
ARTICLE 29 INDEMNITY.......................................................................   69
           ---------
ARTICLE 30 TAX STATUS OF BENEFICIAL OWNERS.................................................   71
           -------------------------------
ARTICLE 31 EXTENSION PERIOD................................................................   71
           ----------------
ARTICLE 32 PURCHASE OPTIONS ON THE BUILDING................................................   75
           --------------------------------
ARTICLE 33 SIGNAGE.........................................................................   80
           -------
ARTICLE 34 ARBITRATION.....................................................................   71
           -----------
ARTICLE 35 SECURITY DEPOSIT................................................................   81
           ----------------
ARTICLE 36 MISCELLANEOUS...................................................................   85
           -------------
ARTICLE 37 CONDITIONS PRECEDENT............................................................   89
           --------------------
ARTICLE 38 ASSOCIATION DECLARATION.........................................................   91
           -----------------------
ARTICLE 39 EXPANSION OPTIONS...............................................................   92
           -----------------

                                    EXHIBITS
                                    --------

A       Description of the Land
B       Definitions
C       Design and Construction Agreement
D       Fixed Rent Schedule
E       Subordination, Non-Disturbance and Attornment Agreement
F       Cleaning Specifications
G       Letter of Credit
H       [Reserved]
I       Rules and Regulations
J       Description of Woodland Park
K       Construction Procedures
L       Specifications for HVAC, Electrical Capacity and Floor Load
M       Description of Waterview at Woodland Park
N       Agreed Area of Floors/Premises
O       Form of Memorandum of Lease
P       Form of Purchase and Sale Agreement
Q       Form of Option Agreement
R       Declarant Letter
S       [Reserved]
T       Form of ROFO PSA
U       Sample Amortization Schedule
V       Location of Generator
W       Location of Entrance Monument Sign
X       Schedule for Completion of Proffers/Development Conditions
Y       Sign Specifications for Woodland Park
Z       Conditions Landlord Must Satisfy for Issuance of Tenant's Title Policy

                                  DEED OF LEASE
                                  (Waterview I)

                  THIS DEED OF LEASE (the "Lease") is made as of the 19th day of July, 2001 ("Effective Date", which shall be the date (i) that this Lease is fully executed by both Landlord and Tenant and (ii) that the Condition Precedent is satisfied pursuant to Section 37 below), between TST WATERVIEW I, L.L.C. ("Landlord"), a Delaware limited liability company, having an office c/o Tishman Speyer Properties, L.P., 8270 Greensboro Drive, Suite 810, McLean, Virginia 22102, and VERISIGN, INC. ("Tenant"), a Delaware corporation, having an office at 21355 Ridgetop Circle, Dulles, Virginia 20166.

Landlord and Tenant hereby covenant and agree as follows:

                                    ARTICLE 1
                             BASIC LEASE PROVISIONS
                             ----------------------

PREMISES The entirety of the Building, Parking Garage and Land.

BUILDING The new thirteen (13) story Class A office building known as Waterview I, located at the intersection of the Dulles Toll Road and Centreville Road, within Woodland Park, Herndon, Fairfax County, Virginia 20171, along with related fixtures, equipment and other improvements and appurtenances, erected (or to be erected) upon the Land.

LAND The land (consisting of approximately 11.53 acres) on which the Building and Parking Garage and certain additional exterior areas in the vicinity thereof (e.g., the plaza and seating areas) are situated, as more particularly shown on Exhibit A. Landlord represents
                                    ---------
                                 that the Land (also known as Fairfax County Tax Map Parcel 16-3((1)) 29C1) is lawfully divided from a larger parcel, such larger parcel consisting of approximately 23 acres, known as Waterview at Woodland Park as shown on the attached Exhibit M ("Waterview"). The balance
                                          ---------
                                 of Waterview (the "Adjacent Property") consists of approximately 11.92 acres and is known as Fairfax County Tax Map Parcel 16-3((1)) 29D and is legally divided from the Land. Landlord will, prior to its development, legally divide the Adjacent Property into two (2) separate parcels upon which the Waterview II office building and related parking garage (or rights to the parking garage to be constructed on the Adjacent Property sufficient to satisfy applicable Requirements and the Waterview II Lease) ("Waterview II") and the Waterview III office building and related parking garage (or rights to the parking garage to be constructed on the Adjacent Property sufficient to satisfy applicable Requirements and the Waterview III Lease) ("Waterview III") (each, an "Option Property" comprised of "Option Land" and an "Option Building") will be situated, also as depicted on Exhibit M.
                                             ---------

COMMENCEMENT DATE                The date set forth in Section 2.3 below.

RENT COMMENCEMENT DATE(S)        The date(s) set forth in Section 2.3 below.

EXPIRATION                       The last day of the one hundred thirty-second
                                 (132/nd/) full calendar month after the Rent
                                 Commencement Date with respect to the last
                                 Floor delivered to Tenant (the "Last Rent
                                 Commencement Date"), subject to Sections 21 and
                                 31 (concerning Extension Periods and a
                                 Surrender Term).

TERM                             The period specified in Section 2.3 below.

PERMITTED USES                   Office and accessory purposes, and such other
                                 uses incidental or ancillary to general office use consistent with the operation of Comparable
                                 Buildings (which may include some
                                 telecommunications and call center functions, data center functions and in-house food service functions, as well as an exercise facility, a childcare facility, and a conference and/or training facility). Landlord represents that the Land is currently zoned PDC under the Fairfax County Zoning Ordinance. Tenant shall be responsible for obtaining and maintaining required permits, if any, for childcare, exercise, conference, training and food service operations. conference, training and food service operations.

TENANT'S PROPORTIONATE           A fraction, the numerator of which is the
SHARE                            Agreed Area of the Premises, and the
                                 denominator of which is the Agreed Area of the Building. Tenant's Proportionate Share as of the date of execution of this Lease is one hundred percent (100%), based on both the Building and the

                                 Premises having a total rentable area of 404,665 square feet. References in this Lease to Tenant being the "100% tenant" or "leasing 100%" or "sole tenant" or "100% of the Agreed Area of the Building" words of similar construction or import shall be deemed to mean that Tenant is leasing (as opposed to occupying) 100% of the rentable area of the Building that is devoted to office use.

AGREED AREA OF THE BUILDING      Four Hundred Four Thousand Six Hundred Sixty
                                 Five (404,665) rentable square feet, as
                                 measured in accordance with the BOMA Standard
                                 (assuming the dimensions of the Building are
                                 consistent with the Plans and Specifications).
                                 The "Agreed Area of the Premises" also is Four
                                 Hundred Four Thousand, Six Hundred Sixty-Five
                                 (404,665) rentable square feet, as measured in
                                 accordance with the BOMA Standard (assuming the
                                 dimensions of the Building are consistent with
                                 the Plans and Specifications). The "Agreed Area
                                 of each Floor", as measured in accordance with
                                 the BOMA Standard, is set forth on Exhibit N.
                                                                    ---------

FIXED RENT                       (i) For the period commencing on the first Rent
                                 Commencement Date and ending on the last day of
                                 the first Lease Year, both dates inclusive,
                                 twenty-one and 00/100 Dollars ($21.00) per
                                 annum per rentable square foot of (A) prior to
                                 delivery of all Floors pursuant to Section 2.3
                                 hereof, the Agreed Area of the Floor(s)
                                 delivered to Tenant pursuant to Section 2.3
                                 hereof and for which the applicable Rent
                                 Commencement Date has occurred, and (B)
                                 following the delivery of all Floors pursuant
                                 to Section 2.3 hereof, the entire Agreed Area
                                 of the Premises; and (ii) Commencing on the
                                 first day of the second Lease Year, and on the
                                 first day of each Lease Year thereafter through
                                 the Initial Term and any Surrender Term (with
                                 Fixed Rent for any Extension Period being
                                 determined in accordance with Section 31.1
                                 hereof) the Fixed Rent (monthly, annual and per
                                 rentable square foot) shall be increased as set
                                 forth in Exhibit D.
                                          ---------

ADDITIONAL RENT                  All amounts payable by Tenant to Landlord
                                 under this Lease other than Fixed Rent.

RENT                             Fixed Rent and Additional Rent, collectively.

INTEREST RATE                    The lesser of (i) four percent (4%) per annum
                                 above the then-current Base Rate, or (ii) the maximum rate permitted by applicable law.

SECURITY DEPOSIT                 Initially, fourteen million ($14,000,000.00),
                                 subject to reduction under certain
                                 circumstances as specified in Section 35.

BROKER FOR TENANT                Jones Lang LaSalle Americas, Inc.

LANDLORD'S AGENT                 Tishman Speyer Properties, L.P., or any other
                                 person designated at any time and from
                                 time to time by Landlord as Landlord's Agent.

LANDLORD'S CONTRIBUTION          The product of (a) forty dollars ($40.00) and
                                 (b) the Agreed Area of the Premises. In
                                 addition, at Tenant's request, Landlord will
                                 advance additional sums to Tenant, (i.e., the
                                 Supplemental Allowance) to be amortized and
                                 added into Fixed Rent, as and to the extent
                                 provided in Section 2.2 and Exhibit C.
                                                             ---------

All capitalized terms used in the Lease without definition are defined in Exhibit B.
---------

                                    ARTICLE 2
                              PREMISES, TERM, RENT
                              --------------------

         Section 2.1 Lease of Premises. Subject to the terms of this Lease,
                     -----------------
Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. Landlord and Tenant shall complete the Building and the Premises for Tenant's occupancy in accordance with their respective obligations under the provisions of this Lease and the Design and Construction Agreement attached as Exhibit C.
---------

         Section 2.2 Payment of Rent.
                     ---------------

                     (a) Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as otherwise expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds to Landlord's account, as designated by Landlord, or by check drawn upon a bank reasonably approved by Landlord, (i) Fixed Rent in equal monthly installments, in advance, on the first (1/st/) day of each calendar month during the Term, commencing on the initial Rent Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease.
                     (b) Provided no uncured Material Default shall then exist under this Lease, Tenant shall have the right to require Landlord to advance to Tenant up to a maximum aggregate amount of $10.00 multiplied by the Agreed Area of the Premises (the "Supplemental Allowance"). Such sum shall be elected and used by Tenant in its sole discretion in accordance with Paragraph C.2 of the Design and Construction Agreement attached as Exhibit C. The amount of the Supplemental Allowance Tenant
                      ---------
elects to draw shall be treated as an assumed loan, which shall be fully amortized over the Initial Term in one hundred thirty-two (132) equal monthly payments. Tenant shall pay to Landlord, as an addition to Fixed Rent (including without limitation for purposes of determining damages, if any under Section 19.2) but not escalated with Fixed Rent, beginning with the first full month of the first Lease Year (if such amount can be calculated by such date) the monthly amortized amount of the Supplemental Allowance together with interest on the outstanding balance of the Supplemental Allowance at a fixed annual rate equal to twelve percent (12%) per annum. If the first full calendar month of the first Lease Year has already occurred, or any other months have already occurred, as of the date such amount is calculated, Tenant shall pay all monthly amortization payments which correspond to months that have already elapsed at the time of its first monthly payment. In the event this Lease shall terminate for any reason prior to the natural expiration of the Term, the entire then unamortized portion of the Supplemental Allowance shall be due and payable to Landlord as a part of Rent. Attached as Exhibit U is a sample, non-binding schedule of payments that
                  ---------
would be required assuming Tenant draws the maximum aggregate amount of the Supplemental Allowance in one lump sum on the date specified in Exhibit U. The
                                                                ---------
parties agree that this Lease will be amended within thirty (30) days after the date on which the Supplemental Allowance is fully drawn but only to reflect the actual schedule of repayments by amending said Exhibit U. In the event Tenant
                                               ---------
exercises Extension Options that contemplate a continuation of the existing terms and conditions, such amortization will be eliminated from Rent payments (but the failure to repay the Supplemental Allowance in full as of the end of the Initial Term will be a default hereunder, subject to applicable notice and cure rights). Tenant may, from time to time throughout the Initial Lease Term, prepay in full and without penalty, the unamortized principal balance of amounts amortized into Fixed Rent as aforesaid, provided (i) Tenant shall give Landlord thirty (30) days prior notice of such prepayment, (ii) Tenant shall include with any such prepayment the amount of accrued but unpaid interest, and (iii) the parties will promptly enter into an amendment to this Lease adjusting the Fixed Rent as may be necessary to reflect the effect of any such prepayment. Upon receipt of the entire unamortized amount of the Supplemental Allowance, Landlord shall confirm the payoff of the Supplemental Allowance in writing to Tenant.

         Section 2.3 Delivery of Premises; Rent Commencement Date. Landlord
                     --------------------------------------------
shall deliver to Tenant the Building in accordance with the terms of this Lease and the Design and Construction Agreement.

                     (a)  (1)   The "Commencement Date" shall be the date that
Landlord delivers possession of the entire Premises to Tenant with the Standard Base Building Work Substantially Completed and with all Floors in Floor Ready Condition, which Landlord shall cause to occur not later than March 1, 2002 (the "Outside Date"). If Landlord fails to so deliver the Premises by the Outside Date, then, provided no uncured Material Default shall then exist and Tenant has previously given notice to Landlord that Tenant is ready to commence the Initial Installations together with the Plans and Specifications therefor (subject to Landlord Delay)), then, in addition to the

Rent Commencement Date postponement pursuant to Section 2.4, Tenant shall receive an abatement of Rent for each day from and after the Outside Date until the Premises is so delivered. In addition, if such delivery does not occur prior to September 1, 2002 (the "Super Outside Date") and no uncured Material Default shall then exist and Tenant has given the notice described in the immediately preceding sentence, then Tenant shall have the right to terminate this Lease by delivering written notice of the exercise of such right to Landlord within five
(5) Business Days after the Super Outside Date. If such termination right is not timely exercised by Tenant, such right shall thereafter lapse and be of no further force or effect. If this Lease is terminated pursuant to this Section, then neither party shall have any further obligations or liability hereunder to the other party; provided, however, that within ten (10) Business Days after receipt of such notice of termination from Tenant, Landlord shall (A) refund any and all security deposits, advance rent and other sums previously deposited by Tenant in accordance with the provisions of this Lease and (B) pay to Tenant all actual out-of-pocket costs reasonably incurred by Tenant in connection with the negotiation of this Lease (and related documents) and Tenant's planned move to the Premises. Notwithstanding the foregoing, neither the Outside Date nor the Super Outside Date shall be extended on account of Unavoidable Delay or Landlord Delay, but each such date shall be extended on a day-for-day basis for each day Substantial Completion and delivery is delayed solely as a result of any Tenant Delay.

                                 (2)   In addition to the Standard Base Building
Work, Landlord shall complete the remainder of the Base Building Work as and when required under this Lease and the Design and Construction Agreement.

                           (b)   The "Rent Commencement Date(s)" shall be
determined on a Floor-by Floor basis as follows: (i) with respect to Floors 8 through 13 ("Phase One"), comprising approximately 191,162 rentable square feet, the "Rent Commencement Date" for each Floor shall be the earlier of (a) December 1, 2002 (as extended, on a day-for-day basis, by each day of Landlord Delay) or
(b) the date Tenant commences business operations on such Floor; and (ii) with respect to Floors 1 through 7 ("Phase Two"), comprising approximately 213,503 rentable square feet, the "Rent Commencement Date" for each Floor shall be the earlier of (a) August 1, 2003 (as extended, on a day-for-day basis, by each day of Landlord Delay), or (b) the date Tenant commences business operations on such Floor. Tenant shall have no obligation to pay Rent (or any utilities or other services or charges to the extent provided in the Design and Construction Agreement) as to any Floor prior to the Rent Commencement Date for that Floor. If a Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, Tenant shall pay to Landlord on the Rent Commencement Date, with respect to the Floor or Floors delivered on such Rent Commencement Date, a sum equal to Fixed Rent for such month for such Floor or Floors multiplied by a fraction, the numerator of which shall be the number of calendar days in the period from such Rent Commencement Date to the last day of the month in which the Rent Commencement Date occurred, both dates inclusive, and the denominator of which shall be the number of calendar days in such month. Any Additional Rent payable with respect to such partial month shall be payable by Tenant within thirty (30) days following receipt of an invoice from Landlord.

                     (c) The "Term" of this Lease shall commence on the Commencement Date and shall expire on the Expiration Date. For purposes of this
Lease: (1) the "Term" or "Lease Term" shall mean the Initial Term and, if applicable, any exercised Extension Periods or Surrender Term; (2) the initial fixed term of this Lease (exclusive of any exercised Extension Periods or Surrender Term) is sometimes referred to herein as the "Initial Term"; and (3) the Extension Periods (exclusive of the Initial Term) are sometimes each referred to herein as an "Extension Period" and collectively as the "Extension Periods".

                     (d) Provided no uncured Material Default shall then exist under this Lease, and Tenant has exercised its right to lease space in Waterview II or Waterview III pursuant to that certain Option Agreement of even date herewith between Landlord and Tenant (the "Option Agreement"), Tenant shall have the option, not later than the date Tenant executes the lease document for such additional space, to extend the then-current Term of this Lease to be coterminous with the expiration of the last delivered phase in such Option Building. In such event, the Fixed Rent for any such extension beyond the initial Expiration Date will be at FMR. The determination of FMR will occur eighteen (18) months prior to the Expiration Date (i.e., as if Tenant had exercised its Extension Option hereunder), in accordance with the provisions of
Section 31 hereof. Tenant's election to exercise the Extension Option shall be irrevocable once exercised by Tenant.

         Section 2.4 Landlord's Delay. If the Floors are not delivered in Floor
                     ----------------
Ready Condition or the Premises is not Substantially Completed by the dates prescribed for in this Lease and the Design and Construction Agreement, then, in either event, to the extent such delay is not caused by a Tenant Delay, the Rent Commencement Date and Tenant's obligation to pay Rent shall be delayed until the Floor Ready Condition and Substantial Completion occurs on a day-for-day basis, by each day of such delay.

         Section 2.5 Interest. If Tenant shall fail to pay any installment or
                     --------
other payment of Rent when due, or if Landlord shall fail to make any payment of a monetary obligation hereunder to Tenant when due, at the non-defaulting party's option interest shall accrue on such installment or payment as a late charge, from the date such installment or payment became due until the date paid at the Interest Rate.

                                    ARTICLE 3
                                USE AND OCCUPANCY
                                -----------------

         Section 3.1 (a) Permitted Uses. The Premises shall be used and occupied
                         --------------
for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use.

                     (b) Licenses and Permits. Tenant, at its expense, shall
                         --------------------
procure or cause to be procured and maintain or cause to be maintained and comply or cause to be complied with the terms and conditions of all licenses and permits required for the lawful conduct of its Permitted Uses in the Premises. The foregoing notwithstanding, Landlord shall be responsible for procuring any and all licenses or permits needed in connection with completion of the Base Building Work and, as part of Substantial Completion of the Base Building Work, the issuance of a final non-residential use permit (core and shell only) for the Base Building and all other components of the Premises (other than the Initial Installations).

                     (c)  Use of Roof. Notwithstanding anything to the contrary
                          -----------
in this Section 3.1, Tenant shall have the right, at no additional cost, to access and use the roof of the Building for the installation, use, maintenance, repair and replacement of various communication, HVAC and/or other equipment (collectively, "Communications Equipment") subject only to the Association Declaration and the following:

                          (i)    in the event such installation requires Tenant
to make any penetration in the roof or perform any other roofing work, such penetrations shall be made only in the manner designated in writing by Landlord, acting reasonably;

                          (ii)   any installation work (including any roof
penetrations or other roofing work) shall be performed by Tenant at Tenant's sole cost and expense and by a roofing contractor reasonably approved by Landlord and shall be accomplished in a manner which will not invalidate or impair any roof warranties;

                          (iii)  Tenant shall promptly pay all taxes and license
fees imposed by any federal, state or local governmental agency or authority in connection with the installation, operation and maintenance of any Communications Equipment;

                          (iv)   Tenant shall secure any necessary  permits,
and the installation and use of Communications Equipment shall comply with all Requirements (including any zoning restrictions) and Tenant shall be solely liable for the cost of such compliance;

                          (v)    At the end of the Term, Tenant shall remove
such Communications Equipment and repair the Premises, including repair the roof, in accordance with Section 5.3;

                          (vi)   Tenant shall install screening as may be
required by the Association Declaration to reasonably obscure the location of Communications Equipment;

                          (vii)  Any proposed installation of Communications
Equipment shall be completed in accordance with Article 5 hereof; and
                                                ---------

                          (viii) Tenant shall not assign or sublet or grant any
use rights to the roof of the Building other than incidental to a permitted assignment or subletting pursuant to Article 15 hereof.
                                     ----------

Tenant's rights hereunder shall be exclusive (as to size and location) if Tenant is the sole office tenant in the Building. If Tenant is not the sole office tenant, then Tenant's right shall be non-exclusive but (i) with respect to size, shall be pro rata based on applicable proportionate shares of the tenants involved, and (ii) with respect to location, shall be "grand-fathered" (i.e., Tenant shall not be obligated to relocate any such equipment once installed) unless Tenant is leasing less than 50% of the Agreed Area of the Building. Except to the extent set forth in this Lease or the Design and Construction Agreement, Landlord makes no warranty with respect to the weight-bearing capacity of the roof, and the cost of any additional structural support which might be required for the Communications Equipment shall be Tenant's sole responsibility.

                  (d)   Cabling.  Tenant shall have the right to install
                        -------
below-grade fiber optic and other cabling on the Land, and Landlord shall grant (and cause its Affiliates to grant) Tenant (in recordable form) such rights to such other portions of Waterview (and Landlord shall use reasonable efforts to cause its Affiliates to grant Tenant (in recordable form) such rights to other portions of Woodland Park), as are reasonably required to provide for interconnectivity among all buildings leased by Tenant or its Affiliates at Woodland Park, subject to Landlord's reasonable approval of the location and method of installation thereof. At Tenant's sole cost and expense, Landlord agrees to grant, or cause its Affiliates to grant (in recordable form), such easements as may be necessary in conjunction therewith, which easements shall be in form and substance reasonably acceptable to Landlord and Tenant.

                  (e)   Supplemental Generators.  If Tenant leases 50% or more
                        -----------------------
of the Agreed Area of the Building, Tenant shall have the right, as part of the Initial Installations or otherwise, to install at its sole cost and expense not more than three (3) supplemental/emergency generators and supporting equipment in the Parking Garage or on the Land, subject to Landlord's reasonable approval of the location and method of installation thereof, and otherwise in accordance with the applicable requirements of Article 5 and criteria substantially
                                    ---------
similar to those set forth in Section 3.1(c)(iii) and (iv), above. Such generator shall constitute a Specialty Alteration. Landlord shall provide the area designated on Exhibit V in its "as-is, where-is" condition for the
                   ---------
installation of the generator(s) which shall be completed in a manner mutually and reasonably agreed upon by Landlord and Tenant. Tenant shall, at its sole expense, obtain any and all necessary licenses, approvals, permits, etc., necessary for the generator pad(s) and enclosures for the generator(s).

                  (f) Any work described in Section 3.1 may be paid for or reimbursed out of the Construction Allowance or Supplemental Allowance or Lock-Out Allowance (as defined below).

     Section 3.2  [Intentionally Deleted.]
                  ----------------------

     Section 3.3  Parking.
                  -------

                  (a) Subject to and in accordance with the terms of the Base Building Construction Documents, Landlord shall construct (i) a multi-level parking structure (the "Parking Garage") which shall provide a minimum of 1,574 spaces and (ii) an additional 37 spaces on the Land adjacent to the Building (such 1,611 spaces, in total, subject only to a de minimis change in the number of spaces required by the Requirements, "Tenant's Parking Allocation") for the use of Tenant's agents, employees and visitors at no extra charge throughout the Term. The entire Parking Garage and the surface parking on the Land shall be for Tenant's exclusive use for so long as Tenant is leasing the entire Agreed Area of the Building. If Tenant is not leasing 100% of the Agreed Area of the Building, space in the Parking Garage and the surface parking on the Land shall be shared on a pro rata basis (based upon rentable square footage in the Building) with other tenants of the Building. Tenant shall at all times have the exclusive right to designate up to its entire Parking Allocation as reserved parking for Tenant and to secure same by gating and the use of security key cards or other means, and may utilize stacked or valet parking in the Parking Garage; provided, however, that all parking spaces designated by Tenant for use on an exclusive basis and secured through gating shall be designated from the uppermost levels of the Parking Garage down in order to facilitate access to and from non-gated areas of the Parking Garage by other tenants not being leased by Tenant therein. Throughout the Term, as may be extended, the Parking Garage shall be managed (at no additional charge) by the party managing the Building, or by such other party as Landlord and Tenant, so long as Tenant is leasing not less than 75% of the Agreed Area in the Building, may reasonably agree upon.

                  (b) If Tenant exercises its Primary Purchase Option under this Lease, then Landlord shall convey unencumbered fee simple title to the Parking Garage to Tenant, a Tenant Affiliate or to any designee of Tenant identified in accordance with Section 32.1(e). In addition (i) during any period in which Landlord or a Landlord Affiliate owns title to the Building, Landlord or such Landlord Affiliate will continue to hold title to the Parking Garage (and related land) and (ii) Landlord will not sell the Building or the Parking Garage to a party other than Tenant prior to the expiration of Tenant's Primary Purchase Option.

                                    ARTICLE 4
                            CONDITION OF THE PREMISES
                            -------------------------

     Section 4.1  Condition.
                  ---------

                  (a) Landlord shall complete, as and when required under this Lease and the Design and Construction Agreement, the Base Building Work (which includes, without limitation, the Punch List Items, Latent Defects, the Required Improvements, and any other item expressly designated in this Lease and the Design and Construction Agreement as a Landlord construction obligation). While Landlord is doing any work at the Premises, Landlord shall do so in compliance with all Requirements, the terms of this Lease and the Design and Construction Agreement, and, if Tenant is in occupancy of any portion of the Building, in accordance with the construction rules attached as Exhibit K. Any work to be
                                                   ---------
performed by or on behalf of Tenant in connection with Tenant's initial occupancy of the Premises shall be referred to herein as the "Initial Installations" and shall be completed in accordance with the terms of the Design and Construction Agreement. Tenant shall be responsible for completing the Initial Installations. Except for the completion of the Base Building Work and provision of Landlord's Contribution and Supplemental Allowance, Landlord shall have no obligation to perform any work, supply any materials, incur any expense (except as expressly set forth in this Lease or the Design and Construction Agreement) or make any Alterations to the Premises to prepare it for Tenant's initial occupancy. Except with respect to completion of any then unfinished item of Base Building Work (including, without limitation, the Punch List Items, the repair of Latent Defects, and subject to warranty items pursuant to Section 4.1(c) of this Lease), Tenant's occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Tenant has accepted possession of that portion of the Premises in its then-current condition and that such portion is in a good and satisfactory condition.

                  (b) During the period from the Commencement Date to the Rent Commencement Date for a particular Floor: (i) Tenant will not be charged for any reasonable and customary amounts (based upon normal usage for buildout purposes) for parking, hoisting (excluding external hoisting), electrical services, services of a reasonably available building manager to oversee and operate Building Systems pursuant to Section 11.1 of this Lease, heating and cooling, water, use of elevators, security and any other utilities or services related to construction activity; and (ii) Landlord will provide reasonably sufficient construction parking for Tenant's construction and related personnel (without charge), the location and number of which will be reasonably coordinated with Landlord. Landlord agrees to allow Tenant access to the Premises prior to Substantial Completion or the delivery of the Floors in Floor Ready Condition, without any obligation to pay Rent or other charges, as is reasonably practicable to allow Tenant to commence construction of the Initial Installations (which shall include, without limitation, the installation of phone and data cabling, supplemental security systems, and audio/visual systems in the Premises to the extent not included within the Base Building Work). Tenant also shall have the right on an ongoing basis throughout the process of constructing the Building, during normal working hours, to have access to the Premises for purposes of observation and inspection during the performance of the Base Building Work. To the extent any entry of Tenant within the Premises prior to Substantial Completion interferes (other than in a de minimis manner) with the orderly progress of construction of Base Building Work, Tenant shall cause such interference to cease immediately; and any delays in the Substantial Completion of the Base Building Work caused by such interference shall constitute a Tenant Delay. Access for the aforesaid purposes shall not be deemed to constitute possession or occupancy.

                  (c)   Landlord shall warrant each portion of the Base
Building Work for a period of one (1) year after Substantial Completion thereof. Landlord agrees to promptly commence and diligently pursue the correction of all Punch List Items as soon as reasonably possible, and, subject to Unavoidable Delays, to complete the correction of all Punch List Items within forty-five
(45) days after the Punch List is finalized. The provisions of Section 19.2 of this Lease shall apply to any default by Landlord with respect to this obligation (subject to the notice and cure periods set forth in Section 19 of this Lease). For a period of one (1) year after Substantial Completion of the Base Building Work, Landlord further agrees to repair or replace (or to cause the repair or replacement of) any Latent Defects in the Base Building Work or in the Building Systems or Base Building (i.e., structure) as soon as reasonably practicable after Tenant provides notice thereof to Landlord. Unless otherwise required of Landlord pursuant to the provisions of this Lease, Landlord shall have no obligation to repair defects in any such work which are detected more than one (1) year after the date of Substantial Completion. The foregoing shall not affect, however, any of the general repair covenants set forth in this Lease, nor shall it apply to limit the warranty period provided for by the manufacturer or supplier with respect to any equipment incorporated into the Building or Premises, nor the warranty period otherwise provided for under the terms of the Base Building construction contract if such warranty period exceeds one (1) year. Within ninety (90) days after Substantial Completion of the Base Building Work, Landlord will provide to Tenant a full set of construction drawings for the Base Building Work, as marked by the applicable contractor(s) to reflect actual as-built improvements incorporated therein to the extent the same differ from those reflected in the original construction documents. Landlord agrees to cooperate with Tenant and to provide Tenant with construction drawings for the Base Building Work, as marked by applicable contractor(s) to reflect actual as-built improvements, as the same are required by Tenant for Tenant's design work. In all events, not later than February 1, 2002, Landlord will provide to Tenant a full set of construction drawings for the Base Building Work, as marked by the applicable contractor(s) to reflect actual as-built improvements incorporated therein to the extent the same differ from those reflected in the original construction documents.

     Section 4.2  Landlord's Contribution.
                  -----------------------

                  (a)   Landlord agrees to pay to Tenant Landlord's
Contribution toward the cost of the Initial Installations, provided that as of the date on which Landlord is required to make payment thereof (i) this Lease is in full force and effect, and (ii) no uncured Material Default shall then exist (except such as can be cured or satisfied by Landlord by offset against obligations owed to Tenant).

                  (b)   In accordance with the terms and conditions of Section
2.2 of this Lease and the Design and Construction Agreement, Landlord agrees to provide Tenant with the Supplemental Allowance to be used as specified in accordance with Section C.2 of the Design and Construction Agreement.

                  (c) Landlord's Contribution and the Supplemental Allowance shall be payable by Landlord in accordance with Section C.2 of the Design and Construction Agreement.

     Section 4.3  No Landlord's Supervision Fee. Except as expressly provided
                  -----------------------------
for elsewhere in this Lease or the Design and Construction Agreement, Tenant shall not be required to pay any construction supervision or other fee to Landlord for any work or change orders in connection with the Initial Installations or the Base Building Work.

                                    ARTICLE 5
                                   ALTERATIONS
                                   -----------

      Section 5.1 Tenant's Alterations.
                  --------------------

                  (a) Tenant shall be entitled to make alterations, additions or other physical changes in or about the Premises (collectively, "Alterations"), without Landlord's prior consent (but where consent is required, the scope of same shall be defined in the next succeeding sentence), provided that such proposed Alterations: (i) are decorative (such as painting, wall covering and carpeting) ("Decorative Alterations"), (ii) affect only the Building, (iii) do not adversely affect the non-residential use permit issued for the Building, and (iv) do not change or alter any surface parking, except to a de minimis extent. Landlord's prior consent shall be required for any Alterations not meeting the foregoing criteria, which consent shall be within Landlord's sole discretion for Alterations that are structural or affect the Building's facade, and which consent shall not be unreasonably withheld, conditioned or delayed for any other such Alterations (including those that affect the Building Systems, the Parking Garage and landscaping). If Landlord fails to respond to any request to approve any plans or contractors within eleven (11) Business Days, then the request shall be deemed approved. The Initial Installations and each subsequent Alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises shall become Landlord's Property (excluding FF&E (which FF&E shall include trade fixtures and systems furniture, but shall exclude true real estate fixtures), any generator, any uninterrupted power source, and any free-standing computer HVAC equipment, and any other item so designated by Landlord at the time of Landlord's approval), and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant, subject to Section 5.3.

                  (b)   Plans and Specifications.  Where Landlord's approval is
                        ------------------------
required, prior to making any Alterations affecting structure, Building Systems, exterior elements or which require the issuance of a building permit ("Major Alterations"), Tenant, at its expense, shall (i) submit to Landlord for its written approval, reasonably detailed plans and specifications (including, where relevant and appropriate, layout, architectural, mechanical, electrical, plumbing, sprinkler and structural drawings) of each proposed Alteration, and with respect to any Alteration affecting any Building System, Tenant shall submit proof that the Alteration has been designed by, or, provided such party is readily available to perform such review, reviewed and approved by, Landlord's designated engineer for the affected Building System (the reasonable cost of such review and approval to be at Tenant's expense), (ii) obtain all permits, approvals and certificates required by any Governmental Authorities, and (iii) furnish to Landlord duplicate original certificates of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance and Builder's Risk coverage (issued on a completed value basis), as required by
Article 12 hereof. Upon Tenant's request, Landlord shall reasonably cooperate
----------
with Tenant in obtaining any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (if the provisions of the applicable Requirement require that Landlord join in such application), provided Landlord shall incur no cost or expense in connection therewith.

                  (c)   Governmental Approvals.  Upon completion of any
                        ----------------------
Alterations requiring permits, Tenant, at its expense, shall promptly obtain certificates of final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with "as-built" plans and specifications for such Alterations.

      Section 5.2 Manner and Quality of Alterations. All Alterations shall be
                  ---------------------------------
performed (a) in a good and workmanlike manner, (b) substantially in accordance with the plans and specifications (if any) and by contractors reasonably approved by Landlord, (c) excepting Decorative Alterations, under the supervision of a licensed architect reasonably satisfactory to Landlord, and (d) in compliance with all Requirements, the terms of this Lease, the construction rules attached as Exhibit C, Schedule C-5 ("Construction Procedures") and the
                  -----------------------
Rules and Regulations. All materials and equipment to be used in the Premises shall be of new or like new quality.

      Section 5.3 Removal of Tenant's Property. Tenant's Property shall be
                  ----------------------------
and remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. On or prior to the Expiration Date, Tenant shall, as may be directed by Landlord pursuant to this Section 5.3, at Tenant's expense, remove Specialty Alterations. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises caused by Tenant's removal of any Specialty Alterations or Tenant's Property or by the closing of any slab penetrations, and upon default thereof after ten (10) days' prior written notice, Tenant shall reimburse Landlord, on demand, for Landlord's reasonable cost of repairing and restoring such damage. Any Specialty Alterations required to be removed pursuant to this Section 5.3 or Tenant's Property not so removed shall be deemed abandoned and Landlord may remove and dispose of same, and repair and restore any damage caused thereby, at Tenant's reasonable cost and without accountability to Tenant unless the same are removed within five (5) Business Days after a written notice from Landlord to Tenant notifying Tenant that Tenant has failed to remove such items of personal property from the Premises and that the same will be deemed abandoned if not removed within five (5) Business Days thereafter. This Section 5.3 shall survive the expiration or earlier termination of this Lease. At least sixty (60) days prior to the expiration of the Term, Tenant shall deliver to Landlord a written notice setting forth which Specialty Alterations it intends to remove and Landlord shall, within thirty (30) days of receipt of such notice, identify any additional Specialty Alterations which must be removed and which must stay. No Specialty Alteration shall be required to be removed by Tenant unless, at the time of Tenant's request for Landlord's consent, Landlord designated such proposed Alteration as a Specialty Alteration to be removed (with Landlord being required to so designate any Specialty Alterations completed as part of the Initial Installations at the time it approves the Plans and Specifications or changes thereto).

      Section 5.4 Mechanic's Liens. Tenant, at its expense, shall discharge
                  ----------------
any lien or charge filed against the Premises in connection with any work claimed or determined in good faith by Landlord to have been done by or on behalf of, or materials claimed or determined in good faith by Landlord to have been furnished to, Tenant, within twenty (20) days after Tenant's receipt of notice thereof by payment, filing the bond required by law, or otherwise in accordance with law.

         Section 5.5 Tenant's Costs. Tenant shall pay to Landlord or its
                     --------------
designee, within thirty (30) days after demand, all reasonable out-of-pocket costs actually incurred by Landlord in connection with Tenant Alterations, including costs reasonably incurred in connection with (a) Landlord's review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any Alteration required by trade union policy, to operate elevators or otherwise to facilitate Tenant's Alterations. The foregoing shall not apply with respect to the Initial Installations. Landlord shall not charge any oversight or other construction supervision fee for any Alterations.

         Section 5.6 Tenant's Equipment. Tenant shall provide notice to Landlord
                     ------------------
prior to moving any heavy machinery, heavy equipment, heavy freight, bulky matter or bulky fixtures (collectively, "Equipment") into or out of the Building. The term "Equipment" shall not include normal and customary deliveries made to the Building in connection with the conduct of Tenant's business in accordance with the Permitted Uses. If such Equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work and (b) all work performed in connection therewith shall comply with all applicable Requirements. The agreements set forth in this
Section 5.6 shall survive the expiration or earlier termination of this Lease.

         Section 5.7 Legal Compliance. The approval of plans or specifications
                     ----------------
for, or consent by Landlord to the making of, any Alterations does not constitute Landlord's agreement or representation that such plans, specifications or Alterations comply with any Requirements or the non-residential use permit issued for the Building. Landlord shall have no liability to Tenant or any other party in connection with Landlord's approval of any plans and specifications for any Alterations, or Landlord's consent to Tenant's performing any Alterations. If as the result of any Alterations made by or on behalf of Tenant, Landlord is required to make any alterations or improvements to any part of the Building in order to comply with any Requirements, Tenant shall pay all actual costs and expenses incurred by Landlord in connection with such alterations or improvements.

                                    ARTICLE 6
                                   FLOOR LOAD
                                   ----------

         Tenant shall not place a load upon any Floor that exceeds the per square foot "live load" limitations set forth in Exhibit L. In the event that
                                                 ---------
Tenant intends to install Equipment weighing in excess of seventy-five percent (75%) of the Building's "live load" limitations as so specified, Tenant shall consult with Landlord regarding the proposed location of such Equipment.

                                    ARTICLE 7
                                     REPAIRS
                                     -------

     Section 7.1  Landlord's Repair and Maintenance.
                  ---------------------------------

                  (a) Landlord shall operate, maintain and, except as provided in Section 7.2 hereof, make all necessary repairs and replacements and perform any maintenance to the Premises (excluding items of the Initial Installations such as wall coverings, carpeting and the like, but including extensions of the Building Systems such as additional sprinkler heads, VAV boxes, supplemental HVAC units, plumbing systems and the like) in conformance with standards applicable to first-class office buildings of comparable age and quality in the Reston/Herndon submarket of Fairfax County, Virginia ("Comparable Buildings"). Without limiting the foregoing, Landlord's obligations hereunder shall include:
(i) the exterior of the Building and Parking Garage, together with all landscaping and parking areas adjacent to said Building; (ii) all structural repairs to the Building and Parking Garage, including all repairs to the foundation, roof (except as provided for in Section 3.1(c) above), structure, exterior walls, and common area doors and windows; (iii) electric wiring, risers, plumbing, heating, air-conditioning and any other Building System (including base building restrooms) serving the Premises; (iv) all Common Areas, including the underground utility and sewer pipes of the Building (except to the extent required to be maintained or repaired by a governmental authority); (v) all Punch List Items, Latent Defects and Landlord's obligation for warranty items pursuant to Section 4.1(c) of this Lease; and (vi) all other repairs, maintenance and replacements deemed reasonably necessary for the prudent management of the Premises or as requested by Tenant. All costs of repair and maintenance to the Premises shall be included as Operating Expenses, unless specifically excluded pursuant to Article 8.
                                  ---------

                  (b) During the Term, at either party's request, Landlord and Tenant shall meet at least twice per year to discuss matters relating to the operation and maintenance of the Premises including the condition and operation of the Premises. In accordance with Section 8.1, Tenant shall have the right to review and discuss with Landlord the budgets for capital expenditures, warranties and maintenance programs for the Premises. For so long as Tenant leases seventy-five (75%) of the Agreed Area of the Building, in the event that Tenant in good faith objects to any operational and maintenance procedures implemented or proposed by Landlord as not being in compliance with the terms of this Lease, and Landlord disagrees with Tenant's determination, the parties agree to submit such dispute to expedited arbitration in accordance with Section
34.2 of this Lease. Upon Tenant's reasonable request, Landlord shall provide Tenant such evidence as Tenant may reasonably request to demonstrate Landlord's compliance with such procedures as Landlord and Tenant may mutually approve.

                  (c) Landlord agrees to diligently attend to any repairs or maintenance needs brought to its attention by written notice from Tenant as soon as reasonably practicable (but in no event shall Landlord commence such repairs or maintenance later than five (5) Business Days (or shorter period as may be reasonably required in an emergency) thereafter or cease to pursue the completion of such repair with diligence) and in a commercially reasonable manner calculated to minimize to the extent possible disruption of Tenant's business activities.

     Section 7.2  Tenant's Repair and Maintenance. Tenant shall promptly, at its
                  -------------------------------
expense and in compliance with Article 5 of this Lease, make all repairs of
                               ---------
Tenant's Property and the Initial Installations not the responsibility of Landlord pursuant to Section 7.1. All Tenant repairs shall be of a quality at least equal to the original work or construction utilizing new or like new construction materials and shall be made in accordance with this Lease. Tenant shall give Landlord prompt notice of any defective condition of which Tenant is aware in any Building System.

     Section 7.3  Failure to Repair or Maintain. If either party fails within
                  -----------------------------
the time periods required by this Lease (or such shorter period as may be required in an emergency) to proceed with diligence to make any required repairs or perform any maintenance, the other party may do so and (i) if Tenant has failed to do so, all reasonable, out-of-pocket costs and expenses incurred by Landlord on account thereof shall be charged to Tenant as Additional Rent and
(ii) if Landlord has failed to do so, upon a final, non-appealable judicial or arbitration determination that Landlord has defaulted in such repair obligation, all reasonable, out-of-pocket costs and expenses incurred by Tenant on account thereof which are in excess of the amounts otherwise includable in Operating Expenses (with consideration given to any extra costs incurred due to Tenant, and not Landlord, not incurring same, with attendant economies of scale, in the normal and ordinary course) shall be paid by Landlord, and, if not so paid, may be offset against future obligations to pay Rent hereunder (as specified below).

     Section 7.4  Interruptions Due to Repairs.
                  ----------------------------

                  (a) Landlord reserves the right to make, at Landlord's cost except as otherwise provided in this Lease, all changes, alterations, additions, improvements, repairs or replacements to the Building, including the Building Systems which provide services to Tenant, as Landlord deems reasonably necessary, provided that in no event shall the level of any Building Service decrease in any respect (other than de minimis) from the level required of Landlord in this Lease as a result thereof (other than minor, infrequent, temporary fluctuations in the level of such services during the performance of any such work by Landlord, the timing of which fluctuations shall, where commercially reasonable, be coordinated with Tenant). Landlord shall minimize interference with Tenant's use and occupancy of the Premises during the making of such repairs, alterations, additions, improvements, repairs or replacements provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever except at Tenant's sole cost and expense upon Tenant's request. Landlord shall provide Tenant with reasonable notice of the scope and schedule of any such work and, in the event that the completion thereof is reasonably likely to disrupt (other than in a de minimis manner) the operation of Tenant's business at the Premises, Landlord shall perform such work during non-business hours. Except as expressly provided in this Lease to the contrary, there shall be no Rent abatement or allowance to

Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant's other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment therein.

               (b)  Notwithstanding anything to the contrary contained in this
Lease, if Tenant is unable to use the Building (or any portion, other than de minimis, thereof) for the ordinary conduct of Tenant's business due to (a) an interruption of an Essential Service (as hereinafter defined) resulting from Landlord's performance of an alteration, addition, impairment, repair or replacement to the Premises, or due to Landlord's entry into the Premises, or for any other reason within Landlord's or its agent's reasonable control, or (b) Unavoidable Delays, other than casualty or condemnation (which are governed by
Article 13 and Article 14, respectively), and such condition continues for a
----------     ----------
period in excess of six (6) consecutive days after (i) Tenant furnishes a notice to Landlord (the "Abatement Notice") stating that Tenant's inability to so use the Premises (or portion thereof) is due to such condition, and (ii) Tenant does not actually use or occupy the Premises (or portion thereof) during such period for the ordinary conduct of its business, then Fixed Rent, Taxes and Operating Expenses for such portion of the Building that is both untenantable and unoccupied (determined based upon the ratio which the square footage of such portion of the Building), determined using the BOMA Standard bears to the Agreed Area of the Building shall be abated on a per diem basis for the period commencing on the date the Essential Service is interrupted and ending on the earlier of (x) the date Tenant reoccupies such portion of the Premises for the ordinary conduct of its business, and (y) the date on which such condition is remedied in all material respects. "Essential Service" shall mean any Building Service.

                                    ARTICLE 8
                          OPERATING EXPENSES AND TAXES
                          ----------------------------

     Section 8.1  Definitions. For the purposes of this Article 8, the following
     -----------  -----------                           ---------
terms shall have the meanings set forth below:

                  (a)  "Assessed Valuation" shall mean the amount the Premises
                        ------------------
is assessed for the purpose of imposition of Taxes.

                  (b)  "Operating Expenses"  shall mean the aggregate of all
                        ------------------
actual costs and expenses (and sales or use taxes or other similar taxes in the nature of sales or use taxes, if any, thereon) paid by or on behalf of Landlord (whether directly or through independent contractors) in connection with the management, operation, safety, repair, and maintenance of the Premises: including (i) casualty, liability and other insurance premiums for insurance required or permitted under this Lease; (ii) the cost of electricity, gas, oil, steam, water, air conditioning and other fuel and utilities (to the extent Tenant does not pay for same directly); (iii) reasonable attorneys' fees and disbursements (but only to the extent they are incurred in connection with an expense which is includable in

Operating Expenses) and auditing, management, consulting and other professional fees and expenses reasonably necessary for Landlord to render the required services pursuant to this Lease; and (iv) any capital expenditures (as defined under GAAP) incurred by Landlord to meet applicable Requirements (which are not in effect on the date the Premises are Substantially Completed) but excluding those due to Landlord's negligence or willful misconduct, or with the consent of Tenant, which shall not be unreasonably withheld, conditioned or delayed (except in the last eighteen (18) months of the Term), incurred by Landlord in good faith for the purpose of reducing Operating Expenses, subject to the conditions described below in this Section 8.1(b). Such capital expenditures shall be amortized on a straight-line basis over the useful life of the improvement being amortized (with interest accruing per annum on the unamortized portion thereof at the Base Rate in effect at the time such improvements are Substantially Completed). A capital improvement shall be included in Operating Expenses only if it (1) actually results in savings in such year (as for example, expenditures for a labor-saving improvement) in which case the amount included in Operating Expenses shall not exceed the amount of actual savings from such improvement in the same year and/or (2) is made in order to comply with Requirements.

               (c)  Operating Expenses Exclusions. Notwithstanding and without
                    -----------------------------
limitation of the foregoing, the following costs and expenses shall be excluded from Operating Expenses:

                    (1) Costs incurred in connection with the construction of the Base Building Work;

                    (2) Costs of correcting defects in the Base Building Work, or the initial design, construction, reconstruction or renovation of the Premises, or equipment therein, to the extent covered by warranties or guaranties of contractors or subcontractors or any tenant improvements;

                    (3) Non-cash items such as depreciation, amortization, reserves, bad debt losses and reserves therefor, or other non-cash expenses, except for amortization of personal property used in the ordinary course of operating and maintaining the Premises and the cost of which would be properly included as an Operating Expense if expensed rather than amortized, except as permitted in Section 8.1(b);

                    (4) Interest, points, fees and principal payments on mortgages and other debt costs, if any, or amortization on any mortgage or mortgages or any other debt instrument encumbering the Premises;

                    (5) Rental payments pursuant to any ground lease or master space lease (except to the extent otherwise properly includable in Operating Expenses provided that such payments shall not be counted more than once);

                    (6) Expenses directly resulting from the breach of this Lease or any other lease or agreement by Landlord, or the negligence of Landlord, its agents, contractors or employees, or other acts or omissions of tenants other than Tenant, and any fines or penalties incurred by Landlord other than as a result of Tenant's negligence or willful misconduct;

                    (7) Costs for which Landlord is reimbursed by its insurance carrier, any tenant's carrier, any tenant, any warrantor or any other third party, and any condemnation proceeds;

                    (8) Costs associated with the operation of the business of the Landlord, as distinguished from the costs of operation of the Premises, including accounting and legal matters, costs of defending any lawsuits with any prospective or actual purchaser, ground lessor or mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Premises, costs of any disputes between Landlord and its employees, disputes of Landlord with Building management, and outside fees paid in connection with disputes with other tenants;

                    (9) The wages of any employee of Landlord who does not devote substantially all of his or her time to the Premises, except to the extent such wages and benefits are reasonably, properly and equitably allocable to time spent by such employee in directly servicing the Premises;

                    (10) Fees for services rendered by an affiliate of Landlord to the extent such fees exceed the market rate payable for comparable services if rendered by unrelated third parties of comparable quality, except as pre-approved by Tenant and except that management fees shall be included in Operating Expenses to the extent provided in Section 11.5;

                    (11) Any expenditures (whether repairs, improvements or otherwise) that under GAAP should be treated as capital expenditures, except as expressly permitted by Section 8.1(b);

                    (12) Fines, penalties, late payment charges and interest arising from the negligent acts or inaction of Landlord or failure timely to make tax and/or other payments except for such fines, penalties, late payment charges and interest incurred after Tenant has failed to pay its Proportionate Share of Taxes pursuant to Section 8.2, except that interest on assessments described in clause (19) shall be included and deemed incurred as if Landlord has elected to pay such assessments in the maximum number of permitted installments;

                    (13) Costs of replacements or repairs for the restoration of all or any portion of the Premises after the occurrence of a casualty;

                    (14) Legal fees, court costs and litigation related fees (including costs or fees relative to the defense of Landlord's interest in the Land, except for those incurred in connection with recovery under service contracts, which shall be netted out from such recovery;

                    (15) Costs of repairs or replacements caused by the exercise of any right of condemnation or eminent domain by any public or quasi-public authority;

                    (16) Taxes other than Taxes described in Section 8.2 and other than sales and use taxes on items the cost of which is properly included in Operating Expenses;

                    (17) Salaries and other compensation paid to executive employees above the grade of regional manager (including profit sharing, bonuses and other employee benefit plans), provided, that the manager of the Building may have responsibility for more than one building in Woodland Park, in which case the reasonably and properly directly allocable cost of such salary and other compensation shall be included in Operating Expenses in accordance with clause (9) above;

                    (18) General overhead and administrative expenses (other than accounting expenses, to the extent reasonably and properly directly allocable to the operation of the Premises);

                    (19) Assessments to the extent paid in fewer than the maximum permitted number of installments;

                    (20) Costs associated with any property other than the Premises, except for those costs incurred by Landlord pursuant to the Association Declaration, but only to the extent such costs relate, or are attributable, to Landlord's ownership of the Premises and not to other property owned by Landlord in Woodland Park;

                    (21) Costs to comply with Requirements to the extent such Requirements are not being complied with as of the Commencement Date;

                    (22) Charitable and political contributions, advertising and promotional expenditures, including costs of staging special events;

                    (23) The cost of the acquisition or installation of any artwork, including, without limitation, any statues or paintings or electronic artwork or advertising;

                    (24) Painting, redecorating or other work which Landlord performs for specific tenants;

                    (25) The expenses of which are paid by such tenants; leasing commissions, and advertising, legal, space planning and construction expenses incurred in procuring tenants for the Building;

                    (26) Reserves for repairs, maintenance and replacements;

                    (27) Costs and expenses incurred by Landlord pursuant to any provisions of this Lease which require Landlord to perform certain obligations or services at Landlord's sole cost and expense and without recovery as an Operating Expense;

                    (28) Any portion of any Operating Expense which is in excess of Tenant's properly allocable or proportionate share;

                    (29) Any item of cost which Tenant is required to pay separately pursuant to any other provision of the Lease;

                    (30) Costs of any amenity, business or activity that generates or from which Landlord obtains income; costs of purchasing or leasing sculpture, paintings or other art objects, except as specifically approved by Tenant;

                    (31) More than an arms length, market rate rent, and any other expense, for Landlord's Woodland Park management office (which shall be of a reasonable size); and any rent or other expense for any leasing office, if any;


                    (32) Costs of defending any lawsuits with any Mortgagees or Lessors;

                    (33) Any amounts payable by Landlord to another tenant or Landlord's lender by way of indemnity or damages (except direct reimbursement of amounts incurred for costs which would be includable in Operating Expenses); and

                    (34) Any expenses associated with the Parking Garage paid for by Tenant or any garage operator directly.

          In addition to the foregoing, all Operating Expenses shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or Landlord's Agent in the purchase of any goods, utilities or services in connection with the prudent operation of the Premises. Landlord shall not collect from the tenants of the Premises more than one hundred percent (100%) of the actual costs of operating the Premises. In the calculation of any Operating Expenses, it is understood that no expense shall be charged more than once (whether directly or in Operating Expenses). Landlord shall equitably prorate bills for services rendered to the Premises and to any other property owned by Landlord or an Affiliate. Landlord shall diligently and in good faith pursue all insurance, breach of warranty or other claims or actions that might result in a reduction in Operating Expenses payable by Tenant. Landlord covenants to pay all Operating Expenses and Taxes before the same become delinquent (subject to the right to contest by law), but Landlord shall not be in default of the obligation to pay Taxes to the extent such payment is not made due to Tenant's failure to comply with its obligation to make the payments contemplated hereby in a timely fashion. Any Operating Expenses relating to the Parking Garage shall be reasonably allocated among all tenants using the Parking Garage. In exercising any self help rights hereunder, if Tenant incurs out-of-pocket costs and expenses in excess of amounts otherwise includable in Operating Expenses, Operating Expenses shall be reduced by an amount sufficient to give consideration to any extra costs incurred due to Landlord not incurring such costs, with attendant economies of scale, in the normal and ordinary course.

                  (d)  [Intentionally Deleted.]

                  (e)  "Taxes"  shall mean (i) all real estate  taxes,
                        -----
assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Premises, and (ii) all expenses (including reasonable attorneys' fees and disbursements and experts' and other witnesses'
fees) reasonably incurred in contesting any of the foregoing or the Assessed Valuation of all or any part of the Premises. Taxes shall not include (i) any franchise, corporation, income, receipts, inheritance, estate, revenue or net profits tax which may be assessed against Landlord or the Premises or both, (ii) transfer taxes assessed against Landlord or the Premises or both, (iii) penalties or interest on any late payments of Landlord, (iv) personal property taxes of Tenant, or (v) any of the items set forth in the next succeeding sentence, except upon the terms and conditions set forth therein, or (vi) any items excluded from Operating Expenses in Section 8.1(c). If at any time the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or, if of a nature customarily paid or reimbursed by tenants of Comparable Buildings, as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Premises whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Premises and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, if imposed upon the Premises or Landlord by reason of its ownership of the Premises, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes, provided that any tax, assessment, levy, imposition or charge imposed on income or rents from the Premises shall be calculated as if the Premises were the only asset of Landlord.

     Section 8.2  Tenant's Tax Payment. Beginning on the Rent Commencement Date
                  --------------------
for each Floor, and continuing thereafter throughout the Term, Tenant shall pay to Landlord Tenant's Proportionate Share of Taxes during the Term, except that, during the Partial Term, Tenant's Proportionate Share shall be adjusted to reflect the portion of the Building delivered to Tenant, and the number of days during the real estate tax fiscal year after delivery of the Floors to Tenant. For example, assuming the tax fiscal year is the calendar year and the tax is One Thousand Dollars ($1,000), if the Rent Commencement Date has occurred for sixty-six percent (66%) of the Agreed Area of the Building on February 1 and the remaining thirty-four percent (34%) in one-half (1/2) increments on March 1 and April 1, respectively, Tenant's share of Taxes would be calculated as follows:

-----------------------------------------------------------------------------------------------------------
    (Percentage)        x (Percentage of Year)            x (TOTAL TAX)            = (Tenant's Share of
                                                                                          Taxes)
-----------------------------------------------------------------------------------------------------------
        (0%)                31/365 = 8.50%                   $1,000                          0
-----------------------------------------------------------------------------------------------------------
       (66%)                28/365 = 7.7%                    $1,000                       $ 50.82
-----------------------------------------------------------------------------------------------------------
       (83%)                30/365 = 8.20%                   $1,000                       $ 68.06
-----------------------------------------------------------------------------------------------------------
       (100%)              276/365 = 75.6%                   $1,000                       $756.00
-----------------------------------------------------------------------------------------------------------
                                                      Aggregate Tenant Share              $874.88
-----------------------------------------------------------------------------------------------------------

Taxes assessed for a real estate tax fiscal year which extends beyond the Term shall be apportioned between Landlord and Tenant at the expiration of the Term. Landlord shall promptly forward to Tenant copies of all notices, bills or other statements received by Landlord concerning Taxes. Tenant shall pay all such Taxes to Landlord at least five (5) Business Days before the same become due and payable or, if later, five (5) days after the bill for same is delivered by Landlord to Tenant. Tenant's obligation to pay Taxes shall survive the expiration of the Term or the earlier termination of this Lease. Tenant shall be obligated to escrow amounts for Taxes on a monthly basis in an amount equal to one-twelfth (1/12) of the Tenant's Tax Payment if required by any Mortgagee holding a first-priority mortgage lien on the Premises, provided, that (i) such escrowed amounts shall be deposited in an interest-bearing account and (ii) such Mortgagee shall be obligated to apply such escrowed amounts to the payment of Taxes when due notwithstanding any default of Landlord thereunder, and shall so confirm, in writing, to Tenant. Any such estimate shall be based on a reasonable estimate of Taxes for such year (which shall be based on the prior year's tax bill, any phase-in information, and any subsequent re-assessment information) and the parties shall reconcile tax payments within 120 days after the end of the tax year (i.e., pursuant to Section 8.5 below).

     Section 8.3  Tax Proceedings. Except during the last two (2) Lease Years of
                  ---------------
the Term, but only so long as Tenant is either the sole tenant of the Building or is leasing at least seventy-five percent (75%) of the Agreed Area thereof, Tenant shall have the right to direct Landlord to institute and diligently pursue proceedings to contest Taxes or to reduce the Assessed Valuation of the Premises. Such proceedings shall not be settled without Tenant's consent, not to be unreasonably withheld, conditioned or delayed, and Tenant shall otherwise have the right to participate in such tax contest, at Tenant's sole expense. Thereafter, only Landlord shall determine if and when to institute such proceedings; provided, however, that notwithstanding the foregoing, in the event that (i) the Assessed Valuation during any tax fiscal year exceeds one hundred five percent (105%) of the Assessed Valuation during the immediately preceding tax fiscal year, and (ii) Landlord has not contested Taxes or challenged the Assessed Valuation during such tax fiscal year or the immediately preceding tax fiscal year, Landlord agrees to institute proceedings to contest Taxes or reduce the Assessed Valuation upon Tenant's request. To the extent that the costs incurred by Landlord in connection with proceedings instituted pursuant to the immediately preceding sentence are not recovered by Landlord as part of Tenant's Tax Payment or Operating Expense Payment, Tenant shall reimburse Landlord for such costs within thirty (30) days after demand. If Landlord receives a refund of Taxes to the extent that such refund is based upon a payment made by Tenant, Landlord shall, at its election, either pay to Tenant, or (unless the Lease has terminated) credit against subsequent payments of Rent due hereunder, an amount equal to Tenant's Proportionate Share of the refund, net of any actual, out-of-pocket expenses incurred by Landlord in achieving such refund and not recovered, which amount shall not exceed Tenant's Tax Payment paid for such tax fiscal year. Except as expressly set forth above in this Section 8.3, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation. Landlord will engage annually in a good faith review of Taxes and any reassessments of the Premises for purposes of determining whether to contest or appeal any such assessment or impositions.

          Section 8.4  Tenant's Operating Expense Payment.
                       ----------------------------------

                       (a) Tenant shall pay as Additional Rent, Tenant's Proportionate Share of Operating Expenses for each calendar year ("Tenant's Operating Expense Payment"), commencing with the earliest Rent Commencement Date; provided, that, irrespective of Tenant's Proportionate Share, Tenant shall pay the entire cost of any additional service provided to Tenant pursuant to this Lease at Tenant's request. During the Partial Term, Tenant's Operating Expense Statement shall reflect Tenant's obligation to pay Tenant's Proportionate Share of the Operating Expenses relating to the portion of the Building for which Rent Commencement Dates have occurred, and the number of days during the calendar year after such occurrence. Landlord shall make a reasonable estimate of Tenant's Proportionate Share of the Operating Expenses for each calendar year, and, so long as Tenant leases at least seventy-five percent (75%) of the Agreed Area of the Building, shall submit to Tenant for Tenant's approval, not later than thirty (30) days prior to the earliest Rent Commencement Date, and no later than December 1 of each subsequent calendar year, a reasonably itemized budget (the "Operating Budget") setting forth the monthly projected staffing and Operating Expenses and Taxes for the following calendar year (including a list of proposed on-site management personnel and budgets for the Parking Garage and the Building's allocable share of expenses relating to the Association), or, with respect to the Operating Budget to be submitted thirty (30) days before the earliest Rent Commencement Date, for the initial calendar year (or portion thereof) during the term (the "Initial Calendar Year"). So long as Tenant leases at least seventy-five percent (75%) of the Agreed Area of the Building, Tenant shall have the right to direct Landlord to vote, as owner of the Premises, as Tenant deems appropriate, in Tenant's sole and absolute discretion, as to all matters relating to discretionary costs imposed under the Association Declaration or otherwise charged by the Association. Each Operating

Budget shall include allocations for maintenance, safety, management and other Building Services at the level found in Comparable Buildings. Tenant shall pay along with each month's installment of Fixed Rent one-twelfth (1/12) of the approved Operating Budget, except that with respect to the Operating Budget to be submitted for the Initial Calendar Year, Tenant's Proportionate Share of Operating Expenses shall be payable in equal monthly installments over such period.

               If Landlord's estimate of Operating Expenses for any calendar year is not received by December 1 of the preceding calendar year or is not thereafter approved by Tenant within thirty (30) days, Tenant shall continue to pay the monthly installments of Tenant's Proportionate Share of Operating Expenses at the rate and Landlord shall provide service at the level established for the preceding calendar year increased to reflect any actual increases projected in Operating Expenses (other than Controllable Expenses), until Tenant receives and approves a new Operating Budget for the calendar year.

               Tenant shall have no such approval rights if Tenant is leasing less than 75% of the Agreed Area of the Building. In addition, Tenant shall only have the right to approve line items on any Operating Budget that are Discretionary Expenses. In all other cases involving approval of repair and maintenance items, Tenant agrees to take into consideration Landlord's obligation to maintain a first class building and to protect the value of its asset. Upon approval of the new Operating Budget, Tenant's monthly share of Operating Expenses shall be calculated to reflect payments made pursuant to the preceding calendar year's Operating Budget. Within forty-five (45) days after the end of each calendar quarter, Landlord agrees to provide Tenant with a quarterly report setting forth disbursements to vendors and indicating what percentage of the Operating Budget has been expended as of the date set forth in the report. To the extent Landlord determines that costs incurred with respect to Discretionary Expenses reflected within the Approved Budget will vary by more than five percent (5%) from the budgeted amount on an annual basis, Landlord will endeavor to notify Tenant promptly thereafter to alert Tenant of such likely budgetary variance and to consult with Tenant regarding potential means of achieving cost savings, or modifications to service in order to minimize Operating Expenses for the applicable period. Landlord further agrees not to enter into any contracts related to the operation and management of the Building which are not terminable on thirty (30) days notice for cause or on ninety (90) days notice without cause without Tenant's prior consent, except relating to elevators, fire alarms and life safety equipment.

               (b)  Annual Operating Expense Statement. Within one hundred and
                    ----------------------------------
twenty (120) days after the Initial Calendar Year and thereafter, within one hundred and twenty (120) days after the end of each calendar year, Landlord shall submit to Tenant a statement prepared by Landlord (the "Expense Statement") setting forth in reasonable detail the Operating Expenses (and Taxes) for such calendar year and the amount of Tenant's Proportionate Share of the Operating Expenses (and Taxes) for such calendar year. If Tenant's Proportionate Share of the Operating Expenses so stated is more than the amount (if any) theretofore paid by Tenant for Operating Expenses for the period covered by the Expense Statement, Tenant shall pay to

Landlord the deficiency within thirty (30) days after the submission of the Expense Statement. If Tenant's Proportionate Share of the Operating Expenses (and Taxes) so stated is less than the amount (if any) theretofore paid by Tenant for Operating Expenses for the period covered by the Expense Statement, Landlord shall credit the excess against the next monthly installment of Rent thereafter payable by Tenant under this Lease, except that Landlord shall refund the excess (if any) for the calendar year ending with or within the last Lease Year to Tenant within thirty (30) days after submission of the Expense Statement for such calendar year. If the last day of the Term shall not coincide with the end of a calendar year, Tenant shall pay Tenant's Proportionate Share of the Operating Expenses for the calendar year in which the last day of the Term occurs up to and including the last day of the Term as if the last day of the Term were the end of a calendar year. Tenant's obligation under this subsection to pay Tenant's Proportionate Share of the Operating Expenses and Landlord's obligation to reimburse Tenant for an overpayment of Tenant's Proportionate Share of the Operating Expenses shall survive the expiration of the Term or the earlier termination of this Lease.


          Section 8.5  Disputes. Landlord's books and records with respect to
                       --------
Operating Expenses and Taxes shall be kept on an accrual basis in accordance with GAAP consistently applied. Each Expense Statement, in a form sufficiently detailed and complete for Tenant's adequate review, sent to Tenant shall be conclusively binding upon Tenant unless Tenant shall, within one (1) year after such Expense Statement is received, give notice to Landlord objecting to such Expense Statement and specifying the reasons that such Expense Statement is claimed to be incorrect (to the extent then known by Tenant). Notwithstanding the foregoing, Tenant shall, within thirty (30) days after such Expense Statement is received, pay to Landlord the amount set forth in such Expense Statement, without prejudice to Tenant's right to dispute such Expense Statement. No such objection shall prejudice Tenant's right to make further objections with respect to the same Expense Statement within the permitted time period. Tenant shall have the right at its sole cost and expense to review or audit Landlord's books and records relating to Landlord's calculation of Operating Expenses and Taxes (for such year) at any time within one (1) year from Tenant's receipt of the Expense Statement, and may use the auditor or reviewer of its choice, provided, however, that Tenant may not hire an auditor or reviewer paid on a contingency fee basis unless such auditor's area of expertise includes lease expense analysis and such auditor is recognized for such expertise. Tenant shall be obligated to reimburse Landlord for its reasonable costs of responding to any claim by Tenant that it is entitled to a refund, in the proportion that (A) the amount which Tenant initially claimed less the amount actually recovered bears to (B) the amount of the initial claimed adjustment in Operating Expenses or Taxes. Landlord shall have the right to reasonably revise its calculation of Operating Expenses at any time within one (1) year from the date of the Expense Statement which shall be binding on Landlord thereafter, and any such revision shall be deemed a new Expense Statement for purposes hereof. Tenant shall not be required to notify Landlord of the results of Tenant's audit. If the parties are unable to resolve a dispute as to the correctness of an Expense Statement within thirty (30) days following Tenant's notice of objection, either party may refer the issues raised to an accountant reasonably acceptable to the other party, and that has not and does not provide accounting and consulting services to Landlord or Tenant or any of their respective Affiliates and does not otherwise have any affiliation or business relationship with Landlord or Tenant or any of their respective Affiliates, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In the event that Landlord and Tenant are unable to agree, such accountant shall be selected by the AAA in the manner provided in Section 34.2 hereof. In connection with any review or audit of Operating Expenses, Landlord, Tenant and its reviewer or auditor shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to all, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review, except as reasonably necessary to attorneys, arbitrators or other similar professionals in connection with such audit or in the event of any dispute or litigation between the parties. The fees and expenses relating to the accountant hired to conclusively resolve the dispute as to the correctness of the Expense Statement and, if the expenses were overstated by more than three and one half percent (3.5%), the fees and expenses of Tenant's auditor or reviewer, shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountant shall apportion the fees and expenses between the parties based on the degree of success of each party). In the event there is an adjustment of the Expense Statement, the amount owed by either party shall be increased by interest on the sum owed calculated at the Base Rate from the date of the original payment until the date the adjustment is paid.

                                    ARTICLE 9
                               REQUIREMENTS OF LAW
                               -------------------

          Section 9.1  Tenant's Compliance. Tenant, at its expense, shall comply
                       -------------------
(or cause to be complied) with all Requirements applicable to (x) the Initial Installations and (y) otherwise applicable to the Premises and first enacted or imposed after the initial Rent Commencement Date, regardless of whether imposed by their terms upon Landlord or Tenant, and which do not require any structural changes to the Premises. Notwithstanding the foregoing, all repairs and alterations to the Premises, whether structural or nonstructural, ordinary or extraordinary, required to be made to cause the Premises to comply with any Requirements and which arise as a result of (i) the specific manner and nature of Tenant's use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant in the Premises or (iii) a breach by Tenant of any provisions of this Lease, shall be made by Tenant, at Tenant's expense and in compliance with Article 5, if such repairs or alterations are
                       ---------
nonstructural and do not affect any Building System, or by Landlord, at Tenant's reasonable expense, if such repairs or alterations are structural or affect any Building System. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt written notice thereof.

          Section 9.2  Landlord's Compliance. Landlord shall comply with (or
                       ---------------------
cause to be complied with) all Requirements applicable to the Premises which are related to the structural components thereof and do not arise out of the matters described in clauses

(i), (ii) or (iii) of Section 9.1; and the cost thereof shall be included in Operating Expenses pursuant to Section 8.1(b) of this Lease if the Requirement shall not apply to the Premises as of the Commencement Date. Landlord shall, as part of the Base Building Work (but not as an Operating Expense), cause the Base Building to comply as of the Commencement Date with all applicable Requirements (including the ADA), and with all requirements of all insurance bodies affecting the Premises which are customarily applicable to Comparable Buildings. From and after the Commencement Date, Landlord shall be responsible, for compliance with Requirements as they relate to the Common Areas and the Building generally and the costs thereof shall, in accordance with the terms of Section 8.1, be charged as Operating Expenses.

          Section 9.3  Hazardous Materials.
                       -------------------

                       (a) From and after the Commencement Date, Tenant shall not (i) cause or permit the storage or use of Hazardous Materials in any manner not permitted by any Requirements, or (ii) cause or permit the escape, disposal or release of any Hazardous Materials within or from the Premises, except to the extent that any of the foregoing actions are caused by Landlord or any party claiming by, through or under Landlord. Nothing herein shall be deemed to prevent the use of any Hazardous Materials customarily used in the construction or normal operation of office buildings in Comparable Buildings, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from, the actual or alleged presence of Hazardous Materials in the Premises, which is caused or permitted by Tenant. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith and applicable to the Premises or Landlord. Upon reasonable prior written notice to Tenant (except in the event of an emergency), so long as Landlord does not unreasonably interfere with Tenant's business operations, Landlord or its agents may perform environmental inspections (at its cost) of the Premises subject to the limitations set forth herein.

                       (b) Landlord hereby represents and warrants that, except as set forth in that certain Phase I Environmental Site Assessment--CFC Tract dated July 7, 1997, prepared by Environmental Consulting Services, Ltd. it has received no notice, and has no actual knowledge, of any Hazardous Materials on, in or under the Premises, including in connection with the initial construction of the Building. For purposes of this Lease, the knowledge of Landlord shall be limited to the actual knowledge of James A. Evans, Rustom Cowasjee, Simon Wasserberger, Steven F. Grant and Andrew J. Nathan. There shall be no personal liability to said individuals arising out of said representations or warranties (all liability therefrom being attributable to Landlord hereunder).

                       (c) From and after the Effective Date, Landlord shall not cause or permit the escape, disposal or release of any Hazardous Materials within or from the Premises, except to the extent that any of the foregoing actions are caused by Tenant or any party claiming by, through or under Tenant. Landlord shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from, the actual or alleged presence of Hazardous Materials in the Premises, which is caused by Landlord or permitted by Landlord. Landlord shall provide to Tenant copies of all communications received by Landlord with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith, and applicable to the Premises or Tenant.

                    (d) Nothing herein shall be deemed to prevent the use of any Hazardous Materials customarily used (i) in the ordinary course of Tenant's business operations in accordance with the Permitted Uses, or (ii) in the ordinary course of Landlord's business operations provided that, in either (i) or (ii), such use is in accordance with all Requirements.

                    (e) The covenants contained in this Section 9.3 shall survive the expiration or earlier termination of this Lease.

          Section 9.4  Landlord's Insurance. Tenant shall not cause or knowingly
                       --------------------
permit any action or condition that would (i) invalidate or conflict with Landlord's insurance policies, provided such policies contain terms which are customarily applicable to Comparable Buildings, (ii) violate applicable Requirements, (iii) cause an increase in the premiums of fire insurance then covering the Building over that payable with respect to Comparable Buildings or
(iv) result in insurance companies of good standing refusing to insure the Building or the Land in amounts and against risks as reasonably determined by Landlord and which are customarily applicable to Comparable Buildings. If the fire insurance premiums increase as a result of Tenant's failure to comply with the provisions of this Article 9, Tenant shall promptly cure such failure and
                       ---------
shall reimburse Landlord, as Additional Rent, for the increased fire insurance premiums paid by Landlord as a result of such failure by Tenant. In any action or proceeding to which Landlord and Tenant are parties, a schedule or "make up" of rates for the Building issued by the appropriate Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be presumptive evidence of the fire insurance rates then applicable to the Building. Landlord represents that, to Landlord's knowledge as of the date hereof, use of the Building for the Permitted Uses will not increase the rate of fire or other insurance on the Building.

                                   ARTICLE 10
                                  SUBORDINATION
                                  -------------

          Section 10.1 Subordination and Attornment. Subject to Section 10.5
                       ----------------------------
hereof, this Lease is subject and subordinate to all Mortgages and Superior Leases and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale pursuant to the foreclosure of such mortgage.

          Section 10.2 Mortgage Priority; Modification. Any Mortgagee or Lessor
                       -------------------------------
may elect that this Lease shall have priority over the Mortgage or Superior Lease that it holds and, upon notification to Tenant by such Mortgagee or Lessor, this Lease shall be deemed to have priority over such Mortgage or Superior Lease, regardless of the date of this Lease. In connection with any financing of the Building, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not increase the obligations, or adversely affect the rights, of Tenant under this Lease.

          Section 10.3  Tenant's Termination Right. As long as any Mortgage or
                        --------------------------
Superior Lease shall exist and Tenant has been provided notice of same, Tenant shall not seek to exercise any termination or other right it may have under this Lease, at law, in equity or otherwise, if any, by reason of any act or omission of Landlord (a) until Tenant shall have given notice of such act or omission to all such Mortgagees or Lessors, and (b) until thirty (30) days shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods applicable to Landlord under this Lease (unless such act or omission is not capable of being remedied within such period, such Mortgagee or Lessor has, within such thirty (30) day period, notified Tenant that it intends to remedy such circumstance and has thereafter commenced and is diligently pursuing with continuity a remedy but in no event more than one hundred fifty (150) days after the expiration of the aforesaid thirty (30) day period), during which period such Mortgagees or Lessors shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or obligation. If any Mortgagee or Lessor so elects to remedy such act or omission of Landlord, Tenant shall not to exercise any termination or other right it may have under this Lease, at law, in equity or otherwise, if any, by reason of any act or omission of Landlord so long as such Mortgagee or Lessor is proceeding with reasonable diligence to effect such remedy. The provisions of this Section 10.3 are not intended in any way to affect any of Tenant's self-help rights under this Lease.

          Section 10.4  Provisions. The provisions of this Article 10 shall (a)
                        ----------                         ----------
inure to the benefit of Landlord, Tenant, Mortgagee, or Lessor and their respective successors and assigns, and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Mortgage or Superior Lease.

          Section 10.5  Non-Disturbance Agreements. Notwithstanding anything in
                        --------------------------
this Lease to the contrary, as a condition precedent to Tenant's agreement hereunder to subordinate Tenant's interest in the Lease and attorn to any Mortgage or Superior Lease made between Landlord and such Mortgagee or Lessor, whether now or hereafter existing, Landlord shall obtain from each Mortgagee or Lessor, whether now or hereafter existing, cause to be recorded, and deliver to Tenant an agreement, substantially in the form attached hereto as Exhibit E or
                                                                  ---------
otherwise meeting the definition of a Non-Disturbance Agreement hereunder. If Lender does not require the recording of the Non-Disturbance Agreement, and Tenant elects to record such Non-Disturbance Agreement, Tenant shall bear the cost of such recordation. "Non-Disturbance Agreement" shall mean a subordination, non-disturbance and attornment agreement from each Mortgagee or Lessor in a form to be negotiated between (and reasonably satisfactory to) Landlord, Tenant and the applicable Mortgagee or Lessor (sometimes referred to herein as "Lender"), which is executed by Landlord, Tenant and the Lender, which is duly recorded in the land records of Fairfax, County, Virginia, and which includes the following provisions:

                    (a) that, provided no uncured Material Default shall then exist under this Lease, the Mortgagee, any successful foreclosure bidder's assignee or designee, and any other third party purchaser entity or any holder of the reversionary interest under a Superior Lease succeeding to Landlord's and/or Lender's or their respective successors' and assigns' interest (collectively, "Senior Lienors") shall not: (i) disturb Tenant's rights, privileges, interests and unexercised options under this Lease or any instrument executed pursuant hereto, nor name Tenant as a party defendant in any foreclosure or any action or proceeding instituted under or in connection with the Mortgage or Superior Lease unless such joinder is necessary to foreclose the Mortgage or terminate the Superior Lease, and then only for such purpose and not for the purpose of terminating this Lease or reducing any rights under the Lease because of any default under the Mortgage; (ii) terminate this Lease if there is a foreclosure, deed-in-lieu, or other proceedings involving Landlord's interest in the Building; and/or (iii) require any Lease modification in connection therewith (except as provided in Section 10.2);

                    (b) that notwithstanding anything contained herein to the contrary, Senior Lienor shall not be bound by any obligation to perform any work or to make improvements to the Building except for (x) repairs and maintenance required to be made by Landlord under this Lease, subject to subsection (d)(i) below, and (y) repairs to the Building as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord; provided, that if such Senior Lienor elects not to repair such damage by fire, casualty or condemnation, Tenant shall have the right to terminate this Lease pursuant to Article 13 hereof;
                                                   ----------

                    (c) Tenant shall be required to attorn to such Senior Lienor as long as such Senior Lienor recognizes Tenant and assumes (either expressly or by operation of law) the obligations of "Landlord" under this Lease for the period after the date title to the Property is transferred to such Senior Lienor by Landlord (the "Foreclosure Date");

                    (d)  no Senior Lienor shall be:

                         (i)   liable for any act or omission of Landlord with
respect to which Senior Lienor has not received prior written notice, except for acts, omissions or defaults of a continuing nature requiring cure under this Lease, which continue after the Foreclosure Date and which are not thereafter cured by Senior Lienor after notice and an opportunity to cure as provided herein (including, without limitation, any failure by Landlord to fund any allowances or Tenant's inability to fully recognize any offsets or credits under this Lease);

                          (ii)   subject to any offsets (other than the Special
Offset Amounts, as defined in Section 19.2(b)) or defenses which Tenant may have had against any prior landlord, except (A) the foregoing shall not operate to cut off defenses or offsets Tenant may have in relation to any breach, act or omission of the landlord which continues after the Foreclosure Date (but such defenses and/or offsets shall apply only to the extent such breach, act or omission continues after such Senior Lienor assumes title); Senior Lienor shall not be relieved of the obligation to comply with all of the landlord's obligations under the Lease accruing from and after the Foreclosure Date, irrespective of whether the original non-compliance with any such obligation arose prior to and is continuing as of the Foreclosure Date, or arose on or after the Foreclosure Date (provided however that if such obligation arose prior to the Foreclosure Date, such Senior Lienor shall not be deemed in default until after the provision of any notice of default required by this Lease to such Senior Lienor, and its failure to cure same within the cure period provided for herein), and (B) as set forth in clause (b), above and subclause (vi) below;

                          (iii)  bound by any payment of Rent or Additional Rent
by Tenant for a period greater than one (1) month in advance made without Senior Lienor's prior written consent (unless actually received by, or otherwise in the control of, such Senior Lienor);

                          (iv)   bound by any amendment or modification of the
Lease which reduces rent or charges payable under this Lease or shortens or lengthens the term thereof or otherwise materially affects the rights of Landlord (in more than a de minimis manner) and made after the Mortgage or Superior Lease was recorded (or earlier, if Tenant was notified earlier) without Senior Lienor's prior written consent, if and to the extent required by the Senior Lienor's loan documents;

                          (v)    liable for the Security Deposit given by Tenant
to a prior landlord (including Landlord) unless such Security Deposit is actually delivered to Senior Lienor by the prior landlord or otherwise in the control of Senior Lienor; or

                          (vi)   bound by any obligation to make any payment to
Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord's interest, other than the Special Offset Amounts (including any unpaid portion of Landlord's Contribution). In addition, Tenant shall not be required to name Landlord or Senior Lienor as Tenant's attorney-in-fact for any reason, nor pay any attorneys fees or servicing charges or expenses related to the Non-Disturbance Agreement or any estoppel certificate. Landlord and Tenant agree that, notwithstanding any of the foregoing provisions to the contrary, Exhibit E shall constitute a commercially
                                      ---------
reasonable form of Non-Disturbance Agreement that is acceptable to each of them and that may be used and/or delivered in connection with any Mortgage or Superior Lease, so long as such Non-Disturbance Agreement is recorded in the applicable land records.

                    (e) that, if Senior Lienor shall become the owner of the Property, or the Property shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Mortgage, or the Property shall be conveyed by deed in lieu of foreclosure, Tenant agrees to pay all Rent directly to Senior Lienor in accordance with this Lease promptly upon receipt of written notice from Senior Lienor. Tenant further agrees to pay all Rent directly to Senior Lienor immediately upon notice that Senior Lienor is exercising its rights to such Rent under the Mortgage or any other loan documents (including but not limited to any Assignment of Leases and Rents) following a default by Landlord or other applicable party and Landlord acknowledges the same. Notwithstanding the foregoing, Tenant shall be under no obligation to ascertain whether a default by Landlord has occurred under the Mortgage or any other loan documents or whether such demand by Senior Lienor is permitted under the loan documents, and Landlord waives any right, claim or demand it may now or hereafter have against Tenant by reason of such direct payment to Lender and agrees that such direct payment to Lender shall discharge all obligations of Tenant to make such payment to Landlord and if Tenant makes such payment, Landlord shall indemnify, defend, protect and hold Tenant harmless from and against any and all Losses which Tenant may incur by reason of same.

                                   ARTICLE 11
                             SERVICES AND UTILITIES
                             ----------------------

     Section 11.1 Building Services.
                  -----------------

                  (a) Prior to the Commencement Date, Landlord at Landlord's sole cost and expense shall maintain the interior temperature of the Building above thirty-two degrees Fahrenheit (32(0)F), perform preventative maintenance to the Building Systems, and service the Building with a part-time engineer reasonably sufficient to protect the Building and the Building Systems.

                  (b) Throughout the Term, Landlord shall maintain the Premises in a first-class manner consistent with Comparable Buildings, shall operate all Building Systems consistent with the Plans and Specifications, and, subject to Unavoidable Delays, all Requirements, the provisions of this Article
                                                                        -------
11 and the approved Operating Budget, and shall furnish, or cause to be
--
furnished, the following services ("Building Services"):

                        (i) Subject to the provisions of Section 11.2, normal and usual electricity for interior and exterior lighting purposes for the Building, the Parking Garage, surface parking areas and Common Areas, and the operation of ordinary office equipment and HVAC service and lighting in accordance with the design capabilities of the Building and such other services to the Building (all in accordance with the Base Building Construction Documents), the Parking Garage, surface parking areas and Common Areas as may be required under this Lease;

                        (ii) Public lavatory facilities and adequate supplies for toilet rooms throughout the Premises;

                        (iii) In accordance with the specifications contained within the Base Building Construction Documents, hot and cold running water in toilet rooms, kitchens and pantries throughout the Premises as well as sufficient running water for HVAC and other applicable uses;

                        (iv) Heating, ventilating and air-conditioning to the Building (zoned Floor-by-Floor) during Business Hours, in accordance with the specifications attached as Exhibit L;
                           ---------

                        (v) Automatically operated elevator service (with at least eight (8) passenger elevators and one freight elevator) twenty-four (24) hours a day, seven days a week;

                        (vi) Building Standard lighting fixtures, electric bulbs and fluorescent tubes in light fixtures in the Premises (including the Parking Garage and the Land);

                        (vii) A controlled access security system for the Premises (including the Parking Garage) permitting access thereto twenty-four
(24) hours a day, three hundred sixty-five (365) days a year, via a Kastle or similar key-card system, including key-cards for such system and Building concierge/security personnel during Business Hours;

                        (viii) Landscaping maintenance, road and driveway repair, and snow removal;

                        (ix) Janitorial and char services to the Premises (including the cafeteria, kitchen and dining area, however, if the Building is occupied by more than one (1) tenant, such services shall be considered a "tenant extra" to be paid for directly by Tenant and Operating Expenses will be appropriately reduced on account thereof), including trash removal and recycling, Monday through Friday, excepting holidays, in accordance with the cleaning specifications attached hereto as Exhibit F;
                                           ---------

                        (xi) Operational fire alarm and life safety systems (which, to the extent applicable, shall include telecommunications systems which are a part of such systems) in accordance with applicable Requirements; and

                        (x) Utility and other service to the Parking Garage for purposes of lighting, ventilation (if any).

                  (c) Landlord agrees to seek at least three competitive bids from a list of qualified service providers reasonably acceptable to Tenant for any service or work provided to the Premises, other than service or work related to fire alarms and other life safety equipment, Building management or any other services not included in Operating Expenses. Landlord shall select in its reasonable discretion the lowest responsive bid from among the qualified bidders. All costs of providing Building Services shall be included as an Operating Expense, unless specifically excluded in Article 8 or separately
                                                   ---------
charged to Tenant. Provided Tenant gives Landlord notice at
least thirty (30) days in advance, Tenant shall have the right at its sole option to temporarily or permanently increase, reduce the scope of janitorial services, security services, or other Building Services relating to Discretionary Expenses to be provided and/or performed by Landlord for Tenant's benefit pursuant to this Lease, for such period as Tenant may desire, and with Tenant to pay the additional cost, or receive any economic benefit, that results therefrom (in the form of an increase or reduction in Operating Expenses, as the case may be). Any such service which Tenant may elect to reduce, curtail or eliminate during the Term hereof is hereinafter referred to as a "Reduced Service". Notwithstanding the foregoing: (i)Tenant shall not have the right to require Landlord to temporarily or permanently reduce, curtail or eliminate any services deemed by Landlord in its good faith judgment to be necessary or appropriate for the proper operation, maintenance and repair of the Premises in a condition comparable to Comparable Properties, and (ii) the cleaning and janitorial services provided by such third party provider comply with the standards set forth in Exhibit F.
                       ---------

                  (d) Landlord agrees, on an ongoing basis throughout the Term, to consult with Tenant, and to afford Tenant the opportunity to provide meaningful input regarding the scope of services and amenities supplied to the Building and Waterview, including providing Tenant, as appropriate, with status reports regarding such services and amenities, and considering in good faith, and accommodating where reasonably possible, Tenant's reasonable suggestions, subject to applicable provisions of the Association Declaration.

     Section 11.2 Utilities. For so long as Tenant leases one hundred percent
                  ---------
(100%) of the Agreed Area of the Building, all utilities serving the Premises shall be separately metered to, and paid by, Tenant. Subject to Section 7.4, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of utilities furnished to the Building by reason of any requirement, act or omission of any public utility providing the Premises with utilities unless resulting from Landlord's failure to make payment for same. Tenant's use of electrical energy in the Building shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Building, as set forth on Exhibit L. Tenant shall not install or
                                      ---------
operate in the Building any electrically operated equipment which uses electric current in excess of such capacity without Landlord's prior consent, which consent may be conditioned upon Tenant's agreement to pay an additional charge to pay the actual, arms-length cost of any additional wiring or electrical equipment or installations which may be required for the operation of such equipment. Any feeders or risers to supply Tenant's electrical requirements in addition to those originally installed in accordance with the Plans and Specifications, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant's request, at the cost and expense of Tenant, but only if, in Landlord's reasonable judgment, such additional feeders or risers are permissible under all Requirements and the installation of such feeders or risers will not materially adversely affect the Building or cause or create a dangerous condition.

     Section 11.3 Payment of Cost of Utilities. Commencing on the Last Rent
                  ----------------------------
Commencement Date and continuing thereafter throughout the Term, the cost of all utilities for the Premises, including electricity used for lighting the exterior of the Building and surface walkways and parking areas and landscaped areas on the Land adjacent to the Building, shall be included in Operating Expenses. During the Partial Term it is agreed that Landlord shall be responsible for utility costs, except that Tenant shall be responsible for the utility costs relating to the Floors then occupied by Tenant. Landlord shall obtain billings and meter readings for utilities as of the Business Day closest to, but preceding, each Rent Commencement Date to aid in the proration of the cost of utilities. If billings or meter readings as of the Business Day preceding the Last Rent Commencement Date are not obtained for a utility, the charges for such utility shall be prorated as of the Last Rent Commencement Date on a per diem basis in accordance with the first (1st) bills for such utility rendered after the Last Rent Commencement Date. The cost of utilities shall be prorated at the expiration of the Term in the same manner as set forth above and Tenant's obligation to reimburse Landlord for the per diem charges for utilities for the period up to and including the last day of the Term shall survive the expiration of the Term or earlier termination of this Lease.

     Section 11.4 Payment of Association Costs. The fees and other costs with
                  ----------------------------
respect to services provided to or for the benefit of the Premises by the Association shall be paid to the Association by Landlord and included in Operating Expenses. If during the Partial Term Landlord is billed for such fees and costs, Landlord shall equitably determine Tenant's share of such fees and costs based upon the number of Floors for which a Rent Commencement Date has occurred, and such pro-rated amount shall be included in Operating Expenses. The fees and other costs with respect to services provided to or for the benefit of the Premises by the Association shall be prorated at the expiration of the Term and Tenant's obligation to reimburse Landlord for such fees and costs up to and including the last day of the Term shall survive the expiration of the Term or earlier termination of this Lease.

     Section 11.5 Building Management.
                  -------------------

                  (a) Subject to Section 11.5(c) hereof, Landlord's Agent, or such other Person as Landlord shall select subject to Tenant's reasonable approval, which approval shall only be required if Tenant is leasing at least seventy five percent (75%) of the Agreed Area of the Building, shall provide building management services customary in Comparable Buildings. Landlord's Agent's fee shall equal to three percent (3%) per annum of the Fixed Rent plus Tenant's Proportionate Share of Operating Expenses and Taxes payable under the Lease. Such fee to Landlord's Agent shall be included in Operating Expenses.

                  (b) So long as Tenant is leasing at least one hundred percent (100%) of the Agreed Area of the Building, Landlord's provision of building management services shall be subject to the following: (1) Tenant shall have the right to prescribe objective reasonable job-related requirements for every individual who is an employee of the building management company and who is providing on-site management services, up to and including the manager of the Building; (2) Landlord shall enforce such requirements including, at the request of Tenant, replacing the individual serving as manager of the Building, for continued non-performance of such person's duties;

(3) Landlord shall advise Tenant of all status changes relating to the management personnel for the Building; and (4) Landlord shall provide Tenant with the names of two employees of Landlord not directly involved in the Building's day-to-day management (one in Virginia and one in New York) who will assist Tenant with any concerns relating to the Building management. Landlord and/or the management company shall have the sole right to hire, fire, evaluate, promote and discipline Building management personnel; provided, however, that Tenant may reasonably request that any such personnel be reassigned to duties unrelated to the Premises, so long as such action may be taken in a non-discriminatory manner.

                  (c) Notwithstanding any provision of this Lease to the contrary, so long as Tenant leases seventy-five percent (75%) of the Agreed Area of the Building, in the event that Landlord shall at any time cease to be an Affiliate of Tishman Speyer Properties, L.P., or vice versa, then Tenant shall have the right to select the manager of the Premises, subject to the reasonable approval of Landlord, at reasonable and customary market rates.

                  (d) Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise.

     Section 11.6 Vermin. Landlord shall cause the Premises to be exterminated
                  ------
upon request of Tenant by licensed exterminators. The cost thereof shall be included in Operating Expenses to the extent permitted by Article 8.

     Section 11.7 Additional Utilities. If Tenant requires Building Services
                  --------------------
other than during Business Hours, Landlord shall provide such additional Building Service(s) upon reasonable prior notice (which may be oral) therefor. In the case of after-hours HVAC service, such request shall be effected by use of an automatic dial-in feature which is part of the Base Building HVAC system. Tenant shall reimburse Landlord for such additional Building Service(s), as Additional Rent, at the actual direct cost of such additional Building Service(s) to Landlord.

     Section 11.8 Shuttle Bus Service. Landlord covenants that not later than
                  -------------------
the first Rent Commencement Date, a shuttle bus service for the non-exclusive benefit of Tenant shall be provided in accordance with Woodland Park's tenants' reasonable ridership requirements. The shuttle bus shall at a minimum provide bus service to the future Route 28/CIT or Herndon/Monroe Metrorail Station, but the exact bus route and stops shall be established by Landlord taking into consideration Tenant's reasonable requirements and the needs of other users within Woodland Park. The actual cost of such service (without mark-up by Landlord) shall be payable as an Operating Expense among the office tenants of Woodland Park. The cost will be billed on a pro rata basis, based on the relative square footage of the tenants' respective premises, or other reasonable allocation criteria if square footage is not a reasonable and appropriate method of cost allocation. The use of such shuttle service will be restricted to those tenants and/or occupants of Woodland Park who contribute to the cost thereof, through the use of identification badges, user cards or other appropriate means. So long as Tenant leases at least seventy five percent (75%) of the Agreed Area of the Building, any decision to expand or reduce the usage of the shuttle service shall be made by Landlord in good faith and only after consultation with Tenant and with due consideration of Tenant's reasonable ridership requirements. Notwithstanding the foregoing, Tenant shall have the right to opt-out of the shuttle bus service set forth in this section (and in such event, the shuttle bus service shall not be includable as an Operating Expense), upon not less than thirty (30) days written notice to Landlord.

                                   ARTICLE 12
                                    INSURANCE
                                    ---------

     Section 12.1 Tenant's Insurance.
                  ------------------

                  (a) Tenant, at its expense, shall obtain (or cause to be obtained) and keep in full force and effect during the Term on and after the Commencement Date:

                        (i) a policy of commercial general liability insurance on an occurrence basis against claims for bodily injury (including death) and for property damage occurring in or about the Premises for which Tenant is legally liable, and including actions of the employees, contractors, subcontractors, invitees, agents and others working on behalf of Tenant, under which Tenant is named as the insured and Landlord, Landlord's Agent and any Mortgagees and Lessors whose names shall have been furnished by Landlord to Tenant from time to time are named as additional insureds, which insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's Agent or any Mortgagees or Lessors named as additional insureds, and Tenant agrees to obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in
Article 29 hereof. The minimum limits of liability shall be a combined single
----------
limit with respect to each occurrence in an amount of not less than Twenty-Five Million Dollars ($25,000,000). The deductible for such policy shall in no event exceed Ten Thousand Dollars ($10,000) at any time. If the aggregate limit of such coverage is reduced by the payment of a claim or establishment of a reserve equal to or greater than fifty percent (50%) of the annual aggregate, Tenant shall immediately arrange to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy unless, in Landlord's reasonable judgment, Tenant maintains sufficient excess liability insurance with a "drop-down" endorsement to satisfy the liability requirements of this Lease without the reinstatement of the aggregate limit;

                        (ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of "all risk" property insurance policies, insuring Tenant's Property and all Specialty

Alterations for the full replacement cost thereof, having a deductible amount, if any, as reasonably determined by Tenant, but in no event greater than $25,000;

                        (iii) during the performance of any Alteration, including the Initial Installations, until completion thereof, builder's risk insurance on an "all risk" basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant and any Mortgagee or Lessor of which Tenant has been given notice in all work incorporated in the Building and all materials and equipment in or about the Premises;

                        (iv) Workers' Compensation Insurance, as required by law;

                        (v) Business Interruption Insurance; and

                        (vi) such other insurance in such amounts as Landlord and/or any Mortgagee or Lessor may reasonably require from time to time and is then being customarily required of tenants in Comparable Buildings.

                  (b) All insurance required to be carried by Tenant pursuant to the terms of this Lease (i) shall contain a provision that (x) only material statements or acts that would ordinarily void or suspend coverage will adversely affect the rights of the offending party, (y) the policy shall be noncancellable and/or no material change in coverage shall be made thereto unless Landlord and Mortgagees and Lessors which are additional insureds or loss payees thereunder shall have received thirty (30) days (ten (10) days written notice for non-payment) prior written notice of the same, and (z) Tenant shall be solely responsible for the payment of all premiums under such policies and Landlord and Mortgagees and Lessors shall have no obligation for the payment thereof, and
(ii) shall be effected under valid and enforceable policies issued by reputable and independent insurers authorized to do business in the Commonwealth of Virginia and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a "Best's Rating" of "A-" and a "Financial Size Category" of at least "X" or, if such ratings are not then in effect, the equivalent thereof.

                  (c) On or prior to the initial Rent Commencement Date (or, if earlier, the date that Tenant takes actual possession of the Premises), Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation required to be carried by each party pursuant to this Article 12. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least five (5) days prior to the expiration of such policy. In lieu of the policy of insurance required to be delivered to Landlord pursuant to this Article 12 (the "Policy"), Tenant may deliver to Landlord a certification from Tenant's insurance company (on the form currently designated "Accord 27," or the equivalent, rather than on the form currently designated "Accord 25-S," or the equivalent) which shall be binding on Tenant's insurance company, and which shall expressly provide that such certification (i) conveys to Landlord and any other named insured and/or additional insureds thereunder (the

"Insured Parties") all the rights and privileges afforded under the Policy as primary insurance, and (ii) contains an unconditional obligation of the insurance company to advise all Insured Parties in writing at least thirty (30) days in advance of any termination or change to the Policy that would affect the interest of any of the Insured Parties.

      Section 12.2  Landlord's Insurance.
                    --------------------

                    (a) During the construction of the Base Building Work and continuing until the completion thereof, Landlord shall maintain, at Landlord's expense, builder's risk insurance on an "all risk" basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant, as their interests may appear, in all work incorporated in the Building and all materials and equipment in or about the Premises.

                    (b) Throughout the Term, Landlord shall maintain, as an Operating Expense, standard All Risk Coverage insurance on the Premises, including the Base Building, Initial Installations and subsequent Alterations and any improvements and betterments which may be made on behalf of or paid by the Tenant to the extent that same are customarily insurable as part of the realty (but excluding Tenant Property and Specialty Alterations) insuring against such perils as are insured against under such policies for the full replacement cost thereof; provided, however, Landlord shall only be required to maintain insurance for Initial Installations and Alterations to the extent Tenant has provided Landlord the Initial Installations Construction Documents, the construction documents for any Alteration, and reasonably detailed schedules reasonably satisfactory to Landlord's insurer, describing the property to be insured. Without limitation, such insurance shall include: (i) insurance on the Building and other improvements and Landlord's property therein against fire and casualty and other risks as may be included in all-risk coverage casualty insurance in an amount equal to full replacement cost of the Building and the Parking Garage (exclusive of footings and foundations), and rent loss insurance protecting Landlord against abatement or loss of rent in an amount equal to the Rent paid by Tenant under this Lease for a period of eighteen (18) months; (ii) commercial general liability insurance on an occurrence basis against claims for bodily injury (including death) and for property damage occurring in or about the Premises for which the Landlord is legally liable and including actions of the employees, contractors, subcontractors, invitees, agents and others working on behalf of the Landlord, under which Landlord is named as the insured and Tenant is named as additional insured; (iii) broad form boiler and machinery insurance covering property damage; (iv) blanket, broad-form contractual liability coverage to insure Landlord's indemnity obligations set forth in
Article 29 hereof; and (v) such other insurance as it is or may become customary
----------
for owners of Comparable Buildings to carry for loss of or damage to the property, or liability arising therefrom. If the aggregate limit of such coverage is reduced by the payment of a claim or establishment of a reserve equal to or greater than fifty percent (50%) of the annual aggregate, Landlord shall immediately arrange to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy unless, Landlord maintains sufficient excess liability insurance with a "drop-down" endorsement to satisfy the liability requirements of this Lease without the reinstatement of the aggregate limit;

                    (c) All insurance required to be carried by Landlord pursuant to the terms of this Lease (i) shall contain a provision that (x) only material statements or acts that would ordinarily void or suspend coverage will adversely affect the rights of the offending party, (y) the policy shall be noncancellable and/or no material change in coverage shall be made thereto unless Tenant and Mortgagees and Lessors which are additional insureds or loss payees thereunder shall have received thirty (30) days prior notice of the same, and (z) Landlord shall be solely responsible for the payment of all premiums under such policies and Tenant and Mortgagees and Lessors shall have no obligation for the payment thereof, and (ii) shall be effected under valid and enforceable policies issued by reputable and independent insurers authorized to do business in the Commonwealth of Virginia and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation), as having a "Best's Rating" of "A-" or better and "Financial Size Category" of at least X or, if such ratings are not then in effect, the reasonable equivalent thereof. The deductible on Landlord's All Risk Coverage Insurance shall not exceed Twenty-Five Thousand Dollars ($25,000) or such greater amount as may customarily be accepted from time to time by prudent owners of Comparable Buildings.

                    (d) The actual cost of premiums for all insurance maintained by Landlord (other than builders risk insurance) pursuant to the foregoing subsection (b) shall be included in Operating Expenses.

                    (e) On or prior to the initial Rent Commencement Date, Landlord shall deliver to Tenant appropriate policies or certificates of insurance, including evidence of waivers of subrogation required to be carried by each party pursuant to this Article 12. Evidence of each renewal or
                               ----------
replacement of a policy shall be delivered by Landlord to Tenant at least five
(5) days prior to the expiration of such policy.

      Section 12.3  Other. In the event either party does not procure the
                    -----
insurance required to be procured by such party (the "Deficient Party") under by this Lease, or keep the same in full force and effect, and the same is not corrected within five (5) Business Days following actual receipt of written notice thereof from the other party (the "Notifying Party"), then the Notifying Party may, but shall not be obligated to, purchase the necessary insurance and pay the premium. The Deficient Party shall repay to the Notifying Party any and all reasonable expenses (including attorneys' fees) and damages which the Notifying Party may sustain by reason of the failure of the Deficient Party to obtain and maintain such insurance.

      Section 12.4  Umbrella Coverage. Notwithstanding anything to the
                    -----------------
contrary contained in Section 12.1 or Section 12.2, Landlord's or Tenant's obligations to maintain the insurance therein required may be brought within the coverage of a so-called blanket policy or policies of insurance together with other properties owned by Landlord or Landlord's Affiliates or Tenant or Tenant's Affiliates, as the case may be, provided that, except as otherwise approved by the other party hereto in writing, (a) the coverage thereby afforded will not be reduced or diminished from that which would exist under a separate policy meeting all other requirements of this Lease, and (b) with respect to Landlord, only that portion of the costs of such insurance appropriately allocable to the Premises shall be included in Operating Expenses.

      Section 12.5  Waiver of Subrogation. Landlord and Tenant shall each
                    ---------------------
procure an appropriate clause in or endorsement to any property insurance covering the Premises and personal property, fixtures and equipment located therein, wherein the insurance companies shall waive subrogation or consent to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent covered by such property insurance; provided, however, that the release, discharge, exoneration and covenant not to sue contained herein shall be limited by and coextensive with the terms and provisions of the waiver of subrogation or waiver of right of recovery. If either party shall be unable to obtain the inclusion of such clause even with the payment of a reasonable additional premium, including from an alternative insurer (except in the case of blanket coverage), then such party shall attempt to name the other party as a loss payee under the policy. If it shall not be possible to have the other party named as a loss payee, even with the payment of a reasonable additional premium, then the first (1st) party shall not be required to obtain such waiver of subrogation or consent to waiver provision and such party shall so notify the first (1st) party and the first (1st) party's agreement to name the other party as an additional insured shall, except as otherwise expressly provided herein, be satisfied. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) Tenant's Property and Specialty Alterations, and (ii) any loss suffered by Tenant due to interruption of Tenant's business. Landlord acknowledges that Tenant shall not carry insurance on, and shall not be responsible for, any loss suffered by Landlord due to interruption of Landlord's business.

                                   ARTICLE 13
                        DESTRUCTION - FIRE OR OTHER CAUSE
                        ---------------------------------

      Section 13.1  Restoration. If the Premises are damaged by fire or other
                    -----------
casualty, or if the Building or Parking Garage is damaged such that Tenant is deprived of reasonable access thereto, the damage shall be repaired by Landlord, at its expense, to substantially the condition of the Premises prior to the damage, subject to customary requirements of any Mortgage or Superior Lease regarding placement of proceeds into trust, submitting requisitions, etc., but Landlord shall have no obligation to repair or restore (i) Tenant's Property or
(ii) except as provided in this Article 13, any Alterations to the Premises, to
                                ----------
the extent such Alterations exceed the Minimum Build-Out Standards set forth on Schedule C-4 of the Design and Construction Agreement ("Above Building Standard
------------
Installations"). Provided no uncured Material Default shall then exist, and provided Tenant timely delivers to Landlord either Tenant's Restoration Payment (as hereinafter defined) or the Restoration Security (as hereinafter defined) or Tenant expressly waives any obligation of Landlord to repair or restore any of Tenant's Above Building Standard Installations, then until the restoration of the Premises is Substantially Completed or would have been Substantially Completed but for Tenant

Delay, Fixed Rent, Tenant's Tax Payment and Tenant's Operating Expense Payment shall be reduced in the proportion by which the Agreed Area of the part of the Building which is not usable (or accessible) and is not used by Tenant in the ordinary course bears to the total area of the Building.

      As a condition precedent to Landlord's obligation to repair or restore any of Tenant's Above Building Standard Installations, Tenant shall (i) pay to Landlord upon demand a sum ("Tenant's Restoration Payment") equal to the amount, if any, by which (A) the cost, as estimated by a reputable independent contractor designated by Landlord, of repairing and restoring all Alterations in the Premises to their condition prior to the damage, exceeds (B) the cost of restoring the Premises with Minimum Build-Out Installations, or (ii) furnish to Landlord security (the "Restoration Security") in form and amount reasonably acceptable to Landlord to secure Tenant's obligation to pay all costs in excess of restoring the Premises with Minimum Build-Out Installations. If Tenant shall fail to deliver to Landlord either (1) Tenant's Restoration Payment or the Restoration Security, as applicable, or (2) a written waiver by Tenant of all of Landlord's obligations to repair or restore any of the Above Building Standard Installations, in either case within fifteen (15) days after Landlord's demand therefor, Tenant's abatement of Fixed Rent, Tenant's Tax Payment and Tenant's Operating Expense Payment shall cease commencing as of the sixteenth (16th) day after Landlord's demand, and shall resume upon delivery to Landlord of Tenant's Restoration Payment or the Restoration Security, or such written waiver, as the case may be. Nothing set forth in this Section 13.1 shall be interpreted to limit Landlord's right to repair or restore all or any portion of the Premises at such time and in such manner as Landlord deems appropriate, and no such repair or restoration shall constitute a waiver by Landlord of any of Landlord's rights set forth in this Section 13.1 or elsewhere in this Lease.

      Section 13.2  Landlord's Termination Right. Notwithstanding anything to
                    ----------------------------
the contrary contained in Section 13.1, if the Premises are totally damaged or are rendered wholly untenantable, then in either of such events, Landlord may, not later than sixty (60) days following the date of the damage, terminate this Lease by notice to Tenant, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of other tenants in the Building (if any) aggregating at least 50% of the portion of the Building occupied for office purposes immediately prior to such damage. If this Lease is so terminated, (a) the Term shall expire upon the thirtieth (30th) day after such notice is given, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant's liability for Rent shall cease as of the date of the damage, and (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant.

      Section 13.3  Tenant's Termination Right. If the Premises (or any portion
                    --------------------------
thereof) are damaged and are thereby rendered wholly untenantable, or if the Building or Parking Garage shall be so damaged that Tenant is deprived of reasonable access thereto, and if Landlord does not terminate pursuant to
Section 13.2, Landlord shall, within sixty (60) days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the "Restoration Notice") to Tenant of the date by which such contractor or architect estimates the restoration of the Premises (excluding any Above Building Standard Installations) shall be Substantially Completed. If such date, as set forth in the Restoration Notice, is more than eighteen (18) months from the date of such damage (with no extension for force majeure), or if Landlord fails to timely provide the Restoration Notice, then Tenant shall have the right to terminate this Lease by giving notice (the "Termination Notice") to Landlord not later than thirty (30) days following delivery of the Restoration Notice to Tenant. If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice.

      Section 13.4  Final Eighteen (18) Months. Notwithstanding anything set
                    --------------------------
forth to the contrary in this Article 13, in the event that any damage rendering
                              ----------
the Building or Premises wholly untenantable occurs during the final eighteen
(18) months of the Term (as the same may then have been extended pursuant to
Article 31), either Landlord or Tenant may terminate this Lease by notice to the
----------
other party within thirty (30) days after the occurrence of such damage and this Lease shall expire on the thirtieth (30th) day after the date of such notice. For purposes of this Article 13, the Premises shall be deemed "wholly
                     ----------
untenantable" if due to such damage, Tenant shall be precluded from using more than fifty percent (50%) of the Premises for the conduct of its business and Tenant's inability to so use the Premises is reasonably expected to continue until at least the earlier of the (a) Expiration Date and (b) the one hundred eightieth (180th) day after the date when such damage occurs.

      Section 13.5  Landlord's Liability. None of Landlord, its agents or any
                    --------------------
Mortgagee or Lessor shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises (except to the extent expressly provided in this Article 13 or
                                                                 ----------
elsewhere in this Lease). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, or for Unavoidable Delay arising from any repair or restoration of any portion of the Premises, provided that Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the performance of any such repair or restoration, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever, unless requested by Tenant and then at Tenant's sole expense.

                                   ARTICLE 14
                                 EMINENT DOMAIN
                                 --------------

      Section 14.1  (a)  Total Taking.  If all or substantially all of the
                         ------------
Premises shall be acquired or condemned for any public or quasi-public purpose, other than on a temporary basis, this Lease shall terminate and the Term shall end as of the date of the vesting of title, with the same effect as if such date were the Expiration Date, and Rent shall be prorated and adjusted as of such date.

                    (b)  Partial Taking.  If only a part of the Premises shall
                         --------------
be acquired or condemned then, except ashereinafter provided in this Article 14,
                                                                     ----------
this Lease and the Term shall continue in full force and effect, provided that from and after the date of the vesting of title, the Rent shall be equitably reduced to reflect the reduction of the Premises as a result of such acquisition or condemnation.

                    (c)  Tenant's Termination Right.  If (i) the part of the
                         --------------------------
Premises so acquired or condemned contains more than twenty-five percent (25%) of the total area of the Building or more than twenty-five percent (25%) of the total parking spaces (unless other parking reasonably satisfactory to Tenant is arranged by Landlord) immediately prior to such acquisition or condemnation and such condemnation lasts for a period of 120 days, or (ii) if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises (including the Building and the Parking Garage) for more than 120 consecutive days, then Tenant may terminate this Lease by notice to Landlord given within thirty (30) days following the date upon which Tenant received notice of such acquisition or condemnation. If Tenant so notifies Landlord, this Lease shall end and expire upon the thirtieth (30/th/) day following the giving of such notice. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated in accordance with this Section
14.1 Landlord, at Landlord's expense, but without requiring Landlord to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so acquired or condemned to a self-contained rental unit as substantially equivalent as reasonably possible (with respect to character, quality, appearance and services) to that which existed immediately prior to such acquisition or condemnation, excluding Tenant's Property and/or Specialty Alterations and Fixed Rent shall be equitably reduced for the balance of the Term. Notwithstanding the foregoing, in the event that the portion of the Premises to be restored or reconstructed exceeds twenty-five percent (25%) of the total rentable square feet of the Building, Landlord shall not be obligated to restore or reconstruct the Premises following condemnation unless Tenant so requests and (i) Landlord is able to finance the cost of such restoration or reconstruction upon commercially reasonable terms and within one hundred eight (180) days after Landlord initiates (and thereafter diligently pursues) its attempt to secure such financing, including obtaining a commitment therefor, and (ii) if the balance of the Term then remaining is less than ten (10) years, Tenant, simultaneously with such request, agrees to extend the Term of the Lease for the next unexercised Extension Period or, if the Term is then in the last Extension Period, for an additional period as will provide a term of ten (10) years from the date of such request.

                    (d)  Apportionment of Rent.  Upon any termination of this
                         ---------------------
Lease pursuant to the provisions of this Article 14, Rent shall be apportioned
                                         ----------
as of, and shall be paid or refunded up to and including, the date of such termination. This provision shall survive expiration or earlier termination of the Lease.

      Section 14.2  Awards. Upon any acquisition or condemnation of all or any
                    ------
part of the Premises, Landlord shall receive the entire award for any such acquisition or condemnation, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 14 shall be deemed to prevent Tenant from making a separate claim
     ----------
in any condemnation proceedings for the then value of any Tenant's Property or Alterations paid for by Tenant included in such taking and for any moving expenses or business interruption, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

      Section 14.3  Temporary Taking. If all or any part of the Premises is
                    ----------------
acquired or condemned for less than 120 days during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, provided that Rent shall be proportionally abated for the amount of time any such part of the Premises is unusable by Tenant and Tenant shall be entitled to receive any award or payment from the condemning authority for such use.

                                   ARTICLE 15
                            ASSIGNMENT AND SUBLETTING
                            -------------------------

      Section 15.1  (a)  Permitted Transfer.
                         ------------------

                         (i)  Notwithstanding any other provision hereof to the
contrary, provided Tenant is leasing one hundred percent (100%) of the Agreed Area of the Building and no uncured Material Default shall exist at the time Tenant enters into an agreement to sublease, Landlord's consent shall not be required (and no profits shall be shared) in the event that the area of any proposed sublease, when combined with the area of all portions of the Premises then under sublease (exclusive of all areas of the Premises subleased to Affiliates of Tenant), does not exceed 100,000 rentable square feet of the Building (the "Threshold"). Upon request, Tenant shall provide Landlord with prompt notice of any subleases beneath the Threshold.

                         (ii) Tenant may also, at any time and from time to
time, without the consent of Landlord (and without profit sharing), permit any Tenant Affiliate to sublet all or part of the Premises, or take an assignment of this Lease, for any Permitted Use. Such sublease or assignment shall not relieve, release, impair or discharge any of Tenant's obligations hereunder. Upon request by Landlord from time to time, Tenant shall provide a list of all Tenant Affiliates then occupying any portion of the Premises, such list to be certified by Tenant as being true and correct.

                    (b)  Restricted Assignment or Subletting.  Except as
                         -----------------------------------
expressly set forth in Section 15.1(a) above, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet (or underlet), or permit the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord's prior consent in each instance, which consent shall be granted or withheld in accordance with Section 15.3 hereof. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 15
                                                                   ----------
shall be void.

                    (c)  Collection of Rent. If, without Landlord's consent
                         ------------------
where Landlord's consent is required, thisLease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant, or this Lease or the Premises is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and shall apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 15, an acceptance of the assignee,
                                 ----------
subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant's covenants hereunder. Tenant shall remain fully liable for the obligations under this Lease.

                    (d)  Further Assignment/Subletting.  Landlord's consent to
                         -----------------------------
any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express consent to any further assignment or subletting when required pursuant to this Lease, or to any modifications or amendments to previously approved assignments or subleases if such consent would have been required had such sublease been a new sublease, as to which Landlord shall not unreasonably withhold, delay or condition its consent.

      Section 15.2  Tenant's Notice. If Tenant desires to assign this Lease or
                    ---------------
sublet all or any portion of the Premises to a Person, other than pursuant to
Section 15.1(a), Tenant shall give prior written notice thereof to Landlord ("Tenant's Notice"), which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, (b) with respect to a sublet of all or a part of the Premises, (i) the material business terms on which Tenant would sublet such premises and (ii) a description of the portion of the Premises to be sublet, and (c) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, and reasonably current financial information with respect to the proposed assignee or subtenant, including its most recent financial statements, if such exist. Tenant's notice shall state in a conspicuous fashion that the failure to respond within eleven (11) Business Days after receipt or deemed receipt will constitute consent to the proposal sublease or assignment.

      Section 15.3  Conditions to Assignment/Subletting.
                    -----------------------------------

                         (a) Provided no uncured Material Default shall then exist, in any case in which Landlord's consent to an assignment or subletting is required, such consent shall not be unreasonably withheld, conditioned or delayed beyond eleven (11) Business Days after Landlord's receipt of Tenant's Notice, provided that:

                              (i) Tenant shall, within thirty (30) days after demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the proposed assignee or subtenant, reviewing any plans and specifications for Alterations proposed to be made in connection therewith, and all reasonable legal costs incurred in connection with the granting of any requested consent (such reimbursement shall not exceed $2,500 per transaction); and

                        (ii) the proposed subtenant or assignee shall not be entitled to diplomatic or sovereign immunity, which such subtenant or assignee has not waived.

               If Landlord fails to respond within such eleven (11) Business Days after Tenant's request, then Tenant's request shall be deemed approved. Any assignee of this Lease that meets the Secondary Financial Condition, and any Tenant Affiliate, shall maintain all of the rights and options (including renewal, expansion, signage, etc.) contained in this Lease in favor of Tenant. Landlord acknowledges that Tenant's rights and options shall continue notwithstanding any permitted sublease and whether Tenant may exercise same for its own use or as an accommodation to its subtenant.

               (b) With respect to each and every subletting and/or assignment consented to, or deemed consented to, by Landlord under the provisions of this Lease, it is further agreed that:

                    (i) the form of the proposed instrument of assignment or sublease shall be reasonably satisfactory to Landlord and Tenant and shall comply with the provisions of this Article 15;
                                   ----------

                    (ii)  no sublease shall be for a term ending later than one
(1) day prior to the Expiration Date of this Lease;

                    (iii) no subtenant requiring Landlord's consent shall take possession of any part of the Premises until an executed counterpart of such sublease has been delivered to Landlord;

                    (iv) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, it being the intention of Landlord and Tenant that Tenant shall assume and be liable to Landlord for any and all acts and omissions of all subtenants and anyone claiming under or through any subtenants which, if performed or omitted by Tenant, would be a default under this Lease; and

     (v) Upon request, Tenant shall provide Landlord with a copy of any marketing materials produced by or for Tenant which publicize the availability of all or any portion of the Premises.

     Section 15.4 Binding on Tenant; Indemnification of Landlord. Each sublease
                  ----------------------------------------------
pursuant to this Article 15 shall be subject to all of the covenants, terms and
                 ----------
conditions
of this Lease. Notwithstanding any assignment or subletting or any acceptance of Rent by Landlord from any assignee or subtenant, and irrespective of whether or not such assignments or sublettings required Landlord's consent, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant's part to be observed and performed. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and disbursements) resulting from any claims that may be made against Landlord by any brokers or other Persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease in accordance with this Lease, or if Landlord shall exercise any of its options under this Article
                                                                        -------
15.
--

     Section 15.5 Tenant's Failure to Complete. If Landlord consents to a
                  ----------------------------
proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within one (1) year after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 15.2 hereof before assigning this Lease or subletting all or part of the Premises.

     Section 15.6 Profits. If Tenant shall enter into any assignment or sublease
                  -------
permitted hereunder or consented to by Landlord (other than those to an Affiliate of Tenant or those with square footage to the extent below the Threshold), Tenant shall promptly, but in any event within thirty (30) days following the execution and delivery of such assignment or sublease, deliver to Landlord a complete list of Tenant's reasonable third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction, together with a list of all of Tenant's Property to be transferred to such assignee or sublessee. Tenant shall deliver to Landlord evidence of the payment of such fees promptly after the same are paid. In consideration of an assignment or subletting of one or more Floors to other than Tenant Affiliate (or portion of same) to the extent Tenant exceeds the Threshold, Tenant shall pay to Landlord:

                  (a) In the case of an assignment (other than to Tenant Affiliate), on the effective date of the assignment, an amount equal to fifty percent (50%) of all sums and other consideration (limited to rent or other sums that are not intended to be a disguised rental or sale amount, such as a reasonable furniture allowance, a reasonable technology fee, reasonable amenity usage fees, etc.) paid to Tenant by the assignee for or by reason of such assignment (including sums paid for the sale or rental of Tenant's Property which are intended to be a disguised sale or rental amount, less, in the case of a sale thereof, the then undepreciated value thereof as shown on Tenant's most recent tax returns and goodwill), after first deducting (i) Tenant's reasonable third-party brokerage fees, legal fees and architectural fees, (ii) the cost of rental concessions and tenant improvement allowances, (iii) the unamortized portion of Tenant's out-of-pocket costs for tenant improvements in such space in excess of Landlord's Contribution applicable to such space, (iv) the amount of prorated Rent applicable to such space paid during any period that such space is vacant, as certified in writing by Tenant, and is being actively marketed by Tenant (provided Tenant has previously notified Landlord of its intent to assign), and (v) other costs, fees and expenses reasonably incurred in connection with such transaction.

                  (b) In the case of a sublease (other than to Tenant Affiliate), fifty percent (50%) of any consideration (limited to rent or other sums that are not intended to be a disguised rental or sale amount, such as a reasonable furniture allowance, a reasonable technology fee, reasonable amenity usage fees, etc.) payable under the sublease to Tenant by the subtenant which exceeds on a per square foot basis the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (together with any sums paid for the sale or rental of Tenant's Property which are intended to be a disguised sale or rental amount, less, in the case of the sale thereof, the then undepreciated value thereof as shown on Tenant's most recent tax returns and goodwill) after first deducting (i) Tenant's reasonable third-party brokerage fees, legal fees and architectural fees, (ii) the cost of rental concessions and tenant improvement allowances, (iii) the unamortized portion of Tenant's out-of-pocket costs for tenant improvements in such space in excess of Landlord's Contribution applicable to such space, (iv) the amount of prorated Rent applicable to such space paid during any period that such space is vacant, as certified in writing by Tenant, and is being actively marketed by Tenant (provided Tenant has previously notified Landlord of its intent to sublease), and (v) other costs, fees and expenses reasonably incurred in connection with such transaction, and if such sublease is less than the entire Premises, the actual cost incurred by Tenant in separately demising the subleased space. The sums payable under this clause shall be paid by Tenant to Landlord as and when paid by the subtenant to Tenant. Such costs shall be amortized over the term of the sublease.

     Section 15.7 (a) Transfers. If Tenant is a corporation, the transfer (by
                      ---------
one or more related transfers within a 6-month period) of a majority of the stock of Tenant shall be deemed a voluntary assignment of this Lease; provided, however, that, notwithstanding anything to the contrary set forth in this
Section 15.7, the provisions of this Article 15 shall not apply to the transfer
                                     ----------
of shares of stock or partnership, membership or other beneficial ownership interests of Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange, or is listed on the NASDAQ Stock Market, immediately prior to such transfer. For purposes of this Section 15.7 the term "transfers" shall be deemed to include the issuance of new stock which results in a majority of the stock of Tenant being held by a Person which does not hold a majority of the stock of Tenant on the date of such assignment or deemed assignment. If Tenant is a partnership (which, as of the date hereof, Tenant is not), the transfer (by one or more transfers) of a majority interest in the partnership shall be deemed a voluntary assignment of this Lease. If Tenant is a limited liability company, trust, or any other legal entity (which, as of the date hereof, Tenant is not), the transfer (by one or more transfers) of a majority of the beneficial ownership interests in such entity, however characterized, shall be deemed a voluntary assignment of this Lease. The provisions of Section 15.1 shall not apply to transactions with Affiliates so long as such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease in order to avoid consent or profit rights of Landlord.

          (b)   [Intentionally Deleted.]

          (c)   Modifications. Any modification, amendment or extension of a
                -------------
sublease, as to which Landlord shall not unreasonably withhold, delay or condition its consent, shall be deemed a sublease for the purposes of Section
15.1 hereof.

     Section 15.8 Partnership Tenant. Landlord acknowledges that (a) so long as
                  ------------------
Tenant or a permitted assignee of Tenant is not a partnership, this Section shall be deemed to be inapplicable; and (b) as of the date hereof, Tenant is a corporation and not a partnership. If Tenant, or a permitted assignee of this Lease pursuant to this Article 15 hereof, is a partnership, or is comprised of
                       ----------
two or more Persons, individually or as co-partners of a partnership (any such partnership and such Persons are referred to in this Article 15 as "Partnership
                                                     ----------
Tenant"), the following shall apply: (a) the liability of each of the general partners comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed by Partnership Tenant or any of the parties comprising Partnership Tenant, which shall modify, extend or discharge this Lease, in whole or in part, or surrender all or any part of the Premises to Landlord; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such partners; (d) if Partnership Tenant shall admit new general partners, all of such new general partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new general partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord, wherein each such new partner shall assume joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of this Section 15.8(e); and (f) no change in the partners of Partnership Tenant resulting from the admission of a new partner, or the death, retirement or withdrawal of a partner shall release Partnership Tenant or any partner or former partner from their obligations under this Lease.

     Section 15.9 Change of Partners. Landlord acknowledges that (a) so long as
                  ------------------
Tenant or a permitted assignee of Tenant is not a partnership, this Section shall be deemed to be inapplicable; and (b) as of the date hereof, Tenant is a corporation and not a partnership. If Tenant is a partnership, (a) the admission of new partners, the withdrawal, retirement, death, incompetency or bankruptcy of any partner, or the reallocation of partnership interests among the partners of Tenant (the "Partners") shall not constitute an assignment of this Lease provided that Partners holding in the aggregate not less than eighty percent (80%) of the partnership interests in Tenant remain as Partners during any consecutive twelve (12) month period (i.e., the transfer, by any of the foregoing means, of more than twenty percent (20%) of the partnership interests in Tenant in any consecutive twelve (12) month period shall constitute an assignment of this Lease subject to the provisions of
Section 15.1), and (b) the reorganization of Tenant into a professional corporation or a limited liability partnership, or the reorganization of Tenant from a professional corporation or a limited liability partnership into a partnership, shall not constitute an assignment of this Lease, provided that immediately following such reorganization the partners, members or shareholders, as the case may be, of Tenant shall be the same as those existing immediately prior to such reorganization, and shall remain fully, jointly and severally liable under this Lease as provided in this Section 15.9. If Tenant shall become a professional corporation, each individual shareholder, shareholder-employee, new individual shareholder and new shareholder-employee of any professional corporation which is a shareholder in Tenant shall have the same personal liability (if any) as such individual or shareholder-employee would have under this Lease if Tenant were a partnership and such individual or shareholder-employee were a Partner or admitted as a new Partner. If any individual Partner in Tenant is or becomes a shareholder-employee of a professional corporation, such individual shall have the same personal liability under this Lease as such individual would have if he and not the professional corporation were a Partner of Tenant. If Tenant shall become a limited liability partnership, (i) each partner therein shall continue to have the same personal liability as such partner had under this Lease prior to Tenant becoming a limited liability partnership, and (ii) each new partner admitted to such limited liability partnership shall be bound by the provisions of Section 15.8, and shall execute and deliver to Landlord the assumption agreement required pursuant to Section 15.8(e) hereof.

     Section 15.10 Assumption of Obligations. Any assignment or transfer,
                   -------------------------
whether made with Landlord's consent or without Landlord's consent, if and to the extent permitted hereunder, shall not be effective unless and until the assignee executes and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee (a) assumes Tenant's obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 15.1 hereof shall be binding upon it in respect of all future assignments and transfers.

     Section 15.11 Tenant's Liability. The joint and several liability of Tenant
                   ------------------
and any successors-in-interest of Tenant and the due performance of Tenant's obligations under this Lease shall not be discharged, released or impaired by
(a) any assignment or subletting of this Lease or the Premises, whether or not permitted by this Article 15, or (b) any agreement or stipulation made by
                  ----------
Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

     Section 15.12 Listings in Building Directory. The listing of any name other
                   ------------------------------
than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall be permitted without Landlord's consent for all parties rightfully in possession of any portion of the Premises but shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord's consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

     Section 15.13 Lease Disaffirmance or Rejection. If at any time after an
                   --------------------------------
assignment by Tenant named herein, this Lease is not affirmed or is rejected in any proceeding of the types described in Sections 17.1(e) and (f) hereof or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as "tenant," enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated in accordance therewith, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any Persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence (other than any bankruptcy default of a prior tenant), and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligation to enter into such new lease for a period of thirty (30) days after Landlord's request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.

     Section 15.14 Pledge or Encumbrance. Notwithstanding any other provision of
                   ---------------------
this Lease to the contrary, Tenant shall not pledge or encumber its interest under this Lease, nor shall Tenant permit any pledge or encumbrance by any assignee or subtenant, without Landlord's express prior written consent, which may be withheld in Landlord's sole and absolute discretion.

     Section 15.15 Business Partners. Notwithstanding any of the foregoing to
                   -----------------
the contrary, Tenant shall have the right, without being subject to any consent or profit rights of Landlord, to permit the use of non-material portions of the Premises for the Permitted Use by Persons who are clients, joint venturers, business partners, research partners, contractors and similar business invitees or associates. Tenant shall not intentionally utilize the rights granted to Tenant pursuant to this Section
15.15 for the purpose of avoiding Landlord's right to share in profits pursuant to Section 15.6.

                                   ARTICLE 16
                                     ACCESS
                                     ------

     Tenant shall permit Landlord, Landlord's agents and public utility service providers servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area of the Building to be reduced beyond a de minimis amount and does not unreasonably interfere with Tenant's use and enjoyment of the Premises. Landlord shall promptly repair any damage to the Building or Tenant's Property caused by any work performed pursuant to this Article 16. Landlord, any
                                              ----------
Mortgagee, any Lessor, Landlord's Agent and any contractor or subcontractor of any of the foregoing, and their respective agents shall have the right to enter the Building at all reasonable times, upon reasonable notice (which notice may be oral but must be actually given to the party designated by Tenant and located in Woodland Park to receive such notice) except in the case of emergency (in which case no such notice shall be required), to examine the Building, to show the Building to prospective purchasers, Mortgagees or Lessors of the Building and their respective agents and representatives, to make such repairs, alterations or additions to the Building or perform its required services under
Article 11 (i) as Landlord may deem necessary or appropriate to fulfill its
----------
obligations under this Lease, (ii) which Landlord may elect to perform following Tenant's failure to perform, or (iii) to comply with any Requirements, and Landlord shall be allowed to take all material into the Building that may be required for the performance of such work without the same constituting an actual or constructive eviction of Tenant in whole or in part and without any abatement of Rent. Notwithstanding the foregoing, (i) Tenant shall have the right under this Lease to install security systems and equipment in, around and on top of any structure within the Premises, subject to Landlord's and the Association's reasonable approval, and to have locked rooms and secured areas, and no access shall be permitted to areas of the Premises designated as secure by Tenant unless Landlord or such other parties shall be accompanied by designated personnel of Tenant and (ii) such access, if for the purpose of repairs, alterations or additions to the Building, shall, at Tenant's request and at Tenant's expense, be solely after normal business hours.

                                   ARTICLE 17
                                     DEFAULT
                                     -------

     Section 17.1 Tenant's Defaults. Each of the following events shall be an
                  -----------------
"Event of Default" hereunder:


                  (a) Tenant fails to pay when due any installment of Rent and such default shall continue for five (5) Business Days after notice of such default is given to Tenant; provided, however, that for those items of Rent which are not paid routinely on a monthly basis, it shall not be an Event of Default until the default in payment thereof shall continue for ten (10) Business Days after notice of default is given to Tenant, except that if Landlord shall have given two (2) such notices of default in the payment of any Rent in any twelve (12) month period, in addition to all other rights and remedies hereunder, Landlord shall be entitled to a late charge (which Landlord shall waive such late charge the first two times in any twelve (12) month period that Tenant fails to make any installment or other payment of Rent when due) equal to five percent (5%) of any Rent payment which is not paid within five (5) Business Days after its due date until such time as twelve (12) consecutive months shall have lapsed without Tenant having failed to make any such payment when due; or

                  (b) Tenant fails to observe or perform any other term, covenant or condition of this Lease to be observed or performed by Tenant and if such failure continues for more than thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within thirty (30) days, failure by Tenant to commence to remedy such failure within said thirty (30) days, and thereafter diligently prosecute to completion all steps necessary to remedy such default; or

                  (c) Tenant's interest in this Lease shall devolve upon or pass to any Person, whether by operation of law or otherwise, except as expressly permitted under Article 15 hereof; or
                          ----------

                  (d) Tenant is unable to, or admits in writing its inability to, pay its debts as they become due; or

                  (e) Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any substantial part of Tenant's property; or

                  (f) if, within one hundred twenty (120) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within one hundred twenty (120) days after the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any substantial part of Tenant's property, without the consent or acquiescence of Tenant, as the case may be, such appointment shall not have been vacated or otherwise discharged, or if any lien, execution or attachment or other similar filing shall be made or issued against Tenant or any of property pursuant to which the Premises shall be taken or occupied by someone other than Tenant.

         Upon the occurrence of any one or more of such Events of Default, Landlord may, at its sole option, give to Tenant five (5) days notice of cancellation of this Lease, in which event this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such five (5) day period with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in Article 18 hereof.
                                  ----------

         Landlord shall use reasonable efforts to relet the Premises and to mitigate damages; provided, however, that Tenant understands and agrees that Landlord's main priority will be the leasing of other space in Woodland Park controlled by Landlord or any Landlord Affiliate (and not then leased by Landlord or such Landlord Affiliate), and the reletting of the Premises will be of lower priority and that Landlord shall have the right to reject tenants based on any factor at all or for any reason at all, the right to market or package the space in any configuration, and no liability for failure to relet or mitigate (so long as Landlord undertakes reasonable efforts as aforesaid).

         Section 17.2 Tenant's Liability. If, at any time, (a) Tenant shall be
                      ------------------
comprised of two or more Persons, (b) Tenant's obligations under this Lease shall have been guaranteed by any Person other than Tenant, or (c) Tenant's interest in this Lease shall have been assigned, then, except as otherwise provided in this Lease, the word "Tenant," as used in Section 17.1 (d), (e) and
(f), shall be deemed to mean any one or more of the Persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in this Article 17 shall be deemed paid as
                                            ----------
compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under this Lease.

                                   ARTICLE 18
                              REMEDIES AND DAMAGES
                              --------------------

         Section 18.1 (a) Remedies. If any Event of Default shall continue, and
                          --------
this Lease and the Term terminates as provided in Article 17:
                                                  ----------

                          (i)   Surrender of Possession. Upon such termination,
                                -----------------------
Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or otherwise in accordance with applicable legal proceedings (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other Persons from the Premises and remove any and all of their property and effects from the Premises.

                          (ii)  Landlord's Reletting. Landlord, at Landlord's
                                --------------------
option, may relet all or any part of the Premises from time to time, either in the name of

Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods as Landlord may determine to be necessary or appropriate in light of market conditions) as Landlord, in its discretion, may determine. Subject to Landlord's obligations described in
Section 17.1(f) hereof, Landlord shall not be liable for failure to relet or, in the event of any such reletting, for failure to collect any rent due upon any such reletting; and no such refusal or failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. Landlord, at Landlord's option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                      (b) Tenant's Waiver.  Tenant, on its own behalf and on
                          ---------------
behalf of all Persons claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such Persons might otherwise have under any Requirement (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess, the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by final judgment or by final warrant of any court or judge (i.e., after exhaustion of all appeals, Tenant's failure to appeal or the expiration of any applicable appeal periods), (B) any re-entry by Landlord in accordance with clause (i) above, or (C) any expiration or early termination of the Term in accordance with the terms hereof, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

                      (c) Tenant's Breach. Upon the breach by Tenant of any
                          ---------------
term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach.

                      (d) Landlord's Breach. Upon the breach by Landlord of any
                          -----------------
term, covenant or condition of this Lease, Tenant shall have the right to enjoin such breach and to invoke any other remedy allowed by law or in equity, except as expressly set forth to the contrary herein.

                      (e) Cumulative Remedies. Except as expressly set forth
                          -------------------
herein to the contrary, the rights to invoke the remedies set forth in this Lease for either Landlord or Tenant are cumulative and shall not preclude either party from invoking any other remedy allowed at law or in equity.

         Section 18.2 (a) Damages. If this Lease and the Term expire and come to
                          -------
an end as provided in Article 17, or by or under any summary proceeding or any
                      ----------
other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 18.1, then, in any of such events:

                          (i)    Tenant shall pay to Landlord all Fixed Rent,
all sums payable pursuant to Article 8 of this Lease (including Tenant's Tax
                             ---------
Payment and Tenant's Operating Expense Payment) and all other items of Rent payable under this Lease by Tenant to Landlord up to the Expiration Date or to the date of re-entry upon the Premises by Landlord, as the case may be;

                          (ii)   Landlord shall be entitled to retain all
monies, if any, paid by Tenant to Landlord, whether as prepaid Rent or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord, with the balance, if any, to be paid to Tenant;

                          (iii)  Tenant shall pay to Landlord, in monthly
installments, on the days specified in this Lease for payment of installments of Fixed Rent, any Deficiency; it being understood that Landlord shall be entitled to recover the Deficiency from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                          (iv)   whether or not Landlord shall have collected
any monthly Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry), less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of
Section 18.2(a)(iii) for the same period, less the fair market value of the unexpired portion of such term taking into account all relevant factors, all discounted to present value at a discount rate equal to the then-effective interest rate per annum for Treasury securities maturing closest to the stated Expiration Date. If the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting, less any amounts paid or incurred by Landlord (including but not limited to commissions, and any tenant concessions) to secure such reletting, shall be deducted from the amount payable to Landlord pursuant to the preceding sentence in lieu of fair market value rent specified above.

                     (b)  Reletting. Tenant shall not be entitled to any rents
                          ---------
collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Nothing contained in Articles 17 or 18 shall
                                                        -----------    --
be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any Requirement, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 18.2.

                     (c)  No Consequentials. In no event shall either party be
                          -----------------
liable for any consequential, indirect, or punitive damages in connection with this Lease.

         Section 18.3  Default Interest; Other Rights of Landlord. Any Rent, sum
                       ------------------------------------------
of money or damages payable under this Lease by either Landlord or Tenant and not paid when due shall bear interest at the Interest Rate from the due date until paid, and, in the case of Tenant's default, the interest shall be deemed Additional Rent. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant.

                                   ARTICLE 19
                        RIGHT TO CURE; FEES AND EXPENSES
                        --------------------------------

         Section 19.1  Tenant's Default. If Tenant defaults in the performance
                       ----------------
of any obligation under this Lease, Landlord, without thereby waiving such default, and subject to all other applicable provisions of this Lease, including
Section 7.3 hereof, may perform such obligation for the account and at the expense of Tenant: (a) immediately or at any time thereafter, and without notice (as long as Tenant is not diligently engaged in curing such default), in the case of emergency or in the case the default (i) will result in a violation of any material Requirement, or (ii) will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after thirty (30) days (or the applicable cure period, if shorter) from the date Landlord gives notice of Landlord's intention so to perform the defaulted obligation. All costs and expenses reasonably incurred by Landlord in connection with any such performance by it for the account of Tenant and all reasonable costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any summary dispossession proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within thirty (30) days of demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease (including the Rules and Regulations) are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord thirty (30) days after demand therefor.

         Section 19.2  Landlord's Default.
                       ------------------

                       (a) If Landlord defaults in the performance of any obligation under this Lease (other than any de minimis obligation) Tenant, without thereby waiving such default, and subject to all other applicable provisions of this Lease, including Section 7.3 hereof, may perform such obligation for the account and, to the extent not otherwise properly includible as an Operating Expense, at the expense of Landlord if such default continues after thirty (30) days (or the applicable cure period, if shorter) from the date Tenant gives notice of Tenant's intention so to perform the defaulted obligation. All costs and expenses reasonably incurred by Tenant in connection with any such performance by it for the account of Landlord and all reasonable costs and expenses, including reasonable counsel fees and disbursements, incurred by Tenant in any action or proceeding brought by Tenant to enforce any obligation of Landlord under this Lease and/or right of Tenant in or to the Premises, shall be paid by Landlord to Tenant within thirty (30) days of final, non-appealable judicial or arbitration determination that Landlord was in default, with interest thereon at the Interest Rate from the date incurred by Tenant.

                     (b) If Landlord fails to timely pay to Tenant any sum to which Tenant is entitled under this Lease on account of any Landlord default (after notice and cure), then Tenant may offset the amount owed by Landlord to Tenant from the next payments of Rent as follows: (i) if Landlord fails to make any payment of Real Estate Taxes required to be made by Landlord under this Lease prior to delinquency (other than as a result of Tenant's failure to make the reimbursement Tenant is required to make), and such failure continues for a period of thirty (30) days after written notice thereof from Tenant to Landlord, Tenant shall have the right, but not the obligation, to pay such Real Estate Taxes on behalf of Landlord, and to deduct the amount so paid (plus interest from the date paid to the date recovered at the Default Rate) from the next payments of Rent required to be paid by Tenant hereunder, until such amount has been recovered in full; (ii) if the amounts owed to Tenant are on account of any unpaid portion of Landlord's Contribution or Supplemental Allowance, and/or any reimbursement to Broker for Tenant made by Tenant on account of Landlord's failure to pay Broker for Tenant its commission when due under the terms of a separate agreement between Landlord and Broker for Tenant, then no limits on offset shall apply; and (iii) if Tenant obtains a final, non-appealable judgment against Landlord pursuant to Section 19.2(a) above, Tenant shall have the right, in addition to the execution upon Landlord as and to the extent permitted under
Section 19, to offset the amount of such judgment in full against the next payments of Rent payable by Tenant hereunder (with a final arbitration award made pursuant to Section 34 of this Lease being deemed to constitute a final, non-appealable judgment). The amounts set forth in clauses (i)-(iii) above are sometimes known as the "Special Offset Amounts".

                     (c) The parties agree that any dispute regarding the propriety of Tenant's exercise of self-help rights granted to it hereunder, and/or regarding the propriety of Tenant's exercise of offset rights granted to it hereunder, shall be subject to arbitration pursuant to Section 34 of this Lease, provided Landlord's election to arbitrate a dispute regarding the propriety of Tenant's exercise of a aright of self-help or offset under Section
19.2 of this Lease shall be limited to the determination of whether Tenant's action(s) were or were not exercised in violation of the terms of this Lease, and shall not vitiate such right before the fact.

                                   ARTICLE 20
                LANDLORD REPRESENTATIONS AND COVENANTS; APPROVALS
                -------------------------------------------------

         Section 20.1   Representations. Except as expressly set forth in this
                        ---------------
Lease, Landlord and Landlord's agents have made no warranties, representations, statements or promises with respect to the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. This Lease contains the entire agreement between the parties and all understandings and agreements previously made between Landlord and Tenant are merged in this Lease, which alone fully and completely expresses their agreement with respect to the lease of the Premises by Tenant. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

         Section 20.2   Proffers and Development Conditions. Landlord shall
                        -----------------------------------
comply with all of the requirements, obligations and responsibilities (including the timing associated with such requirements, obligations and responsibilities) of the proffers/development conditions associated with RZ 1999-HM-037, I and III and dated September 8, 2000, as may be amended from time to time ("Proffers") and the Development Conditions associated with Special Exception Amendment 97-H-070-2, approved by the Fairfax County Board of Supervisors on September 11, 2000 ("Development Conditions"), but solely to the extent such Proffers and Development Conditions relate to the Premises or the development or occupancy of the Premises by Tenant, including without limitation, those certain Proffers and Development Conditions that do not have definite timing associated with the requirement to satisfy such Proffers and Development Conditions which are set forth on Exhibit X attached hereto. Landlord agrees that Landlord shall satisfy
         ---------
the Proffers and Development Conditions set forth on Exhibit X in accordance
                                                     ---------
with the timing set forth on such Exhibit. Landlord shall not agree to any new Proffers or Development Conditions or amendments to existing Proffers or Development Conditions which would have the effect of decreasing Tenant's rights or increasing Tenant's obligations hereunder (other in a de minimis manner) without the prior written approval of Tenant, not to be withheld in bad faith or unreasonably withheld, conditioned or delayed.

         Section 20.3   Actions Pending. As of the date hereof, there is no
                        ---------------
litigation or condemnation actions pending, or to Landlord's knowledge, threatened against Landlord or the Project, other than those that are of the routine "slip and fall" type covered by Landlord's insurance.

         Section 20.4   Future Development. With regard to the development of
                        ------------------
Waterview, so long as Tenant is leasing 100% of the Agreed Area of the Building, Landlord shall provide Tenant with reasonable approval rights regarding the initial and ongoing development and operation of amenities in the Building. With respect to the remainder of Waterview, Landlord shall provide (and shall cause Landlord's Affiliates to provide) Tenant with periodic status reports and meaningful opportunities for input and consultation regarding the initial and ongoing development and operation of amenities, and Landlord covenants to consider in good faith and accommodate where reasonably possible, Tenant's reasonable suggestions.

         Section 20.5  Encumbrances. Notwithstanding anything in this Lease to
                       ------------
the contrary, Landlord shall not execute any easements, covenants, conditions, encumbrances, restrictions or other title matters which would encumber the Premises, nor seek any change to the Approved Zoning or other governmental approval with respect to the Premises, which would prevent or impair the ability of Landlord to complete the Base Building Work or Tenant to complete the Initial Installations, or would prevent or impair the ability of Tenant from using or operating the Premises in the ordinary course of its business or would otherwise adversely affect Tenant in more than a de minimis manner, without first obtaining Tenant's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. If Tenant fails to respond within eleven (11) Business Days after written notice from Landlord requesting Tenant's consent (which request includes a proposed form of the easement in question and states in a conspicuous fashion that the failure to respond within eleven (11) Business Days after receipt or deemed receipt will constitute consent to the item in question), Tenant shall be deemed to have consented. Any dispute regarding consent under this Section 20.5 shall be subject to arbitration hereunder. Landlord hereby represents that as of the date hereof, to Landlord's knowledge there are no unrecorded agreements with third parties encumbering any portion of the Property.

         Section 20.6  Government Incentives. In the event Landlord receives any
                       ---------------------
Incentives from any federal, state or local government on behalf of Tenant or on account of Tenant's occupancy in Waterview, Landlord agrees to convey the full amount of the Incentive received by Landlord to Tenant either (i) as a credit against Rent, or (ii) in the form of a reimbursement check to be delivered by Landlord to Tenant within five (5) Business Days after Landlord receives such Incentive. "Incentives" shall mean any Tenant-initiated tangible incentives that are paid to Landlord in the form of (a) cash, or (b) cash equivalents. To the extent an Incentive is received in a non-cash or non-cash equivalent form, Landlord and Tenant will work together cooperatively to equitably allocate such Incentive.

         Section 20.7  Restaurants and Retailers. Landlord shall use good faith
                       -------------------------
and diligent efforts to offer as part of the development of Waterview II and Waterview III upscale restaurants and ancillary amenity retail businesses consistent with a first class office/retail development such as a bank, deli, concierge, dry cleaner (pick up only), and exercise facility all located within the initial and subsequent buildings that will be constructed at Waterview. With respect to First Class Retailers (as defined below), Landlord shall consult with and provide Tenant with meaningful input concerning the leasing of such space to such tenants. With respect to retailers not meeting the criteria of First Class Retailers, Tenant shall have reasonable approval rights over such tenants. "First Class Retailers" shall mean retailers of a quality and nature similar to those at Reston Town Center at the time.

         Section 20.8   Written Approval. All references in this Lease to the
                        ----------------
consent or approval of Landlord or Tenant mean the written consent or approval of Landlord or Tenant, as the case may be, unless otherwise specifically provided.

         Section 20.9   No Money Damages. Wherever in this Lease Landlord's
                        ----------------
consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant's claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. Notwithstanding the foregoing, Tenant may seek and, if Tenant prevails, recover, actual damages (and not
                                                                      ---
consequential or punitive damages of any sort) only if in withholding, delaying
                                               ----
or conditioning such consent, or in being silent, Landlord is found to have acted in bad faith or in an arbitrary and capricious manner. Wherever Landlord agrees in this Lease not to unreasonably withhold its approval or consent, Landlord agrees that such approval or consent shall also not be unreasonably delayed or conditioned. In addition, if Landlord's consent or approval is requested by Tenant, then: (a) if (i) a time period is specified in this Lease for Landlord to respond, such time period shall govern, and (ii) no time period is so specified, the time period shall be deemed to be eleven (11) Business Days (so long as the request includes a statement in a conspicuous fashion that the failure to respond within eleven (11) Business Days after receipt or deemed receipt will constitute consent to the item in question); and (b) if Landlord fails to respond within the specified (or deemed) time period, then Landlord shall be deemed to have consented to the item in question.

                                   ARTICLE 21
                                   END OF TERM
                                   -----------

         Section 21.1   Expiration. Upon the expiration or other termination of
                        ----------
this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant's Property, and the Initial Installations and Tenant's Alterations to the extent required pursuant to Article 5 of this Lease.
                                                        ---------
The foregoing obligation shall survive the expiration or sooner termination of the Term.

         Section 21.2   Holdover Rent. Landlord and Tenant recognize that the
                        -------------
damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month (pro-rated, if applicable, on a daily basis) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of the Term, a sum equal to: the greater of Landlord's reasonable estimate of the current fair market value rent or one hundred twenty-five percent (125%) of the monthly Rent payable under this Lease for the last full calendar month of the Term for each of the first two (2) months of such holdover; one hundred fifty percent (150%) of the greater of Landlord's reasonable estimate of the current fair market value rent or the monthly Rent payable under this Lease for the last full calendar month of the Term for each of the next two (2) months; and two hundred percent (200%) of the greater of Landlord's reasonable estimate of the current fair market value or the monthly Rent payable under this Lease for the last full calendar month of the Term for each holdover month thereafter (determined on a phase by phase basis). No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 21. All of Tenant's obligations under this Article 21
                   ----------                                         ----------
shall survive the expiration or earlier termination of the Term of this Lease.


     Section 21.3 Short Term Surrender Option. In order to accommodate Tenant's
                  ---------------------------
ability to time its surrender of the Premises consistent with then-existing circumstances (as of the expiration of the Term of this Lease), Landlord agrees that Tenant shall have a one-time right and option (the "Surrender Option") to extend the Term as to not less than 50% of the Agreed Area of the Building for a fixed term of six (6) months, which additional period (the "Surrender Term") shall constitute a part of the Term of this Lease. Tenant shall exercise its Surrender Option by written notice to Landlord delivered not less than eighteen
(18) months prior to the expiration of the Term then ending (which the parties agree may include any Extension Period). In the event that Tenant fails or declines to provide the applicable written notice exercising the Surrender Option (subject, however, to Tenant's right to provide a Renewal Notice pursuant to Section 51, if a Renewal Option is then still available for exercise by Tenant) prior to the expiration of the time period described in the preceding sentence, then the Surrender Option, and all unexercised Renewal Options, shall, upon the expiration of such time period, become null and void and be of no further force or effect. If Tenant exercises the Surrender Option, the same shall be irrevocable and shall constitute Tenant's irrevocable waiver of all unexercised Extension Options under this Lease, if any. The Surrender Term shall be upon the same terms and conditions applicable to the Floor(s) as of the last day of the Lease Year then ending, except that the monthly Rent payable for such period shall equal one hundred three and one-half percent (103.5%) of the monthly Rent payable under this Lease for the last full calendar month of the Term prior to the Surrender Term, in accordance with the terms of Section 2.3(d). In the event that Tenant leases any space in Waterview II or Waterview III, Tenant shall have the option to extend the then current Term of this Lease in accordance with the terms of Section 2.3(d) above.

                                   ARTICLE 22
                                 QUIET ENJOYMENT
                                 ---------------

     Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any Person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease.

                                   ARTICLE 23
                             NO SURRENDER; NO WAIVER
                             -----------------------

     Section 23.1 No Surrender or Release. No act or thing done by Landlord or
                  -----------------------
Landlord's agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by either Landlord or Tenant, unless such waiver is in writing and is signed by Landlord or Tenant, as the case may be, and any such waiver shall be effective only for the specific purpose and in the specific instance in which given. If Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive Tenant's keys to the Premises for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

     Section 23.2 No Waiver. The failure of either party to seek redress for
                  ---------
violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or the receipt by either party of any other sums due from the other party with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Fixed Rent or Additional Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or Additional Rent or pursue any other remedy provided in this Lease. The existence of a right of renewal or extension of this Lease, or the exercise of such right, shall not limit Landlord's right to terminate this Lease in accordance with the terms hereof, or create any option for further extension or renewal of this Lease.

                                   ARTICLE 24
                             WAIVER OF TRIAL BY JURY
                             -----------------------

     LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any non-mandatory counterclaim of any nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

                                   ARTICLE 25
                              INABILITY TO PERFORM
                              --------------------

     Subject to the provisions of this Lease, and the obligation of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder shall not be affected, impaired or excused by any Unavoidable Delays. Landlord shall use reasonable efforts to (i) promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease and (ii) overcome any obstacles causing such Unavoidable Delay. The foregoing provision shall not apply to Unavoidable Delays which affect Landlord's or Tenant's obligations to complete the Base Building Work and/or the Initial Installations, which shall be governed by the specific terms of this Lease and the Design and Construction Agreement relating thereto.

                                   ARTICLE 26
                                     NOTICES
                                     -------

     Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, designations, approvals and other communications under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries or by facsimile transmission, provided that any notice given by facsimile transmission shall also be delivered using one of the other permitted methods of delivering notices under this Section 26, addressed as follows:

        (a) if to Tenant, (i) at Tenant's address set forth on the first page of this Lease, Attn.: Henry White if mailed prior to Tenant's taking possession of the Premises, or (ii) at the Building, Attn: Henry White if mailed subsequent to Tenant's taking possession of the Premises, with copies to: VeriSign, Inc., 487 E. Middleton Road, Mountain View, California 94043, Attention: Rick Walsh,
Facsimile: (650) 961-7300; and to VeriSign, Inc., 21355 Ridgetop Circle, Dulles, Virginia 20166, Attention: Bobby Turnage, Facsimile: (703) 742-7461; and to Jones Lang LaSalle Americas, Inc., 1400 Business Center Drive, Mount Prospect, IL 60056, Attention: Mirela Gabrovska, Facsimile: (847) 299-8324; and to Jones Lang LaSalle Americas, Inc., 8484 Westpark Drive, Suite 710, McLean, Virginia 22102, Attention: A. Jefferson Groh, Facsimile: (703) 269-0246; and, with respect to default notices only, to Jeffrey R. Keitelman, Esq., Piper Marbury Rudnick & Wolfe LLP, 1200 Nineteenth Street, N.W., Washington, D.C. 20036-2412,
Facsimile: (202) 223-2085.

          (b) if to Landlord: at Landlord's address set forth on the first (1/ST/) page of this Lease, Attn.: Regional Director, and with copies to (i) Tishman Speyer Properties L.P., 520 Madison Avenue, New York, New York 10022,
Attn.: General Counsel, Facsimile: (212) 588-1895, (ii) Hogan & Hartson, L.L.P., 8300 Greensboro Drive, McLean, Virginia 22102, Attn: Dennis K. Moyer, Esq.,
Facsimile: (703) 610-6200, (iii) Tishman Speyer Properties L.P., 520 Madison Avenue, New York, New York 10022, Attn: Chief Financial Officer, Facsimile:
(212) 588-1895 and (iv) any Mortgagee or Lessor which shall have requested copies of notices, by notice given to Tenant in accordance with the provisions of this Article 26, at the address designated by such Mortgagee or Lessor; or to
        ----------
such other address(es) as either Landlord or Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26. Any such approval,
                                                ----------
consent, notice, demand, request or other communication shall be deemed to have been given on the earlier to occur of the date of receipted delivery or refusal to accept delivery or three (3) Business Days after it shall have been mailed as provided in this Article 26.
                 ----------

                                   ARTICLE 27
                              RULES AND REGULATIONS
                              ---------------------

     Tenant shall, and Tenant shall use reasonable efforts to cause Tenant's contractors, employees, agents, visitors and licensees to observe and comply with the Rules and Regulations and the Construction Procedures, provided, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations or the Construction Procedures as originally promulgated or as supplemented or amended from time to time, the provisions of this Lease shall control. Landlord reserves the right, from time to time, to adopt additional Rules and Regulations or Construction Procedures and to amend the Rules and Regulations or Construction Procedures then in effect; provided, however, that, as to Tenant, any such supplement or amendment to the Rules and Regulations or Construction Procedures shall (i) be reasonable,
(ii) impose no greater than a de minimis additional cost on Tenant, and (iii)
                              ----------
take effect only after thirty (30) days prior notice to Tenant. Tenant shall have the right to dispute the reasonableness or effect of any such supplement or amendment to the Rules and Regulations or the Construction Procedures (or any supplement or amendment thereto) by notice to Landlord given within thirty (30) days of Tenant's receipt of such supplement or amendment or Construction Procedures, and, in the event of their failure to agree within ten (10) days thereafter, either party may submit the same to arbitration in accordance with
Article 34 hereof. Nothing contained in this Lease shall impose upon Landlord
----------
any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant (in the event that Tenant no longer occupies the entire Building), and Landlord shall not be liable to Tenant for violation of the same by any other tenant of the Building, except that Landlord shall not enforce any Rule or Regulation against Tenant in a discriminatory fashion.

                                   ARTICLE 28
                                     BROKER
                                     ------

          Section 28.1 Broker Representations. Landlord has retained Landlord's
                       ----------------------
Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord's Agent. Landlord agrees to pay a commission to Broker for Tenant pursuant to a separate agreement between Landlord and Broker for Tenant. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than Landlord's Agent and Broker for Tenant and that to the best of its knowledge and belief, no other broker, finder or like entity procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. The execution and delivery of this Lease by each party shall be conclusive evidence that each party has relied upon the foregoing representations and warranties.

          Section 28.2 Indemnity. Each of Landlord and Tenant shall indemnify,
                       ---------
defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord's Agent and Broker for Tenant) arising out of the above representation being false. In addition, Landlord shall indemnify and hold Tenant harmless from and against any claims by Landlord's Agent or Broker for Tenant for any unpaid commissions. The provisions of this Article 28 shall survive the expiration or earlier
                   ----------
termination of the Term of this Lease.

                                   ARTICLE 29
                                    INDEMNITY
                                    ---------

          Section 29.1 (a) Tenant's Indemnity. Except for the acts of Landlord
                           ------------------
and those parties claiming by, through or under Landlord, other than Tenant, Tenant shall not do or permit to be done any act or thing upon the Premises which would subject Landlord to any liability for injury or damage to persons or property. Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses (as defined in subsection (b) hereof), resulting from any claims against the Indemnitee related to or arising from any injury to or death of persons and damage to or theft, misappropriation or loss of property in or about the Premises, arising from any misconduct, failure to act (when under a duty to do so) or negligence of (A) Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors or (B) both Landlord and Tenant, provided, however, that Tenant's liability hereunder with respect to matters judicially determined to have arisen in whole or in part out of the misconduct, failure to act (when under a duty to do so) or negligence of Landlord, as to which determination all appeals have been exhausted, shall be only to the extent, if any, that such matters have been so determined to have arisen out of the misconduct, failure to act (when under a duty to do so) or negligence of Tenant.

               (b) Indemnity Inclusions. The term "Losses" means any and all
                   --------------------
losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises.

  Section 29.2 Defense and Settlement. If any claim, action or proceeding is
               ----------------------
made or brought against any Indemnitee, then such Indemnitee shall promptly notify Tenant and Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee's name (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. Attorneys for Tenant's insurer shall hereby be deemed approved for purposes of this Section 29.2. Notwithstanding the foregoing, if Landlord or any Indemnitee reasonably believes that (i) a conflict of interest exists which would make it inadvisable to be represented by Tenant's counsel,
(ii) Tenant is not diligently defending the claim, action or proceeding or (iii) there are legal defenses available to Landlord or any Indemnitee which are different from or inconsistent with those available to Tenant, Landlord and/or such Indemnitees shall each be entitled to retain separate counsel and Tenant shall pay the reasonable fees and expenses of such separate counsel. Notwithstanding anything herein contained to the contrary, Tenant may direct the Indemnitee to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Indemnitee other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require the Indemnitee to admit any liability, and (d) the Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding (which may be conditioned upon receiving a reciprocal release from the Indemnitee). The provisions of this Article 29 shall survive the expiration or earlier
                   ----------
termination of this Lease.

  Section 29.3 Landlord's Indemnity. Except for the acts of Tenant and those
               --------------------
parties claiming by, through or under Tenant, other than Landlord, Landlord shall not do or permit to be done any act or thing upon the Premises which would subject Tenant to any liability for injury or damage to persons or property. Landlord shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses resulting from any claims against the Indemnitee related to or arising from any injury to or death of persons and damage to or theft, misappropriation or loss of property in or about the Premises, arising from any misconduct, failure to act (when under a duty to do so) or negligence of (A) Landlord, its contractors, licensees, agents, servants, employees, invitees or visitors or (B) both Tenant and Landlord, provided, however, that Landlord's liability hereunder with respect to matters judicially determined to have arisen in whole or in part out of the misconduct, failure to act (when under a duty to do so) or negligence of Tenant, as to which determination all appeals have been exhausted, shall be only to the extent, if any, that such matters have been so determined to have arisen out of the misconduct, failure to act (when under a duty to do so) or negligence of Landlord. The indemnity set forth in this Section 29.3 shall be subject to the same procedures applicable to Tenant's indemnity set forth in Section 29.2, mutatis mutandis.
------- --------

                                   ARTICLE 30
                         TAX STATUS OF BENEFICIAL OWNERS
                         -------------------------------

     Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Section 856 et seq. of the Code or as entities described in
Section 511(a)(2) of the Code, and that avoiding (a) the loss of such status,
(b) the receipt of any income derived under any provision of this Lease that does not constitute "rents from real property" (in the case of real estate investment trusts) or that constitutes "unrelated business taxable income" (in the case of entities described in Section 511 (a)(2) of the Code), and (c) the imposition of penalty or similar taxes (each an "Adverse Event") is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification, provided that (i) Landlord shall bear the reasonable cost to Tenant in connection therewith, and (ii) there shall be no increase in Tenant's obligations or decrease in Tenant's rights (except to a de minimis extent) as a result thereof. Any amendment or modification pursuant to this
Article 30 shall be structured so that the economic results to Landlord and
----------
Tenant shall be not less favorable (except to a de minimis extent) than those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord's other rights under this Article 30, Landlord
                                                           ----------
may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment.

                                   ARTICLE 31
                                EXTENSION PERIOD
                                ----------------

     Section 31.1 Option to Extend.
                  ----------------

                  (a) Provided Tenant leases and occupies at least fifty percent (50%) of the Agreed Area of the Building, Tenant shall have the option (the "Extension

Option") to extend the Term of this Lease for three (3) consecutive periods of five (5) years each (each one, an "Extension Period"). Tenant's right to extend the Term shall be exercised by giving written notice (the "Option Notice") to Landlord not later than eighteen (18) months prior to either (i) the original Expiration Date or (ii) if Tenant exercises its option to extend this Lease for any Extension Period, the Expiration Date as extended pursuant to this Article
                                                                       -------
31, time being of the essence. If Tenant fails to timely elect to extend the
--
Term, this Lease shall terminate on the applicable Expiration Date, Tenant shall be deemed to have waived all of its rights under any succeeding Extension Option, and thereafter the Extension Option shall be null and void and of no further force or effect.

                      (b) The Extension Option shall be exercised on the following terms and conditions:

                          (i)  If on the date of the Option Notice or on the
Extension Period commencement date an uncured Material Default shall then exist by Tenant, Landlord shall have the option to declare Tenant's election to extend the Term to be null, void and of no force or effect.

                          (ii) This Lease shall not have been terminated.

                      (c) No further rights to extend the Term beyond any Extension Period described herein shall be created by any extension, except as mutually agreed to in any documents extending the Term.

                      (d) If Tenant exercises an Extension Option, then within thirty (30) days after the determination of the Extension Period Fixed Rent, Landlord and Tenant shall execute a written supplement to this Lease confirming the terms, provisions and conditions of this Lease applicable during each Extension Period; provided, however, that failure to do so shall not affect either party's rights hereunder.

          31.2.   Terms.
                  -----

                  (a) Each Extension Period shall be upon the same terms and conditions of this Lease except that: (i) the Fixed Rent during each such Extension Period shall be set at an annual rate (with annual escalations) equal to one hundred percent (100%) the annual fair market rental and annual escalation rate (collectively "FMR") for the applicable Extension Period, as determined by the agreement of Landlord and Tenant in accordance with the Renewal Parameters and pursuant to the process described below; (ii) except as specifically set forth in Section 2.3 of this Lease with respect to the Surrender Term, Tenant shall have no option to renew the Term beyond the expiration of the third Extension Period; and (iii) except as otherwise agreed to by Landlord and Tenant pursuant to the process described below, the Premises shall be delivered in their existing condition (on an "as is" basis) at the time the applicable Extension Period commences (provided that the determination of FMR pursuant to the Renewal Parameters will take this fact and any improvement and refurbishment allowance then otherwise being provided). Except as specifically provided in Section

31.5, below, any Extension Option of this Lease shall be for all, but not less than all, of the Premises then leased by Tenant.

          (b) "Renewal Parameters" shall mean all appropriate factors for determining fair market economics of a new lease or renewal transaction for similar class office space in buildings of similar quality (taking into account class and age) in the Reston/Herndon submarket, such appropriate factors to include the quality, location and visibility of the Building and the desirability of the Waterview project, the size and type of space being renewed, the tenant's creditworthiness, any concessions being granted (including rental abatements, move allowances, tenant improvement allowances, and the like) or costs being saved, downtime for vacancy, leasing commissions (or the lack thereof), the method of calculating Additional Rent (i.e., operating costs and tax pass-throughs), base rental escalations, costs associated with relocation (or the lack thereof), fees then being charged (or not) in the Reston/Herndon submarket for parking (it being understood that no separate charge for parking shall ever be assessed to Tenant under this Lease), the criteria concerning a security deposit required to be considered under Section 31.6 of this Lease (if any), and any other criteria or factor that would fairly be taken into consideration in determining the economics of a market lease transaction in the Reston/Herndon submarket.

     31.3 Negotiation Process. Within thirty (30) business days after Landlord's
          -------------------
receipt of an Option Notice from Tenant, Landlord will provide to Tenant in writing its good faith determination of the applicable FMR for the Extension Period taking into account the Renewal Parameters ("Landlord's FMR Proposal"). The parties thereafter shall negotiate in good faith. If Landlord and Tenant are unable to reach agreement on the FMR for the applicable Extension Period and execute a document therefor within sixty (60) days after Tenant's receipt of Landlord's FMR Proposal, then Tenant may elect, at its option, by written notice to Landlord: (a) to withdraw its Option Notice (in which event the Option Notice, all thereupon be null and void); (b) to accept the last written offer presented by Landlord to Tenant; or (c) to submit the question of what the appropriate FMR should be for the applicable Extension Period for determination using the Three Broker Method set forth below. If Tenant fails to notify Landlord of its election pursuant to the preceding sentence within five (5) Business Days after the expiration of the 60-day period, Tenant shall be deemed to have irrevocably withdrawn its Option Notice pursuant to clause (a) above and the Lease shall terminate in accordance with its terms. If Tenant elects to proceed under clause (b) or (c) above, the Option Notice shall thereafter be deemed irrevocable.

     31.4 Three Broker Method. If necessary, the FMR for the applicable
          -------------------
Extension Period shall be determined by brokers in the following manner:

          (a) Landlord and Tenant shall each appoint one broker who is licensed as a real estate broker in the Commonwealth of Virginia and who shall have been active over the seven (7) year period ending on the date of the Option Notice in the leasing of comparable office properties within the Reston/Herndon office submarket. Each such broker shall be appointed within eleven (11) Business Days after Landlord's receipt of Tenant's election to proceed under clause (c) of Section 31.3.

          (b) The two brokers so appointed shall, within ten (10) days of the date of the appointment of the last appointed broker, agree upon and appoint a third broker who shall be qualified based upon the same criteria set forth hereinabove for the qualification of the initial two brokers.

          (c) Each of the two (2) brokers initially selected by Landlord and Tenant shall, within eleven (11) Business Days after the appointment of the third broker, prepare his or her written determination of the terms which each such broker believes in good faith constitutes the prevailing FMR taking into account the Renewal Parameters, and deliver a written copy of such determination to each of Landlord, Tenant and the third broker. Within eleven (11) Business Days after the third broker receives the written submissions from each of Landlord's broker and Tenant's broker, the third broker shall determine which submission the third broker believes in good faith most closely approximates the prevailing FMR, and the FMR set forth in such submission shall thereupon constitute the FMR and be binding on the parties.

          (d) If either Landlord or Tenant fails to appoint a broker within the time period specified in subparagraph (a) hereinabove or one of the two (2) brokers initially selected by Landlord and Tenant fails to submit a written determination within the time period specified in subparagraph (c) above, the broker appointed by one of them shall reach a decision (within the limitations set forth in clause (c), and notify Landlord and Tenant thereof. The cost associated with obtaining the three broker determinations under this Section shall be divided equally by Landlord and Tenant.

     31.5. Partial Renewal. Tenant may renew this Lease for less than the
           ---------------
entirety of the Premises, but no less than fifty percent (50%) of the Building, so long as the renewal for less than all of the Premises (hereinafter, a "Partial Renewal") shall meet all of the following standards: (a) with respect to each Floor included within any such Partial Renewal, the space renewed shall be the entirety of such Floor, except (1) with respect to the first Floor, which shall be for a minimum of 25% of that Floor, and (2) if Tenant is then leasing a different fractional portion of the Floor in question at the time and is renewing as to the entirety of such space; and (b) no Partial Renewal will be permitted which will result in the surrender to Landlord of any non-contiguous Floors (except for the first floor of the Premises, which may be non-contiguous to the space surrendered). If Tenant wishes to exercise its Renewal Option for a Partial Renewal, Tenant's Option Notice shall specify which portion of the Premises is subject to such Option Notice (and upon the end of the Term then ending, this Lease shall terminate as to all portions of the Premises which are not within the scope of such Option Notice).

     31.6 Security Deposit During Extension Period. If Tenant satisfies the
          ----------------------------------------
Financial Condition as of the date of the Option Notice, then Tenant shall not be required to post any security deposit for such Extension Period. If not, then the Renewal Parameters shall include consideration of what would constitute an appropriate security deposit securing the performance of Tenant's obligations with respect to the applicable Extension Period, given Tenant's creditworthiness at the time, any out-of-pocket expenditures by Landlord in connection with such renewal, and prevailing market conditions at the time, and Tenant shall be required to post any such security as a condition to such Extension Term.

                                   ARTICLE 32
                        PURCHASE OPTIONS ON THE BUILDING
                        --------------------------------

     32.1 Primary Purchase Option.
          -----------------------

     (a) Provided no uncured Material Default shall then exist, Tenant shall (for itself and for the benefit of any successor, assign or permitted designee pursuant to section (e) below) have the right and option (the "Primary Purchase Option") to purchase the Premises in accordance with the terms and conditions set forth in this Section 32.1 and a Purchase and Sale Agreement (a "PSA") to be executed by Landlord and Tenant (or Tenant's permitted designee) substantially in the form of the Purchase and Sale Agreement attached as Exhibit P hereto. In
                                                           ---------
the event of any inconsistencies between the PSA and this Section 32.1, the terms, covenants and conditions of the PSA shall control.

     (b) Not later than May 1, 2003, Tenant shall notify Landlord whether Tenant elects to exercise its Primary Purchase Option (a "Purchase Notice"). Tenant's failure to deliver a Purchase Notice prior to such date shall be deemed to constitute Tenant's irrevocable election not to so purchase the Property.

     (c) If Tenant timely delivers the Purchase Notice to Landlord, the entire Premises (i.e., Building, Land and Parking Garage) shall be sold by Landlord to Tenant for a purchase price equal the sum of (i) the product of (1) Two Hundred Ten Dollars ($210.00) and (2) the Agreed Area of the Building, plus (ii) the total amount of the Supplemental Allowance that was advanced by Landlord and which remains outstanding at such time. The settlement date shall occur on a date designated by Tenant (subject to reasonable extension as more particularly set forth in the PSA) upon at least five (5) Business Days notice to Landlord, which settlement date shall be at any time at least 30 days after receipt by Landlord of the Purchase Notice and prior to the 90th day after the Last Rent Commencement Date; provided, however, that subject to the terms and conditions of Paragraph C.2 of the Design and Construction Agreement, Tenant shall not close on a purchase of the Premises prior to October 1, 2002 (the "Lock-Out Date"). If settlement occurs after such Last Rent Commencement Date, Tenant shall pay all Rent until such settlement. If settlement occurs prior to such Last Rent Commencement Date, Landlord shall still be obligated to fund the Landlord's Contribution and the Supplemental Allowance, and shall reimburse Tenant for its costs of funds as follows: purchase price (per rentable square foot for which a Rent Commencement Date has not occurred) x seven percent (7.0%) per annum (compounded monthly)/365 x number of days between settlement and such Last Rent Commencement Date. In addition, Landlord shall pay Tenant a liquidated sum in the amount of $2.50 per rentable square foot per annum (which shall be prorated on a per diem basis) for all costs incurred in connection with utilities and services provided during the construction period of the Initial Installations. There shall be no good faith deposit.

          (d) There will be no brokerage commissions payable by Landlord in connection with such sale (provided that, as set forth in a separate commission agreement between Landlord and Broker for Tenant, the second portion of the commission thereunder allocable to the Premises will be accelerated and will be payable at closing of the purchase and sale of the Property pursuant to the
PSA).

          (e) Landlord will cooperate in good faith (at no material cost to Landlord unless Landlord is reimbursed therefor, and provided that no other obligation or liability of Landlord under this Lease is materially increased (it being understood, however, that any cost, obligation or liability substantially identical to that assumed by Landlord elsewhere under this Lease shall be deemed acceptable to Landlord hereunder) unless Landlord is reimbursed therefor) to enable Tenant to structure any acquisition as a synthetic lease or other form of off-balance sheet type transaction. Tenant shall be entitled to certain damages in connection with a failure to effectuate any such transaction pursuant to
Section 13 of the PSA. Without limiting the generality of the foregoing, Tenant shall have the absolute right, at its sole option to assign the Primary Purchase Option or designate any person or entity to whom title to the Property shall be conveyed (at closing or when otherwise required by a synthetic lease transaction) in order to facilitate a synthetic lease or other off-balance sheet financing, provided such assignment shall not in any way (i) constitute an assignment of this Lease by Tenant, nor (ii) relieve Tenant of any of its obligations hereunder. Tenant also may assign the Primary Purchase Option in connection with a permitted assignment under this Lease.

          (f) In the event Tenant exercises its Primary Purchase Option in accordance herewith, pending the date of closing thereon, Tenant will remain in possession of the Premises as a "tenant" under this Lease and possession of fee simple ownership shall be given only upon the consummation of closing under the PSA.

     32.2 Right of First Offer to Purchase in Future
          ------------------------------------------

          (a) Provided that Tenant is leasing more than 50% of the Agreed Area of the Building and no uncured Material Default shall then exist, Tenant shall, throughout the Term, have a continuing right of first offer (a "ROFOP") to purchase the entirety (but not less than the entirety) of the Premises. If Landlord shall desire to sell the Premises, or if Landlord shall receive any unsolicited arm's length offer from an unaffiliated third party to purchase the Premises that Landlord is willing to entertain, Landlord shall notify Tenant in writing of same (the "Offer Notice"). The Offer Notice shall disclose to Tenant the price ("Offer Price") and other material terms pursuant to which Landlord will be marketing the Premises for sale in good faith or which are contained in such unsolicited offer. Tenant shall have eleven (11) Business Days following receipt of the Offer Notice to accept such terms and conditions. The purchase price must be payable in cash or cash equivalent and such other terms and conditions must not contain any unique terms which are incapable of being performed by purchasers generally. If Tenant accepts such terms and conditions during such period, then Landlord and Tenant shall promptly enter into a purchase and sale agreement in substantially the form of Exhibit T, with such modifications as may be necessary or
            ---------
appropriate to reflect the terms of the Offer Notice and this Section and to include any provisions reasonably necessary to qualify the sale transaction for synthetic lease or other off-balance sheet treatment (which provisions shall not increase or adversely modify, other than in a de minimis fashion Landlord's, or any guarantor's, rights, obligations and liabilities set forth in the agreement attached as Exhibit T) (the "ROFO PSA"). Any dispute regarding the terms of such
            ---------
ROFO PSA shall be subject to arbitration in accordance with Section 34.

          (b) If Tenant withdraws its exercise of its ROFOP, or if Tenant never elects to exercise its ROFOP, then Landlord shall be free for a period of twelve
(12) months from the expiration of such eleven (11) business day period to sell the Premises to any third party provided that (i) the sale price is not less than ninety-five percent (95%) of the purchase price last offered by Landlord to Tenant, and (ii) the other material business terms are not materially less favorable to Landlord than those contained in Landlord's last offer to Tenant. In the event the Premises is not sold within such twelve (12) month period but is subject to a Pending Contract (as defined below), Landlord shall continue to be free to sell the Premises upon the terms set forth in the Pending Contract. If a sale is not consummated within such twelve (12) month period, or if the purchase price is less than ninety-five percent (95%) of Landlord's last offer to Tenant or otherwise is materially different, then the ROFOP shall be reinstated (with Landlord being obligated to take into account in good faith any such materially less favorable terms, if any) (provided that if Landlord provided Tenant with a fully-executed letter of intent, memorandum of understanding or similar agreement for such proposed third party sale, Tenant shall have eleven (11) business days after receipt of such letter, memorandum or agreement to agree to the terms of the specific offer stated therein). In the event the Premises is not sold within such twelve (12) month period but is subject to a Pending Contract (as defined below), Landlord shall continue to be free to sell the Premises upon the terms set forth in the Pending Contract. For purposes of this Section: (x) the term "Pending Contract" shall mean a bona fide written contract which provides for the sale of the Premises to an unrelated third party at a sale price not less than ninety-five percent (95%) of the purchase price last offered by Landlord to Tenant and sets an outside date for the closing of such sale not later than sixteen (16) months after Tenant's receipt of the Offer Notice; and (y) a sale of the Premises shall be deemed to include the sale or transfer of an equity interest in the entity directly or indirectly owning the Land and/or the balance of the Premises, except to the extent permitted by subsection (c) below. If a sale is consummated within such 12-month period or pursuant to a Pending Contract, then Tenant shall have no further ROFOP and this Section 32.2 shall be deemed null and void. Upon request, Landlord shall deliver to Tenant an unconditional certification signed by an authorized officer of Landlord stating that the preceding percentage and time limitations were not violated in connection with such sale.

          (c) Notwithstanding anything in this Lease to the contrary, Tenant shall have no rights pursuant to this Section 32.2 (but shall have all other rights) in connection with the transfer of title to the Premises, as the case may be: (i) upon both (A) the foreclosure, or bona fide deed in lieu of foreclosure, in respect of any Mortgage which was obtained for legitimate business purposes in order to obtain financing and not for the purpose of avoiding Tenant's rights or Landlord's obligations under this Lease and (B) the initial (but only the initial) transfer of such lender taking by foreclosure or deed in lieu of foreclosure (but only to the extent (1) such lender is prohibited by applicable regulatory laws regulating such lender's activities in such circumstances (and Tenant is provided with prior written notice of such prohibition) from providing any such rights to Tenant and (2) Tenant is unwilling or unable to modify the affected rights hereunder to enable such lender to comply with any such laws); provided that in all events the ROFOP rights shall survive any such foreclosure or deed in lieu of foreclosure, and such initial transfer, and shall apply to any and all subsequent transfers; (ii) upon both (A) the bona fide termination for default by Landlord of a Superior Lease which was obtained for legitimate business purposes in order to obtain financing and not for the purpose of avoiding Tenant's rights or Landlord's obligations under this Lease and (B) the initial (but only the initial) transfer by such terminating landlord (but only to the extent (1) such landlord is prohibited by applicable regulatory laws regulating such landlord's activities in such circumstances (and Tenant is provided with prior written notice of such prohibition) from providing any such rights to Tenant and (2) Tenant is unwilling or unable to modify the affected rights hereunder to enable such landlord to comply with any such laws); provided that in all events the ROFOP rights shall survive any such termination, and any such initial transfer, and shall apply to any and all subsequent transfers; (iii) to any member of Landlord or to any Affiliate of Landlord or of any member of Landlord, so long as, after such transfer, Tishman Speyer Properties, L.P., Tishman Speyer Crown Equities, a Delaware general partnership, or Tishman Speyer/Traveler's Real Estate Venture, L.P., either directly or indirectly, through one or more intermediate entities,
(A) exercises Control over the entity which owns title to the Premises and (B) owns ten percent (10%) or more of the total beneficial interests in the entity which owns title to the Premises; and (iv) upon the sale or transfer of an equity interest in the entity directly or indirectly owning the Premises, so long as, after such transfer, Tishman Speyer Properties, L.P., Tishman Speyer Crown Equities, a Delaware general partnership or Tishman Speyer/Traveler's Real Estate Venture, L.P., either directly or indirectly, through one or more intermediate entities, (A) exercises Control over the entity which owns title to the Premises and (B) owns ten percent (10%) or more of the total beneficial interests in the entity which owns title to the Premises. The owner of the Premises following a transfer in accordance with subsection (c)(iii) and (iv) shall not be entitled or permitted to sell the Premises during the Term without first complying again with the ROFOP to Tenant in accordance with the terms of this Section 32.2.

     32.3 [Reserved]

     32.4 Certain Synthetic Lease Covenants. The following provisions shall
          ---------------------------------
apply in connection with the exercise by Tenant of any of its rights under
Section 32.1 in the form of a synthetic lease or other off-balance sheet transaction notwithstanding any other provision of this Lease to the contrary:

          (a) In the event Tenant's synthetic lease counsel or accountant informs Landlord that, in such person's good faith, reasonable professional judgment, one or more provisions of this Lease would prohibit or otherwise materially adversely affect Tenant's ability to enter into a synthetic lease or other off-balance sheet transaction, Landlord agrees to amend such Lease provision provided that (i) Tenant pays all reasonable costs, including attorneys' fees, associated with so amending the Lease, and (ii) such amendment shall not materially increase Landlord's obligations or liabilities under this Lease (it being understood, however, that any cost, obligation or liability substantially identical to that assumed by Landlord under this Lease shall be deemed acceptable to Landlord hereunder) and (iii) such amendments shall be deemed void ab initio if the applicable transaction is not consummated and this Lease continues.

          (b) Notwithstanding any other provision of this Lease to the contrary, Landlord acknowledges that Tenant shall have no obligation (other than posting the Security Deposit and any additional collateral that may be required pursuant to Section 31.6 of this Lease (concerning the Extension Term), Paragraph C.2(b) of the Design and Construction Agreement (concerning Lienable Initial Installations Costs), and Paragraph C.2(h) of the Design and Construction Agreement (concerning the Lock-Out Allowance, if any)), and Tenant shall not pay any costs for or relating to the Initial Installations, including Excess TI Costs, unless and until Landlord has expended the entire Landlord's Contribution and Supplemental Allowance and Lock-Out Allowance.

          (c) Notwithstanding any other provision of this Lease to the contrary, with respect to any period prior to the later of (i) the Commencement Date, or
(ii) the date the Primary Purchase Option is consummated, any indemnity being provided by Tenant under this Lease shall not be applicable, and Tenant shall not be liable, to (A) any third-parties (including, without limitation, Landlord's Affiliates and Agents) for any matters, nor (B) Landlord for the actions of any third-parties, including, without limitation, actions of Tenant's Agents and Affiliates during such period; provided, however, that Tenant's indemnity to Landlord for third party claims caused by or resulting from Tenant's own actions or failures to act (but not Tenant's Agents and Affiliates) during such period shall apply.

          (d) In no event shall Tenant incur or be responsible for any Environmental Liabilities existing as of, or any Hazardous Materials introduced to the Premises prior to, or any Hazardous Materials Release occurring prior to, the Commencement Date, except to the extent of an indemnity to Landlord arising solely out of the acts and/or omissions of Tenant and/or Tenant's Agents.

          (e) Subsections (c) and (d) shall each be deemed void ab initio with respect to the Premises and this Lease if the applicable transaction is not consummated as and when provided herein and this Lease continues.

                                   ARTICLE 33
                                     SIGNAGE
                                     -------

     Section 33.1 (a) So long as Tenant is leasing at least 75% of the Agreed Area of the Building, Tenant shall have the exclusive right to install and construct Building mounted signage on Waterview I (to the maximum extent permissible by law) (not including, however, retail signage approved by Tenant (which shall not reduce Tenant's signage), such approval not to be unreasonably withheld, conditioned or delayed) anywhere on the Premises, provided the location, size and appearance of all signage is consistent with the design specifications package governing Woodland Park attached hereto as Exhibit Y, and
                                                                  ---------
Landlord has reasonably approved the means of attaching such signage to the exterior of the Building. All such installations shall be subject to Article 5
                                                                     ---------
hereof, other than Section 5.1(a)(iii) and Section 5.1(a)(vi).

     Section 33.2 Tenant shall be entitled to non-exclusive use of the lobby directory in the Building and Tenant may display its name and logo on the lobby of each Floor; provided, however, if Tenant leases 100% of the Agreed Area, Tenant's rights under this Section 33.2 shall be exclusive. All signage provided by this Section shall be at Tenant's sole expense, with the exception of the lobby directory which shall be provided by Landlord at Landlord's expense.

     Section 33.3 In accordance with the Design and Construction Agreement, Landlord will name the road leading to Waterview I (as shown on Exhibit M) as
                                                                ---------
"VeriSign Way" for so long as Tenant leases all of the office area of Waterview
I. After Waterview II is completed, if one or more full Floors of Waterview II is not leased by Tenant, Landlord shall have the right to rename such road if appropriate in Landlord's reasonable judgment to accommodate other Waterview II or III tenant requirements; provided that Landlord shall use good faith and diligent efforts to either maintain such named road or to rename a different road (or portion of the same road) leading to Waterview I.

     Section 33.4 Any assignee of this Lease who meets the Secondary Financial Condition, and any Tenant Affiliate, shall be entitled to all signage rights afforded to Tenant. In addition, all such rights shall continue in favor of Tenant notwithstanding any permitted sublease (and Tenant may exercise same for its own use or as an accommodation to its subtenant).

     Section 33.5 In connection with the Standard Base Building Work, Landlord shall provide monument signage for Tenant on the Land at the entrance to Waterview closest to Centreville Road in the location shown on Exhibit W. In
                                                               ---------
addition, Landlord will also provide monument signage for Tenant and other tenants of Waterview on the Land at one or more locations deemed appropriate by Landlord. Such signage installed pursuant to this Section 33.5 shall have Tenant's name/logo being exclusive or at least the most prominent so long as Tenant is leasing the most space in Waterview.

     Section 33.6. So long as Tenant occupies 50% or more of the Building, none of the following entities shall have any exterior building or monument signage at Waterview: Baltimore Technologies, Entrust, Verizon, Nortel Networks, and Register.com (collectively, "Competitors"). No corporate or entity name or identification, except that of a Permitted Entity, shall ever be used in naming either Waterview or Woodland Park. A "Permitted Entity" means any entity that
(a) is not a tenant user or occupant in Woodland Park or a Competitor, and (b) is an entity the primary business of which is real estate development or investment.

                                   ARTICLE 34
                                   ARBITRATION
                                   -----------

     Section 34.1 Arbitration. No dispute arising out of this Lease shall be
                  -----------
determined by arbitration unless specifically provided herein.

     Section 34.2 Expedited Arbitration of Other Disputes. In any dispute
                  ---------------------------------------
between Landlord and Tenant for which arbitration is specifically provided for hereunder, Landlord and Tenant agree that: (a) upon the request of either Landlord or Tenant, the dispute shall be submitted to the American Arbitration Association or its successor (the "AAA") for disposition pursuant to the "Expedited Procedures" of the AAA by the Washington, D.C. office of the AAA; (b) the decision of the AAA shall be final and all actions necessary to implement the decision of the AAA shall be undertaken as soon as possible, but in no event later than ten (10) Business Days after the rendering of such decision; (c) judgment upon the dispute or any award rendered may be entered in any court having jurisdiction thereof; and (d) all fees payable to the AAA for services rendered in connection with the resolution of the dispute shall be paid by the unsuccessful party (in the event of any dispute regarding which party was unsuccessful, the determination of the arbitrator with respect thereto shall be final). For purposes of this Section 34.2, the phrase "Expedited Procedures of the Association" shall mean those procedures set forth in paragraphs 53 through 57 of that certain booklet published by the Association and titled "Commercial
                                                                    ----------
Arbitration Rules", as effective on November 1, 1993 and any amendments thereto.
-----------------

                                   ARTICLE 35
                                SECURITY DEPOSIT
                                ----------------

     Section 35.1 Security Deposit. Within thirty (30) days after full and final
                  ----------------
execution of this Lease by Landlord and Tenant, Tenant shall deposit the Security Deposit in the form of a letter of credit with Landlord as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided. Landlord acknowledges that, due to the possibility of a synthetic lease or similar transaction, Landlord shall not use the Security Deposit (or any other deposit) for construction funds unless Tenant is ineligible to purchase the Premises pursuant to Section 32.1 of this Lease.

         Section 35.2 Letter of Credit. Tenant shall deliver the Security
                      ----------------
Deposit to Landlord in the form of an irrevocable and unconditional letter of credit (the "Letter of Credit") issued by and drawable upon Bank of America in Los Angeles, California, or other commercial bank, trust company, national banking association or savings and loan association reasonably satisfactory to Landlord with offices for banking purposes in Northern Virginia or New York, New York (the "Issuing Bank"), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poors Rating Service, and has combined capital, surplus and undivided profits of not less than $2,000,000,000. Such Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of the Security Deposit, (c) have a term of not less than one year, (d) permit multiple drawings, and (e) otherwise be substantially in the form set forth on Exhibit G
                                                                      ---------
hereto. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the "Non-Renewal Notice") to Landlord, with a copy to Landlord's Chief Financial Officer, by certified mail, return receipt requested, not less than forty-five (45) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Unless Tenant substitutes a new Letter of Credit not less than twenty
(20) days prior to the expiration date of the Letter of Credit, Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article 35. The Issuing Bank shall agree that drafts drawn
                  ----------
under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in Northern Virginia, Washington, D.C. or New York, New York. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

         Section 35.3 Application of Security. If, following the expiration of
                      -----------------------
any applicable notice and grace periods (except in the event of a Tenant bankruptcy, for which no grace or cure period shall apply), Tenant defaults in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, Landlord may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Fixed Rent or any other sum as to which Tenant is in default including

(a) any sum which Landlord may expend or may be required to expend by reason of Tenant's default under the terms of this Lease, and/or (b) any damages or Deficiency to which Landlord is entitled pursuant to this Lease or applicable Requirements, whether such damages or Deficiency accrues before or after summary proceedings or other reentry by Landlord. If Landlord so applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. To the extent not so applied, the Security Deposit shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease, and Landlord shall authorize the issuing bank to terminate the Letter of Credit. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant's obligations to pay Rent hereunder.

         Section 35.4 Transfer. Upon a sale of the Land and/or the Building or a
                      --------
leasing of the Building, or any financing of Landlord's interest therein, Landlord shall have the right to transfer any cash Security Deposit or the Letter of Credit, as applicable, to the vendee, lessee or lender, provided such vendee, lessee or lender assumes Landlord's obligations hereunder with respect to the cash Security Deposit or the Letter of Credit, as applicable. With respect to the Letter of Credit, within ten (10) Business Days after notice of such sale, leasing or financing, Landlord (with Tenant's cooperation), at its sole cost, shall arrange for the transfer (by amendment) of the Letter of Credit to the new landlord or the lender, or have the Letter of Credit reissued in the name of the new landlord or the lender. To the extent so transferred, Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the cash Security Deposit or Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

         Section 35.5 Reduction.
                      ---------

                  (a) Provided (i) no uncured Material Default shall then exist and (ii) Tenant satisfies the Financial Condition, then on the first day of each Lease Year, commencing with the first day of the 2/nd/ Lease Year, and continuing annually thereafter on the first day of each subsequent Lease Year in which Tenant qualifies for reduction (each such anniversary date, a "Reduction Date"), Tenant shall have the right to reduce the Security Deposit (a "Reduction") to the amount set forth in the following schedule (the "Reduction Schedule"):

                         Reduction Date                  Amount
                         --------------                  ------

                First Day of Lease Year #2         $12,727,272.73
                First Day of Lease Year #3         $11,454,545.46
                First Day of Lease Year #4         $10,181,818.19
                First Day of Lease Year #5         $ 8,909,090.92

                First Day of Lease Year #6         $  7,636,363.65
                First Day of Lease Year #7         $  6,363,636.38
                First Day of Lease Year #8         $  5,090,909.11
                First Day of Lease Year #9         $  3,818,181.84
                First Day of Lease Year #10        $  2,545,454.57
                First Day of Lease Year #11        $  1,272,727.30
                End of Initial Term                $   0.00 (subject to
                                                       Section 31.1 (renewals))

                  (b) Provided Tenant qualifies as of any such Reduction Date, such Reduction shall be effectuated by Tenant's delivery of either (i) a replacement letter of credit for the applicable lesser amount, which replacement letter of credit may (a) include an endorsement that provides that such replacement Letter of Credit shall be effective only upon Landlord's return of the Letter of Credit being replaced or Landlord's written consent to cancellation of the letter of credit being replaced, or (b) be delivered pursuant to an escrow arrangement otherwise reasonably approved by Landlord and Tenant, or (ii) at least eleven (11) Business Days prior to the effective date of such Reduction, a written amendment to the Letter of Credit which has the effect of reducing the amount of the Letter of Credit to the lesser amount determined pursuant to this Section as of the applicable Reduction Date.

                  (c) (1) If Tenant does not qualify for a Reduction as of any applicable Reduction Date (whether due to the pendency of Material Default or because of Tenant's failure to satisfy the Financial Condition as of such Reduction Date, or both), but Tenant subsequently does qualify for such Reduction as of a later Reduction Date, then Tenant shall be permitted to "catch up" all prior foregone Reductions as of the applicable Reduction Date. (For example, if Tenant had never previously qualified for a Reduction, but did so effective as of the Reduction Date coinciding with the first day of Lease Year #5, then the Security Deposit would be reduced from $14,000,000.00 to $8,909,090.92 as of such Reduction Date.)

                      (2) Conversely, if a Reduction has occurred at any time (or times) during the first five (5) Lease Years, but on a subsequent Reduction Date during such five-Lease Year period Tenant fails to satisfy the Financial Condition as of such Reduction Date, Tenant shall, upon written demand, restore the Security Deposit to its original amount. The failure to do so within thirty
(30) days after demand shall be a Material Default. After such five-Lease Year period, subsection (1) above shall control. (For example, if Tenant was entitled to a reduction in Lease Year #2, lost it in Lease Year #3, and did not satisfy the Financial Condition again until Lease Year #7, then the Security Deposit would be $11,454,545.46, $14,000,000, and $6,363,636.38 for those respective
Lease Years.)

                                   ARTICLE 36
                                  MISCELLANEOUS
                                  -------------

         Section 36.1 Delivery. This Lease shall not be binding upon Landlord or
                      --------
Tenant unless and until each party shall have executed and delivered a fully executed copy of this Lease to the other party and the Condition Precedent shall have been satisfied or waived by Tenant.

         Section 36.2 Transfer of Premises. Landlord's obligations under this
                      --------------------
Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively a "Transfer") by such Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Premises, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter to be performed, provided that the transferee of Landlord's interest (or that of such subsequent Landlord) in the Premises shall have assumed in writing all obligations of Landlord under this Lease thereafter to be performed and provided such writing to Tenant.

         Section 36.3 Limitation on Liability. The liability of Landlord for
                      -----------------------
Landlord's obligations under this Lease shall be limited to Landlord's interest in all of Waterview and the net proceeds of (i) any sale, conveyance, assignment or transfer of the Premises, and (ii) casualty, title or other insurance policies relating thereto, and Tenant shall not look to any other property or assets of Landlord or the property or assets of any partner, member, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord (collectively, the "Parties") in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord's obligations under this Lease.

         Section 36.4 Rent. Notwithstanding anything to the contrary contained
                      ----
in this Lease, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant's Tax Payment, Tenant's Operating Expense Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

         Section 36.5 Entire Document. This Lease (including any Schedules and
                      ---------------
Exhibits referred to herein and all supplementary agreements provided for herein as set forth on Exhibit H) contains the entire agreement between the parties and
                ---------
all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control. All Article and Section references set forth herein shall, unless the context otherwise requires, be deemed references to the Articles and Sections of this Lease.

         Section 36.6 Governing Law. This Lease shall be governed in all
                      -------------
respects by the laws of the Commonwealth of Virginia (but not including the choice of law rules thereof).

         Section 36.7 Unenforceability. If any provision of this Lease, or its
                      ----------------
application to any Person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

         Section 36.8 Lease Disputes.
                      --------------

                      (a) Each of Landlord and Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the Commonwealth of Virginia or the United States District Court for the Eastern District of Virginia and each of Landlord and Tenant for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Each of Landlord and Tenant agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

                      (b) To the extent that either Landlord or Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of Landlord and Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

         Section 36.9 Landlord's Agent. Unless Landlord shall render written
                      ----------------
notice to Tenant to the contrary, Tishman Speyer Properties, L.P. is authorized to act as Landlord's Agent in connection with the performance of this Lease, and Tenant shall direct all correspondence and requests to, and shall be entitled to rely upon correspondence received from, Tishman Speyer Properties, L.P., as agent for the Landlord in accordance with Article 26. Tenant acknowledges that
                                          ----------
Tishman Speyer Properties, L.P. is acting solely as agent for Landlord in connection with the foregoing; and neither Tishman Speyer Properties, L.P. nor any of its direct or indirect partners, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant for the performance of Landlord's obligations under this Lease, and Tenant waives any and all claims against any and all of such parties for the performance of Landlord's obligations under this Lease, regardless of whether performed by Landlord or Landlord's Agent.

         Section 36.10 Estoppels.
                       ---------

                 (a) Within eleven (11) Business Days following a written request from Landlord or any Mortgagee or Lessor, Tenant shall deliver to Landlord a written statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord and Tenant, (a) stating the Effective Date, the Commencement Date, all Rent Commencement Dates and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent then payable, (c) stating whether or not, to the best of Tenant's knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults,
(d) stating the amount of the Security Deposit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises,
(f) stating the address of Tenant to which all notices and communication under the Lease shall be sent, and (g) responding to any other matters of a factual nature reasonably requested by Landlord or such Mortgagee or Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 36.10 may be relied upon by any purchaser or owner of the Premises, or all or any portion of Landlord's interest in the Premises, or by any Mortgagee or Lessor, or assignee thereof.

                 (b) Within eleven (11) Business Days following a written request from Tenant, Landlord shall deliver to Tenant a written statement executed and acknowledged by Landlord, in form reasonably satisfactory to Tenant and Landlord, (a) stating the Effective Date, the Commencement Date, all Rent Commencement Dates and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent then payable, (c) stating whether or not, to the best of Landlord's knowledge, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the Security Deposit, if any, under this Lease, (e) stating the address of Landlord to which all notices and communication under the Lease shall be sent, and (f) responding to any other matters of a factual nature reasonably requested by Tenant. Landlord acknowledges that any statement delivered pursuant to this
Section 36.10 may be relied upon Tenant, or any assignee thereof.

         Section 36.11 Certain Interpretational Rules. For purposes of this
                       ------------------------------
Lease, whenever the words "include," "includes," or "including" are used, they shall be deemed to be followed by the words "without limitation" and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of
    ----------
any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

         Section 36.12 Captions. The captions in this Lease are inserted only as
                       --------
a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

         Section 36.13 Parties Bound. The terms, covenants, conditions and
                       -------------
agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.

         Section 36.14 Counterparts. This Lease may be executed in two or more
                       ------------
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         Section 36.15. No Third Party Beneficiary. This Lease is for the sole
                        --------------------------
and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.

         Section 36.16. Rule Against Perpetuities. If the rule against
                        -------------------------
perpetuities or any other rule of law limits the time during which any provision of this Lease shall be effective, then each such provision shall continue to be effective until twenty-one (21) years after the death of the last survivor of all of the members of the Senate of the United States of America, now serving, and all of their children and grandchildren living on the date of execution of this Lease.

         Section 36.17. Reasonableness. Unless otherwise expressly provided
                        --------------
herein: each party hereto shall act, and shall cause their respective architects, engineers, contractors, agents and employees to act, reasonably and in good faith in satisfying their obligations and where one party's consent or approval is sought by the other party, such consent or approval shall not be unreasonably withheld, delayed or conditioned.

         Section 36.18. Fees and Expenses. Except as otherwise provided for in
                        -----------------
this Lease, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Lease and in the preparation for and consummation of the transactions provided for herein. In the event of any litigation arising out of or connected with this Lease, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and costs incurred therein.

         Section 36.19. Survival. In addition to any provisions which, by their
                        --------
express terms, survive the expiration or earlier termination of this Lease, the parties agree that (i) all monetary obligations and (ii) all other obligations which by their nature will not be fully discharged as of the expiration or earlier termination of this Lease, shall survive such expiration or termination and continue in full force and effect until fully discharged.

         Section 36.20. Time of Essence.  Time shall be of the essence of this
                        ---------------
Lease and each and every provision hereof.

         Section 36.21. Deed of Lease; Resident Agent.  Landlord hereby
                        -------------- --------------
designates James C. Brincefield, Jr., attorney-at-law, at the following address:
526 King Street, Alexandria, Virginia 22314 to serve as Landlord's resident agent to receive service of process and other applicable notices pursuant to Va. Codes (S)55-218.1 (1950)
as amended. For the purposes of Va. Code, Section 55-2 (1950) as amended, this Lease is and shall be deemed to be a Deed of Lease.

         Section 36.22. Recordation. Except to the extent otherwise required by
                        -----------
law, neither Landlord nor Tenant shall record this Lease, provided that (i) a short form memorandum hereof (in the form attached as Exhibit O and (ii) a short
                                                      ---------
form memorandum of any purchase option specified herein (in the form attached as Exhibit S) may both be recorded at the request of either Landlord or Tenant,
---------
provided the party requesting such recordation shall pay all costs, expenses and recordation taxes associated therewith. If recorded, each party covenants to execute and acknowledge upon the request of the other, a valid release of such memorandum, in recordable form, upon the expiration or earlier termination of this Lease or the rights referenced therein.

                                   ARTICLE 37
                              CONDITIONS PRECEDENT
                              --------------------

         Notwithstanding anything in this Lease to the contrary, this Lease is not effective and binding on Tenant (with respect to Sections 37.2, 37.3 and 37.4), and Landlord and Tenant (with respect to Section 37.1, other than for
Section 37.1 itself and Landlord's payment obligations thereunder) until satisfaction of the following conditions precedent (collectively, the "Conditions Precedent"). Satisfaction of all conditions in this Article 37 shall
                                                                ----------
be deemed satisfaction of the "Conditions Precedent". If any of the Conditions Precedent specified in Sections 37.2, 37.3 and 37.4 are not satisfied at the time of satisfaction of the Condition Precedent specified in Section 37.1, then, at Tenant's option, Tenant shall have the right, at any time prior to the earlier of (a) satisfaction of all such conditions or (b) the 30/th/ day after satisfaction of the Conditions Precedent specified in Section 37.1, to terminate this Lease upon written notice to Landlord. Until such termination, Tenant also shall have the right to attempt to cause satisfaction of any such condition itself, subject to the self-help provisions of Section 19.2 of this Lease.

         Section 37.1. WinStar Rejection. Landlord shall deliver and Tenant
                       -----------------
shall receive a binding, unconditional and non-appealable order issued by the United States Bankruptcy Court for the District of Delaware in re WinStar Communications, Inc., et al., Case No. 01-1430; Chapter 11 proceeding authorizing and directing the rejection of the unexpired term of the WinStar lease (and such lease) currently encumbering the Building and any other interests WinStar may have in either the Building, the Land, any Option Building, or Waterview (including, without limitation, a valid, recordable release and termination of any interest in Waterview, including the rooftop, roof equipment, roof licenses, etc.) (the "Order"). In the event Landlord is unable to obtain and deliver the Order to Tenant on or before October 1, 2001, then Tenant shall have the right, at Tenant's sole and absolute discretion, for any reason or no reason, to terminate this Lease at any time until the Order is so delivered to Tenant, by giving written notice of such termination to Landlord. Upon any such termination, neither party shall have any further obligation to the other except that Landlord shall pay to Tenant, within thirty (30) days after the date of such termination notice, an amount equal to the sum of (a) all actual out-of-pocket costs and expenses incurred by Tenant in connection with this Lease and Tenant's potential occupancy of the Premises for which Tenant has submitted reasonably detailed invoices, and (b) a liquidated amount equal to $2,000,000.00. Landlord acknowledges that Tenant's damages are impossible to quantify and that the aforesaid amount is deemed to be a liquidated damage payment and not a penalty. Notwithstanding the foregoing, Landlord shall have the right (which may be exercised only twice) to extend its deadline for securing the Order by an additional thirty (30) days by notifying Tenant of its election to extend at least one (1) Business Day prior to the applicable deadline (i.e., from October 1, 2001 to November 1, 2001, and from November 1, 2001 to December 1, 2001). Each time Landlord elects to extend its deadline for securing the Order, the amount in subsection (b) of this Section
37.1 shall be increased by $1,000,000.

         Section 37.2 SNDA. At the time the condition specified in Section 37.1
                      ----
is satisfied, if and only if there is a Mortgagor or Lessor in existence pursuant to Article 10, then Landlord shall deliver, and Tenant shall receive or refuse receipt thereof, the Non-Disturbance Agreement required in accordance with Section 10.5. Thereafter, the foregoing condition of Section 37.2 shall be deemed waived by Tenant subject to Section 10.5 (with any subordination of this Lease being conditioned on Tenant's receipt of a Non-Disturbance Agreement).

         Section 37.3 Title Matters. At the time the condition specified in
                      -------------
Section 37.1 is satisfied, Landlord shall have delivered to Tenant and Commonwealth Land Title Insurance Company (the "Title Company") any and all items reasonably requested by the Title Company to satisfy the conditions listed on Schedule B, Section 1 of Tenant's Title Commitment No. 010415, dated April 26, 2001 (Rev. 6/23/01) ("Tenant's Title Commitment"), which Schedule B-1 (marked to show the conditions Landlord must satisfy) is attached as Exhibit Z
                                                                     ---------
hereto.

         Section 37.4 Title to Waterview. At the time the condition specified in
                      ------------------
Section 37.1 is satisfied, Landlord shall have delivered to Tenant and the Title Company a file-stamped copy of a recorded Special Warranty Deed transferring. without restriction, title to all of the Adjacent Property (which was previously deeded to TST Woodland, L.L.C. pursuant to the Deed recorded in the land records of Fairfax County, Virginia at Deed Book 10163 at Page 1290) to Landlord so that Landlord is the sole fee simple owner to all of Waterview.

         Section 37.5. Real Estate Brokerage Commission Agreement. At the time
                       ------------------------------------------
the condition specified in Section 37.1 is satisfied, Landlord shall have delivered to Tenant a copy of a fully executed Real Estate Brokerage Commission Agreement by and between Landlord and Broker for Tenant.

                                   ARTICLE 38
                             ASSOCIATION DECLARATION
                             -----------------------

         Section 38.1 During the Term, but only so long as Tenant is leasing 100% of the Agreed Area of the Building, Landlord agrees that it shall not take any action, nor approve any amendment to the Declaration, nor vote on any matter, nor permit any Landlord Affiliate to take any action, approve any amendment to the Declaration or vote on any matter, whether in its capacity as Declarant or in its capacity as owner of the Land, which would materially adversely affect either (i) Tenant's use or enjoyment of the Premises or rights under the Lease or (ii) the economic obligations applicable to the Premises (and thus payable by Tenant under this Lease) in a discriminatory manner relative to other tenants at Woodland Park, without first obtaining Tenant's consent thereto, which consent may not be unreasonably withheld, conditioned or delayed. In addition, to the extent the Association Declaration grants to Landlord the right to consult with regard to, or participation in decisions relating to, amenities for the benefit of Waterview or Woodland Park (or any portion thereof), Landlord agrees that, so long as Tenant is leasing 100% of the Agreed Area of the Building, it will not exercise those rights (and that it will cause Declarant not to exercise such rights) during the Term without first consulting with Tenant and affording Tenant a meaningful opportunity to participate in such decisions or consultations.

         Section 38.2 Landlord agrees to cause Declarant to enter into a binding letter agreement with Tenant (and deliver such letter agreement upon the delivery of this Lease) in the form of Exhibit R, hereto, under which Declarant,
                                       ---------
among other things, irrevocably approves certain aspects of the proposed design of the Building, equipment planned to be installed by Tenant within the Land, and other matters relating to Tenant's planned occupancy that relate to the Association Declaration. Landlord further agrees to vote, in its capacity as an Owner under the Association Declaration, in the manner described in such letter. Landlord shall ensure that such letter is part of the official records of the Association for public view.

         Section 38.3 Landlord hereby agrees that the Association and the Association Declaration shall not be administered in any manner that would be discriminatory against Tenant or have an effect on Tenant disproportionate to that on all other tenants in Woodland Park. Tenant shall have the right to review and approve fees and assessments of the Association consistent with
Section 8.4(a).

         Section 38.4 So long as one or more of Landlord's Affiliates is the Declarant under the Association, Landlord shall cause such Affiliates to administer the Association Declaration, and to exercise all consents and approvals thereunder, in a manner consistent with the standards for Landlord's consent and approval under this Lease.

         Section 38.5 Tenant shall have the right to approve any amendments to the Association Declaration which would have an effect on Tenant disproportionate to that on all other tenants in Woodland Park.

                                   ARTICLE 39
                                EXPANSION OPTIONS
                                -----------------

         In order to accommodate Tenant's desire for certain options for future expansion into Waterview II and Waterview III, simultaneously with its execution of this Lease, Landlord agrees to execute and deliver to (and with) Tenant that certain "Option Agreement" which is attached as Exhibit Q, and execute, deliver
                                                ---------
and record that certain "Memorandum of Option" attached as an exhibit to the Option Agreement.

                            [SIGNATURE PAGE FOLLOWS.]

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


                                LANDLORD:
                                --------

                                TST WATERVIEW I, L.L.C.,
                                a Delaware limited liability company

                                By:_______________________(SEAL)

                                Name: __________________________

                                Title: _________________________

                                TENANT:
                                ------

                                VERISIGN, INC.,
                                a Delaware corporation

                                By:_______________________(SEAL)

                                Name: __________________________

                                Title: _________________________

                                    EXHIBIT A
                                    ---------

                             Description of the Land
                             -----------------------

Beginning at an iron pipe set marking the intersection of the southeasterly right-of-way line of Centreville Road (Route 657) and the southerly right-of-way line of the Dulles Access and Toll Road (Route 267);

thence with said right-of-way line of the Dulles Access and Toll Road, the following five (5) courses:

         S 69(degrees) 43' 30" E, 135.89 feet to an iron pipe found

         S 72(degrees) 21' 11" E, 275.02 feet to an iron pipe set

         S 69(degrees) 04' 14" E, 434.33 feet to an iron pipe set;

         S 79(degrees) 08' 10" E, 255.41 feet to an iron pipe set marking the point of curvature of a non-tangent curve to the left and

         48.14 feet along the arc of said curve having a radius of 8,794.40 feet and a chord bearing and chord of S68(degrees) 28' 07" E, 48.14 feet respectively,

to an iron pipe set marking the most northerly corner of now or formerly National Rural Utilities Cooperative Finance Corporation;

thence departing said Dulles Access and Toll Road and with the northerly lines of said National Rural Utilities Cooperative Finance Corporation the following four (4) courses:

         S 03(degrees) 40' 38" E, 137.16 feet to an iron pipe set marking the point of curvature of a nontangent curve to the left;

         224.74 feet along the arc of said curve having a radius of 862.05 feet and a chord bearing and chord of N 82(degrees) 39' 10" W, 224.10 feet respectively, to an iron pipe set;

         S 07(degrees) 10' 13" W, 61.29 feet to an iron pipe set and

         S 87(degrees) 37' 34" W, 300.45 feet

to an iron pipe set in the northerly right-of-way line of Woodland Park Road (Route 7806), said point marking the point of curvature of a non-tangent curve to the left;

thence with the said right-of-way line of Woodland Park Road

         86.50 feet along the arc of said curve having a radius of 55.00 feet and a chord bearing and chord of S 88(degrees) 47' 10" W, 77.86 feet respectively,

to an iron pipe set marking the northeasterly corner of TST Woodland, L.L.C.;

thence departing said Woodland Park Road and with the northerly lines of said TST Woodland, L.L.C. the following eight (8) courses:

         N 46(degrees) 16' 08" W, 45.22 feet to a point;

         S 53(degrees) 38' 47" W, 131.13 feet to a point;

         N 87(degrees) 14' 32" W, 405.49 feet to a point;

         N 65(degrees) 26' 08" W, 84.93 feet to a point;

         S 84(degrees) 34' 15" W, 175.57 feet to a point;

         S 29(degrees) 04' 19" W, 70.64 feet to a point;

         S 89(degrees) 27' 30" W, 84.90 feet to a point and

         N 53(degrees) 11' 58" W, 37.00 feet

to an iron pipe set in the aforementioned southeasterly right-of-way line of Centreville Road marking the northwesterly corner of said TST Woodland, L.L.C.;

thence with the said right-of-way line of Centreville Road the following three
(3) courses:

         N 36(degrees) 48' 02" E, 334.78 feet to an iron pipe set;

         N 51(degrees) 13' 27" E, 52.19 feet to an iron pipe set and

         N 36(degrees) 47' 48" E, 352.70 feet

to the point of beginning.

Containing 497,009 square feet or 11.40976 acres of land.

                                    EXHIBIT B
                                    ---------

                                   Definitions
                                   -----------

         "AAA": As defined in Section 34.2.

         "Abatement Notice": As defined in Section 7.4(b).

         "Above Building Standard Installations": As defined in Section 13.1.

         "Additional Base Building Requirements": As defined in Section 2.3(b).

         "Additional Rent": As defined in Article 1.

         "Adverse Event": As defined in Article 30.

         "Affiliate": An entity controlled by, controlling or under common control with, either Landlord or Tenant, as the case may be (including, without limitation, as to Tenant only, any Successor Corporation).

         "Agreed Area of the Building": As defined in Article 1.

         "Agreed Area of each Floor": As defined in Article 1.

         "Agreed Area of the Premises": As defined in Article 1.

         "Alterations": As defined in Section 5.1.

         "Approved Zoning" shall mean, collectively, the following: (i) the Conceptual/Final Development Plan/Special Exception Plat prepared by William H. Gordon Associates, Inc., consisting of five (5) sheets variously dated December 1999 through June 23, 2000; (ii) Site Plan 5518-SP-25; (iii) the Proffers; and
(iv) the Development Conditions.

         "Assessed Valuation": As defined in Section 8.1(a).

         "Association": Woodland Park Property Owners Association, Inc. and any successor thereto.

         "Association Declaration": That certain Declaration of Covenants, Conditions and Restrictions dated February 25, 1986 and recorded February 26, 1986 in book 6324 at page 0514 among the land records of Fairfax County, Virginia, as may be amended from time to time.

         "Base Rate": The annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, in New York, New York as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

         "Base Building": The Building to be constructed upon the Land in accordance with the Base Building Construction Documents.

         "Base Building Construction Documents": As defined in Exhibit C.
                                                               ---------

         "Base Building Work":  As defined in Exhibit C.
                                              ---------

         "BOMA Standard": The 1996 edition of the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996).

         "Broker for Tenant":  As defined in Article 1.

         "Building":  As defined in Article 1.

         "Building Services":  As defined in Article 11.

         "Building Systems": The mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Base Building, sprinklers and the horizontal distribution systems within and servicing the Base Building and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life-safety and other service systems are distributed for provision of such services to the Base Building.

         "Business Days": All days, excluding Saturdays, Sundays and all days observed by either the State in which the Building is located, or the Federal Government.

         "Business Hours": Daily from 8:00 a.m. to 7:00 p.m., Saturdays 9:00 a.m. to 1:00 p.m., Sundays and Holidays excepted or, for as long as Tenant is the sole tenant, such other hours as Tenant may elect.

         "Code": The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Comparable Buildings":  As defined in Section 7.1.

         "Commencement Date":  As defined in Article 1.

         "Common Areas" : During any period in which the Building is multi-tenanted, (i) all portions of the Land other than portions upon which the Building is physically located, including all exterior parking areas (but excluding the Parking Garage), drive ways, landscaped areas and the like, and
(ii) all loading docks, corridors, lobbies, elevator cabs, stairs, telephone closets, electrical closets, janitorial closets, plenums, risers, core area restrooms and other public portions of the Building (but the foregoing shall not be construed to render any plenum, electrical or telecommunications closets on any Floor leased solely to Tenant to constitute a Common Area). The foregoing notwithstanding, during any period in which Tenant is leasing (A) 100% of the Building, Tenant shall have the exclusive right to use the interior Common Areas, and priority usage of the exterior Common Areas, and (B) 100% of any Floor of the Building, Tenant shall have the exclusive right to use the interior Common Areas on such Floor.

         "Communications Equipment": As defined in Section 3.1(c).

         "Competitors": As defined in Section 33.6.

         "Conditions Precedent": As defined in Section 37.

         "Construction Default": As defined in Section 19.2.

         "Construction Procedures": As defined in Section 5.2.

         "Control" (including the terms "controlled by" and "under common
                                         -------------       ------------
control with": The possession, directly or indirectly or as trustee or executor,
------------
of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise. For the purposes hereof, "control" shall be deemed to also require ownership of not less than ten (10%) of the voting stock or other beneficial interest of such corporation (or other entity). Notwithstanding the foregoing, ownership of fifty-one percent (51%) or more of the voting stock of such corporation shall be deemed control hereunder.

         "Decorative Alterations": As defined in Section 5.1.

         "Deficiency": The difference between (a) the Fixed Rent (including the unamortized portion of the Supplemental Allowance) and Additional Rent for the relevant period, and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of the Lease for any part of such period (after first deducting from such rents all reasonable expenses incurred by Landlord in connection with the termination of this Lease, Landlord's re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, attorneys' fees and disbursements, and alteration costs).

         "Design and Construction Agreement": The Design and Construction Agreement of even date herewith attached hereto and incorporated herein as Exhibit C.
---------

         "Development Conditions": As defined in Section 20.2.

         "Discretionary Expenses": All Operating Expenses except insurance (cost, not scope, so long as the scope is consistent with other Tishman properties in the area), labor contracts negotiated pursuant to collective bargaining agreements (cost, not scope, so long as the scope is consistent with other Tishman properties in the area), snow removal (as to cost only, but not number of incidents), utility rates, expenditures incurred in respect of an emergency, and costs of elevator, mechanical, electrical, maintenance and life-safety contracts.

         "Environmental Laws": (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), (ii) the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), (iii) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.) and the regulations adopted and promulgated pursuant thereto, (iv) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (v) the Clean Air Act (42 U.S.C. Section 7401 et seq.), and the regulations adopted and promulgated pursuant thereto, (vi) any other Federal, state or local environmental law, ordinance, rule, regulation and/or other statute or order of a governmental authority relating to pollution or protection of the environment, and (vii) any Federal, state or local law, ordinance, rule, regulation and/or other statute or order of a governmental authority relating to the protection, use or development for commercial purposes of any "wetlands".

         "Environmental Liabilities": Any and all reasonable and necessary costs, liabilities, damages and expenses (including reasonable attorneys fees and court costs) incurred, suffered or sustained with respect to the presence, removal, utilization, generation, storage, transportation, disposal or treatment of any Hazardous Materials or any Hazardous Materials Release, including cleanups, remedial and response actions, remedial investigations and feasibility studies, and permits and licenses required by, or required to be undertaken in order to comply with any Environmental Laws, as well as any damages for injury to person, property or natural resources resulting from Hazardous Materials or any Hazardous Materials Release, and claims of governmental agencies or third parties for cleanup costs and costs of removal, discharge, and satisfaction of all liens, encumbrances and restrictions on the Premises relating to the foregoing.

         "Equipment": As defined in Section 5.6.

         "Estimate": As defined in Section 13.1.

         "Essential Service": As defined in Section 7.4(b).

         "Event of Default": As defined in Article 17.

         "Excess TI Costs": As defined in Section 2.2.

         "Expense Statement": As defined in Section 8.4(b).

         "Expiration Date": As defined in Article 1.

         "Extension Option": As defined in Section 31.1.

         "Final Completion": As to any construction performed in, on or about the Premises, the Building or the Land, that such work shall have been completed as certified by an architect selected by Tenant and an architect selected by Landlord as being complete based on their reasonable professional judgments using AIA standards. Without limitation, the Standard Base Building Work shall not have achieved Final Completion until satisfaction of the following items: satisfactory completion of Punch List Items and delivery to Tenant of all warranties (per the specification), equipment and operations manuals, all building materials to be stockpiled, lien releases from all contractors and suppliers, "as built" drawings, HVAC commissioning and balancing reports, evidence of compliance with the acoustical criteria for the curtain wall system, and the existing elevator contractor with Otis Elevator made freely assignable to Tenant or its designee.

         "Financial Condition": Shall mean satisfaction of the following test:
(1) tangible net worth (i.e., assets minus liabilities (in each case excluding goodwill)) as of the end of the immediately preceding quarter of $400,000,000; and (2) revenues for the preceding four quarters of not less than $500,000,000.

         "First Class Retailers": As defined in Section 20.7.

         "Extension Period Fixed Rent": As defined in Section 31.2(b)(i).

         "Extension Period": As defined in Section 31.1.

         "Extension Periods": As defined in Section 2.3(c).

         "FMR": As Defined in Section 31.2.

         "Fixed Rent": As defined in Article 1.

         "Floor": A full floor of the Building. The term "Floor" preceded by a number shall mean the indicated floor of the Building.

         "Floor Ready Condition": As defined in Exhibit C.
                                                ---------

         "Foreclosure Date": As defined in Section 10.5(c).

         "GAAP": Generally accepted accounting principles, consistently applied.

         "Governmental Authority (Authorities)": The United States of America, the Commonwealth of Virginia, the County of Fairfax, or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Premises or any portion thereof or the curbs, sidewalks, and areas adjacent thereto.

         "Hazardous Materials": Any substances, materials or wastes currently or in the future deemed or defined in any Requirement as "hazardous substances," "toxic substances," "contaminants," "pollutants" or words of similar import, except for reasonable quantities of customary office, cleaning and cafeteria supplies.

         "Hazardous Materials Release": Any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Materials.

         "Holidays" shall be: New Year's Day, Martin Luther King's Birthday, Memorial Day, Independence Day, Labor Day, Veteran's Day, Thanksgiving Day, and Christmas Day.

         "Incentives": As defined in Section 20.6.

         "Indemnitee": As to Landlord: Landlord, Landlord's Agent, each Mortgagee and each Lessor, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, invitees, servants, agents, or representatives; and as to Tenant: Tenant and each of its direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, invitees, servants, agents or representatives.

         "Initial Calendar Year": As defined in Section 8.4.

         "Initial Installations": As defined in Section 4.1.

         "Initial Term": As defined in Section 2.3(c)

         "Insured Parties": As defined in Section 12.1(c).

         "Interest Rate": As defined in Article 1.

         "Issuing Bank": As defined in Section 35.2.

         "Land": As defined in Article 1.

         "Landlord Affiliate": Any entity that is an Affiliate of Landlord. Without limitation, the term "Landlord Affiliate" shall be deemed to include (i) TST Woodland, L.L.C., a Delaware limited liability company (the "Declarant"),
(ii) Tishman Speyer Properties, L.P., a Delaware limited partnership, (iii) Tishman Speyer Crown Equities, a Delaware general partnership, (iv) Tishman Speyer Associates Limited Partnership, a New York limited partnership, and (v) Tishman Speyer/Traveler's Real Estate Venture, L.P., a Delaware limited partnership (the "Fund").

         "Landlord Delay": Any actual delay suffered by Tenant in the completion of the Initial Installations to the extent caused by any negligence, misconduct or unreasonable interference of, or any breach of this Lease by, Landlord and/or Landlord's Agent or Affiliates.

         "Landlord's Agent":  As defined in Article 1.

         "Landlord's Agents": Landlord's agents, employees, contractors and subcontractors and, solely while in the control of Landlord an invitee of Landlord (but expressly excluding Tenant or Tenant's Agents).

         "Landlord's Contribution":  As defined in Article 1.

         "Landlord's FMR Proposal":  As defined in Section 31.3.

         "Last Rent Commencement Date":  As defined in Article 1.

         "Latent Defects": Any defect in design, materials or construction not readily discernible upon a physical inspection of the Premises.

         "Lease Year": The period commencing on the Last Rent Commencement Date and ending on the last day of the month which completes twelve (12) full calendar months after the Last Rent Commencement Date, and each twelve (12) month period thereafter commencing on the first (1st) day after the end of the immediately preceding Lease Year, except that the last Lease Year shall end on the last day of the Term.

         "Lender": As defined in Section 10.5.

         "Lessor": A lessor under a Superior Lease.

         "Letter of Credit": As defined in Section 35.2.

         "Lock-Out Allowance": As defined in Exhibit C, Paragraph C.2(g).

         "Lock-Out Date": As defined in Section 32.1(c).

         "Losses": As defined in Section 29.1(b).

         "Major Alterations":  As defined in Section 5.1.

         "Material Default": Shall mean (i) any Event of Default in the payment of money, or (ii) any non-monetary Event of Default arising in relation to a substantial or material obligation of Tenant under this Lease (as opposed to a minor non-compliance with a non-monetary covenant, even where such non-compliance extends past applicable cure periods hereunder). Without limitation, a failure to comply with, or violation of, the following non-monetary covenants shall be deemed to be material, and shall constitute Material Defaults hereunder if the same continue after expiration of the applicable cure period under this Lease: (A) any failure of Tenant to deliver the Security Deposit as and when provided herein, or to replace or refresh the Security Deposit as and where provided herein; (B) any failure of Tenant to accept delivery of possession of the Premises (or any phase thereof) when Substantial Completion thereof has occurred and tender of possession thereof is made in accordance herewith; (C) any violation of the Permitted Uses provisions of this Lease in more than de minimis ways; (D) any assignment or sublease made in violation of the requirements of this Lease; (E) any violation by Tenant of its environmental covenants under this Lease; (F) any failure by Tenant to obtain insurance coverage required by this Lease; (G) any holdover by Tenant in violation of this Lease; (H) any breach of Tenant's obligation to deliver possession of the Premises to Landlord at the expiration or earlier termination of the Term in the condition required herein; and (I) any material violation of a Requirement required to be complied with by Tenant under this Lease.

         "Memorandum of Option": As defined in Article 39.

         "Mortgage(s)": Any mortgage, trust indenture or other financing document which may now or hereafter affect the Premises, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

         "Mortgagee(s)": Any mortgagee, trustee or other holder of a Mortgage.

         "Non-Disturbance Agreement": As defined in Section 10.5.

         "Non-Renewal Notice": As defined in Section 35.2.

         "Offer Notice": As defined in Section 32.2(a).

         "Offer Price": As defined in Section 32.2(a).

         "Operating Budget": As defined in Section 8.4(a).

         "Operating Expenses": As defined in Section 8.1(b).

         "Option Agreement": That certain Option Agreement dated as of even date herewith by and between Landlord and Tenant.

         "Option Building": As defined in Article 1.

         "Option Land": As defined in Article 1.

         "Option Notice": As defined in Section 31.1.

         "Option Property": As defined in Article 1.

         "Order": As defined in Section 37.1.

         "Outside Date": As defined in Section 2.3(a)(1).

         "PSA": As defined in Section 32.1(c).

         "Parking Garage": As defined in Section 3.3.

         "Partial Renewal": As defined in Section 31.5.

         "Partial Term": The period (if any) commencing on the Commencement Date and ending on the day immediately preceding the Last Rent Commencement Date.

         "Parties": As defined in Section 36.3.

         "Partners": As defined in Section 15.9.

         "Partnership Tenant": As defined in Section 15.8.

         "Pending Contract": As defined in Section 32.2(a).

         "Permitted Entity": As defined in Section 33.6.

         "Permitted Uses": As defined in Article 1.

         "Person": A natural person, a partnership, a limited liability company, a corporation and any other form of business or legal association or entity.

         "Phase One": As defined in Section 2.3(b).

         "Phase Two": As defined in Section 2.3(b).

         "Phasing Plan": As defined in Section 2.4.

         "Plans and Specifications": The Base Building Construction Documents and the Initial Installations Construction Documents, both as defined in the Design and Construction Agreement attached Exhibit C.
                                           ---------

     "Policy": As defined in Section 12.1(c).

     "Premises": As defined in Article 1.

     "Primary Purchase Option": As defined in Section 32.1(a).

     "Proffers": As defined in Section 20.2.

     "Prohibited Use": Any use or occupancy of the Premises that would: (a) cause unreasonable damage to the Building or any equipment, facilities or other systems therein; (b) impair the exterior appearance of the Building in more than a de minimis manner; (c) violate the certificate of occupancy issued for the Building or (d) be inconsistent (in more than a de minimis manner) with the Permitted Uses hereunder. "Prohibited Use" also includes the use of any part of the Premises for: (i) a restaurant or bar (except for the use of in-house food service and cafeteria purposes); (ii) the preparation, consumption, storage, manufacture or sale of food, beverages, liquor, tobacco (except in connection with vending machines and/or warming kitchens or a restaurant or cafeteria installed for the use of employees or permitted occupants of the Premises only) or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with businesses of permitted occupants of the Premises); (iv) a typing or stenography business; (v) a school or classroom (except for the use of employees of permitted occupants of the Premises only);
(vi) lodging or sleeping; (vii) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant's offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (viii) a payroll office (except for the use of employees of permitted occupants of the Premises only);
(ix) a barber, beauty or manicure shop; (x) an employment agency, executive search firm or similar enterprise; (xi) offices of any Governmental Authority, any foreign government, or any agency or department of the foregoing; (xii) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in the Premises; (xiii) the rendering of medical, dental or other therapeutic or diagnostic services (except for the use of employees of permitted occupants of the Premises only); or (xiv) any illegal purposes or any activity constituting a nuisance.

     "Punch List Items": Items of construction which require correction or completion due to one or more minor or insubstantial details of construction, decoration, mechanical adjustment or installation, and that do not unreasonably and adversely affect the use and occupancy of the Premises for the normal conduct of Tenant's business and/or do not materially and adversely detract from the overall aesthetic appearance of the Premises or the Building.

     "Purchase Notice": As defined in Section 32.1(b).

     "ROFOP": As defined in Section 32.2(a).

     "ROFOP PSA": As defined in Section 32.2(c).

     "Reduced Service": As defined in Section 11.1(b).

     "Reduction": As defined in Section 35.5(a).

     "Reduction Date": As defined in Section 35.5(a).

     "Reduction Schedule": As defined in Section 35.5(a).

     "Renewal Parameters": As defined in Section 31.2(b).

     "Rent": As defined in Article 1.

     "Rent Commencement Date": As defined in Article 1.

     "Requirements": All laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all Governmental Authorities, including the Americans With Disabilities Act, 42 U.S.C. ss. 12,101 (et seq.), and any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Premises or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same and (iii) all requirements of all insurance bodies affecting the Premises which are customarily applicable to Comparable Buildings.

     "Required Improvements": All improvements which are required to be performed or made by Landlord pursuant to the Approved Zoning.

     "Rules and Regulations": The rules and regulations annexed to and made a part of this Lease as Exhibit I, as they may be modified from time to time by
                      ---------
Landlord.

     "Secondary Financial Condition": Satisfaction of the following test: (1) tangible net worth (i.e., assets minus liabilities (in each case excluding goodwill)) as of the end of the immediately preceding quarter of $200,000,000; and (2) revenues for the preceding four quarters of not less than $250,000,000.

     "Security Deposit": As defined in Article 1.

     "Senior Lienors": As defined in Section 10.5(a).

     "Special Offset Amounts": As defined in Section 19.2(b).

     "Specialty Alterations": Initial Installations and Alterations consisting of the cafeteria (but not normal kitchens or executive bathrooms), computer installations (other than raised floors), safe deposit boxes, vaults, reinforced floors (unless there is no adverse effect (other than a de minimis effect) upon adjacent floors and spaces), internal staircases, conveyors, dumbwaiters, supplemental HVAC, generators, Communications Equipment and other Initial Installations and Alterations of a similar character (but not cabling, partitions, decorative Alterations and the like) which deviate from generic improvements made to office space in Comparable Buildings.

     "Standard Base Building Work": As defined in Exhibit C.
                                                  ---------

     "Substantial Completion": As to any construction performed by any party in the Premises, including the Base Building Work, Initial Installations, or any Alterations, "Substantial Completion" or "Substantially Completed" means that such work has been completed substantially in accordance with (a) the provisions of this Lease and the Design and Construction Agreement applicable thereto, (b) the plans and` specifications for such work, and (c) all applicable Requirements, except for Punch List Items. With respect to the Standard Base Building Work, "Substantial Completion" shall also include (i) the completion of the Base Building substantially in accordance with the requirements specified in Exhibit C, Schedule C-6 ("Building Shell Definition") as evidenced by the
---------  ------------
issuance of a certificate of substantial completion by Landlord's architect,
(ii) all Building Systems and equipment having been tested and operating, (iii) all interior and exterior common and public-type areas (including telephone trunk lines to the Building, mechanical rooms, electrical closets, and janitor closets for the applicable Floor, the Building lobby, the elevator lobbies for the applicable Floor, all public restrooms which are part of such Floor, and all other common and public areas of floors to be occupied in such phase by Tenant) (except for Punch List Items and long lead items therein, as aforesaid), being completed to the extent necessary to permit construction of the Initial Installations and occupancy, (iv) the receipt of a building shell non-residential use permit for the Base Building, (v) completion of the items specified in Exhibit C, Schedule C-7 ("Floor Ready Condition") for each Floor,
             ---------  ------------
and (vi) all exterior site improvements, including but not limited to the Parking Garage, surface parking areas, landscaping and exterior utilities, have been substantially completed and operational (subject to Punch List Items), other than those items (including final landscaping installations) which are reasonably deferred due to seasonal considerations or which are long-lead items the delayed installation of which will not unreasonably and adversely affect the ability of Tenant to make beneficial use of such improvements or the Premises (or the applicable portion thereof).

     "Successor Corporation" shall mean: (A) any successor entity via a bona fide merger, consolidation, business reorganization or sale of substantially all of the assets or stock of VeriSign, Inc.; or (B) any entity which acquires all or substantially all of the assets or stock of Tenant by merger, consolidation, acquisition or other business reorganization.

     "Super Outside Date": As defined in Section 2.3(a)(1).

     "Superior Lease(s)": Any ground or underlying lease of the Land or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof.

     "Supplemental Allowance": As defined in Section 2.2.

     "Surrender Term": As defined in Section 2.3.

     "Taxes": As defined in Section 8.1.

     "Tenant Affiliate": any entity that is an Affiliate of Tenant.

     "Tenant Delay": Any actual delay suffered by Landlord in the completion of the Base Building Work to the extent caused by any negligence, misconduct or unreasonable interference of, or any breach of this Lease by, Tenant and/or Tenant's Agents.

     "Tenant's Agents": Tenant's agents, employees, contractors, subcontractors, sublessees, licensees and, solely while on the roof of the Building or within the Building and under Tenant's control, invitees and business visitors (but expressly excluding Landlord and Landlord's Agents).

     "Tenant's Notice": As defined in Section 15.2.

     "Tenant's Operating Expense Payment": As defined in Section 8.4.

     "Tenant's Parking Allocation": As defined in Section 3.3(a).

     "Tenant's Proportionate Share": As defined in Article 1.

     "Tenant's Property": Tenant's movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Premises or Building.

     "Term": As defined in Article 1.

     "Threshold": As defined in Section 15.1(a)(i).

     "Transfer": As defined in Section 36.2.

     "Unavoidable Delays": The inability of either Landlord or Tenant to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by such Person or such Person's inability to make or delay in making any repairs, additions, alterations, improvements or decorations or such Person's inability to supply or delay in supplying any equipment or fixtures, if such Person's inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever reasonably beyond such Person's control and is not caused by such Person's negligence or willful misconduct, except that lack of funds shall not be deemed a cause beyond the reasonable control of either Landlord or Tenant.

     "Woodland Park": The property generally known as Woodland Park and consisting, as of the date of this Lease, of approximately 170 acres located in Fairfax County, Virginia, as shown on Exhibit J.
                                      ---------

                                    EXHIBIT C

                        Design and Construction Agreement
                        ---------------------------------

                                (Attached hereto)

                                    EXHIBIT D
                                    ---------

                               Fixed Rent Schedule
                               -------------------

Lease Year   Annual Fixed Rental Rate/rsf   Annual Fixed Rent   Monthly Fixed Rent
----------   ----------------------------   -----------------   ------------------
    1                  $21.00                 $8,497,965.00         $708,163.75
    2                  $21.74                 $8,795,393.78         $732,949.48
    3                  $22.50                 $9,103,232.56         $758,602.71
    4                  $23.28                 $9,421,845.70         $785,153.81
    5                  $24.10                 $9,751,610.30         $812,634.19
    6                  $24.94                 $10,092,916.66        $841,076.39
    7                  $25.81                 $10,446,168.74        $870,514.06
    8                  $26.72                 $10,811,784.65        $900,982.05
    9                  $27.65                 $11,190,197.11        $932,516.43
    10                 $28.62                 $11,581,854.01        $965,154.50
    11                 $29.62                 $11,987,218.90        $998,934.91

Extension Period #1          See Section 31
Extension Period #2          See Section 31
Extension Period #3          See Section 31

     NOTE: Monthly Fixed Rent for the period prior to the beginning of Lease Year #1 (which Lease Year begins only on the Last Rent Commencement Date) shall be calculated at the same per square foot annual rental rate provided for Lease Year #1 (i.e., $21.00 p.s.f.), and shall be determined for each month during such period by multiplying such annual rental rate by the number of square feet of the Premises for which a Rent Commencement Date has occurred, and dividing the product so obtained by 12.

     NOTE: If applicable, the Fixed Rent stated above shall be modified to include amounts required to be amortized into Fixed Rent in accordance with the provisions of Section 2.2 of the Lease, if any (which amounts shall be separately stated so as to not be subject to any annual escalation as above provided). The parties agree to execute an amendment to this Lease which specifies the amount of additional Fixed Rent that will become applicable by operation of such provision within a reasonable time after such calculation is made.

     NOTE: Fixed Rental Rate escalation factor is 3.5% per annum.

                                    EXHIBIT E
                                    ---------

             Subordination, Non-Disturbance and Attornment Agreement
             -------------------------------------------------------



     No form SNDA shall be attached. Any SNDA to be signed in the future shall be in compliance in all material respects with Section 10.5 of the Lease.

                                    EXHIBIT F
                                    ---------

                             Cleaning Specifications
                             -----------------------

CONTRACTOR RESPONSIBILITIES
---------------------------

I.   GENERAL CLEANING.

         A. DAILY.
            -----

               a. Vacuum carpeted areas and rugs, moving light furniture, other than desks, file cabinets, etc.

               b. Empty and clean wastepaper baskets, ash trays, receptacles, etc.; damp dust as necessary. All cardboard, paper, and cans will be recycled and placed in appropriate dumpsters located in loading dock.

               c. Clean cigarette urns and replace sand or water, as necessary.

               d. Remove wastepaper and waste materials to a designated area in the building, using special janitorial carriages. Waste or rubbish bags shall be standardized to accommodate a uniform trash bag, whenever possible.

               e. Dust baseboards, chair rails, trim louvers, pictures, charts, etc. within reach.

               f. Wash drinking fountains and coolers.

               g. Keep janitorial room in clean and orderly condition.

         B. WEEKLY.
            ------

               a. Dust and wipe clean furniture, fixtures, desk equipment, telephones, and window sills with specially treated cloths.

II.  LAVATORIES/TOILET ROOMS, EXECUTIVE BATHROOMS AND KITCHENS.

         A. DAILY.
            -----

               a. Sweep and mop flooring with approved germicidal detergent solution.

               b. Wash and polish mirrors, shelves, bright work, etc., including flushometers, piping, and toilet seat hinges.

               c. Wash both sides of toilet seats, basins and bowls, and urinals using a brush with an approved germicidal detergent solution.

               d. Dust partitions.

               e. Wash tile walls, dispensers, and receptacles.

               f. Empty and clean towel and sanitary disposal receptacles.

               g. Remove wastepaper and refuse to designated area in the building, using special janitorial carriages, approved by Agent.

               h. Fill toilet tissue, soap (with first quality liquid soap), hand lotion dispensers, sanitary napkin, seat covers and towel dispensers with supplies furnished by Service Contractor as approved by Manager.

               i. Toilet bowl brush shall be used on toilet bowls and care shall be given to clean flush holes under rim of bowls and passage traps. Bowl Cleaner shall be used at least once a month and more often, if necessary.

               j. Flush floor drains with water at least once a week.

The intent of this specification is that toilet rooms shall be maintained in a clean and odor free condition upon completion of nightly cleanup. It is understood that in the kitchen, pantries, and coffee bars, Service Contractor will have no obligation to wash dishes or other utensils unless stipulated within or by a separate side agreement.

III.   ENTRANCE LOBBY.

         B. DAILY.
            -----

               a. Sweep and damp marble flooring. Wipe down columns with a damp cloth.

               b. Directory board glass is to be cleaned with a glass cleaner.

               c. Clean building entrance glass door with a glass cleaner and wipe down chrome handles and trim with a dry cloth.

               d. Vacuum entrance floor mats.

               e. Clean all cigarette urn(s) and wipe down chrome lids. Replace sand, as necessary.

               f. Floor in elevator cabs will be vacuumed and properly

                  maintained. If carpet is stained, remove soluble spots which can safely respond to standard spotting procedure without risk of injury to color or fabric.

               g. Dust and rub down elevator doors, walls, metal work, and saddles in elevator cabs.

               h. Dust walls up to twelve feet, and keep free from finger marks, smudges, etc.

IV.  OFFICE AREAS.

          A. DAILY.
             -----

               a. Elevator, office and utility doors on each floor will be checked for general cleanliness, removing finger marks, as necessary.

               b. Remove finger marks from metal partitions, glass and wood doors and partitions, and other similar surfaces, as necessary and practical.

               c. Wipe clean interior building metal, as necessary and
                  practical.

               d. Dust window sills.

          B. MONTHLY.
             -------

               a. Unoccupied finished areas shall be swept or vacuumed, if carpeted.

               b. All grille, ceiling, and wall area around air conditioning and return air grilles will be cleaned, in place, once each month or more often, if necessary.

               c. Dust Venetian blinds.

          C. QUARTERLY.
             ---------

               a. Dust pictures, frames, charts, graphs, and similar wall hangings not reached in nightly cleaning.

               b. Dust vertical surfaces such as partitions, ventilating
                  louvers, etc., not reached in nightly cleaning.

          D. ANNUALLY.
             --------

               a. Dust and clean electric fixtures and any other fittings in public corridors as necessary.

V.   LAVATORIES, SHOWERS, EXECUTIVE BATHROOMS, KITCHEN AND PANTRIES.

          A. MONTHLY.

               a. Machine scrub flooring with approved germicidal detergent solution, as necessary.

               b. Wash partitions, tile walls, and enamel surfaces with approved germicidal detergent solution.

               c. Dust exterior of lighting fixtures.

               d. Do high dusting.

VI.  FLOOR MAINTENANCE.

          A. WEEKLY.

               a. Buff composition flooring once a week. (strip quarterly and apply three (3) coats of approved finish). This specification includes common area and tenant areas.

          B. AS NEEDED BASIS.
             ---------------

               a. Spot cleaning of carpeting in elevator lobbies and corridors, as needed, to remove soluble spots which safely respond to standard spotting procedures without risk or injury to color of fabric.

               b. Resilient tile flooring shall be maintained in a waxed, polished, scrub free condition at all times. Wherever floors require wet mopping, it is essential that they be left in a streak free condition.

               c. Contractor shall use a low alkaline, non-injurious detergent for floor maintenance.

               d. Contractor shall use approved floor finishes that are
                  non-staining and provide a high degree of slip prevention.

               e. Contractor shall wash and wipe baseboards during the floor maintenance operation.

VII. PUBLIC AREAS.

          A. DAILY.
             -----

               a. Elevator stainless steel to be washed using neutral cleaner and polished dry with soft white terry cloth.

               b. Restroom stainless steel washed with neutral cleaner and polished dry with a soft white terry cloth.

          B. WEEKLY.
             ------

               a. Restroom floors and walls around urinals will be scrubbed.

          C. MONTHLY.
             -------

               a. Restroom floors to be scrubbed.

          D. QUARTERLY.
             ---------

               a. Machine marble granite lobby floor with an approved cleaning agent.

          E. OTHER.
             -----

               a. Remove current residual was from granite lobby floor (one time).

VIII.  TENANT AREAS.

          A. DAILY.
             -----

               a. Marble flooring will be dust mopped and spot mopped.

               b. Carpeting will be spot cleaned daily using plain cold water and a clean white terry cloth rag.

               c. Partition glass will be spot cleaned daily.

               d. All glass doors off of elevator lobby will be cleaned daily with a glass cleaner.

          B. WEEKLY.
             ------

               a. Office areas with wood flooring will be buffed using a 18"
                  floor machine with a soft white buffing pad.

               b. Etched glass will be dusted only, using an artificial
                  lambswool duster.

NOTE: It is understood that, from time to time during the term of this Agreement, Owner may request Service Contractor to perform services or provide materials which are not set forth in the Contract Duties but are related to the services encompassed within the Contract Duties (herein "Additional Work"). Service Contractor hereby agrees to perform such Additional Work so long as prior to the performance of such Additional Work, Owner shall authorize in writing the scope of such Additional Work and compensation payable, if any, to Service Contractor for the full performance of said Additional Work.

                                    EXHIBIT G
                                    ---------

                                Letter of Credit
                                ----------------

                                      DRAFT


DATE:  __________, 2001


IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:  _______

BENEFICIARY                         APPLICANT

TST WATERVIEW I, L.L.C.             VERISIGN, INC.
c/o Tishman Speyer Properties, L.P. [ADDRESS]
520 Madison Avenue
New York, New York  10022
Attn:  Chief Legal Officer

                                               AMOUNT
                                               US $14,000,000
                                               FOURTEEN MILLION AND 00/100 US
DOLLARS

                                        EXPIRATION ____________ ___, 2002 AT OUR
                                        COUNTERS

WE HEREBY ESTABLISH THIS IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR WHICH IS AVAILABLE BY PAYMENT WITH BANK OF AMERICA N.A., 333 S. BEAUDRY AVE. 19TH FLOOR, LOS ANGELES, CA 90017, UPON PRESENTATION OF YOUR DRAFTS AT SIGHT, ACCOMPANIED BY:

BENEFICIARY'S SIGNED STATEMENT CERTIFYING THAT PURSUANT TO THE LEASE DATED AS OF ___________, 2001 BY AND BETWEEN TST WATERVIEW I, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") AND VERISIGN, INC., A DELAWARE CORPORATION ("TENANT"), (THE "LEASE") THE LANDLORD IS PERMITTED TO DRAW UPON THE LETTER OF CREDIT UNDER THE EXPRESS TERMS OF THE LEASE AND SETTING FORTH THE AMOUNT THAT LANDLORD IS PERMITTED TO DRAW IN CONNECTION THEREWITH.

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR FROM THE PRESENT AND EACH SUCCESSIVE EXPIRATION DATE HEREOF, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE, WE SHALL NOTIFY YOU IN WRITING SENT BY
OVERNIGHT COURIER [OPEN FOR BofA REVIEW: TO THE ADDRESS SET FORTH ABOVE,

WITH A COPY OF SUCH NOTICE TO TST WATERVIEW I, L.L.C., c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, New York, New York 10022, attn: Chief financial officer] THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR SUCH ADDITIONAL ONE YEAR PERIOD. UPON RECEIPT BY YOU OF SUCH NOTICE YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT ON US AT SIGHT, ACCOMPANIED BY YOUR WRITTEN STATEMENT THAT YOU HAVE NOT RECEIVED AN APPROPRIATE RENEWAL OR REPLACEMENT OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS TRANSFERABLE. TRANSFER OF THIS LETTER OF CREDIT MAY BE EFFECTED UPON PRESENTATION TO US OF THIS ORIGINAL LETTER OF CREDIT, A TRANSFER REQUEST IN THE FORM OF EXHIBIT A ATTACHED HERETO AND PAYMENT OF OUR TRANSFER
                       ---------
FEE.

ALL DRAFTS DRAWN UNDER THIS CREDIT MUST BEAR ON THEIR FACE THE CLAUSE "DRAWN UNDER [ISSUING BANK] LETTER OF CREDIT NO. __________ DATED ________, 200__."

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDIT (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, THAT THE SAME WILL BE DULY HONORED UPON PRESENTATION TO US.

________________________________                  ______________________________
AUTHORIZED SIGNATURE                              AUTHORIZED SIGNATURE

                                    EXHIBIT A
                                    ---------

             REQUEST FOR ENTIRE ABSOLUTE AND IRREVOCABLE TRANSFER OF
                LETTER OF CREDIT WITHOUT SUBSTITUTION OF INVOICES

_______________________________________             ____________________, 200___
NAME

_______________________________________             LETTER OF CREDIT NO.________
ADDRESS

ISSUED BY ____________________________



TO:  BANK OF AMERICA, N.A.

WE REQUEST YOU TO TRANSFER ALL OF OUR RIGHTS AS BENEFICIARY UNDER THE LETTER OF CREDIT REFERENCED ABOVE TO THE NEW BENEFICIARY NAMED BELOW, WHO IS THE SUCCESSOR IN INTEREST UNDER THE LEASE REFERRED TO IN THE LETTER OF CREDIT:

_______________________________________
NAME OF NEW BENEFICIARY


_______________________________________
ADDRESS

BY THIS TRANSFER, ALL OUR RIGHTS AS THE ORIGINAL BENEFICIARY, INCLUDING ALL RIGHTS TO MAKE DRAWINGS UNDER THE LETTER OF CREDIT, GO TO THE NEW BENEFICIARY. THE NEW BENEFICIARY SHALL HAVE SOLE RIGHTS AS BENEFICIARY, WHETHER EXISTING NOW OR IN THE FUTURE, INCLUDING SOLE RIGHTS TO AGREE TO ANY AMENDMENTS, INCLUDING INCREASES OR EXTENSIONS OR OTHER CHANGES. ALL AMENDMENTS WILL BE SENT DIRECTLY TO THE NEW BENEFICIARY WITHOUT THE NECESSITY OF CONSENT BY OR NOTICE TO US.

WE ENCLOSE THE ORIGINAL LETTER OF CREDIT AND ANY AMENDMENTS. PLEASE INDICATE YOUR ACCEPTANCE OF OUR REQUEST FOR THE TRANSFER BY ENDORSING THE LETTER OF CREDIT AND SEND IT TO THE NEW BENEFICIARY WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

FOR YOUR TRANSFER FEE:

____     ENCLOSED IS OUR CHECK FOR $___________ (NOT TO EXCEED $1,000)

____     YOU MAY DEBIT MY/OUR ACCOUNT NO.  ____________________

[OPEN FOR BofA REVIEW: DELETE THE FOLLOWING? WE ALSO AGREE TO PAY YOU ON DEMAND ANY EXPENSES WHICH MAY BE INCURRED BY YOU IN CONNECTION WITH THIS TRANSFER.]

THE SIGNATURE AND TITLE AT THE RIGHT CONFORM WITH THOSE SHOWN IN OUR FILES AS AUTHORIZED TO SIGN FOR THE BENEFICIARY. POLICIES GOVERNING SIGNATURE AUTHORIZATION AS REQUIRED FOR WITHDRAWALS FROM CUSTOMER ACCOUNTS SHALL ALSO BE APPLIED TO THE AUTHORIZATION OF SIGNATURES ON THIS FORM.

___________________________________
NAME OF BANK

___________________________________
AUTHORIZED SIGNATURE

                                      _________________________________________
                                            NAME OF BENEFICIARY


                                      _________________________________________
                                            NAME OF AUTHORIZED SIGNER AND TITLE


                                      _________________________________________
                                            AUTHORIZED SIGNATURE

                                    EXHIBIT H
                                    ---------

                                   [Reserved]
                                   ----------

                                    EXHIBIT I
                                    ---------

                              Rules and Regulations
                              ---------------------


         The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building (but only if more than one) and become effective upon occupancy. Any repeated or continuing violation of these rules and regulations by Tenant after the applicable notice and cure period provided for in the Lease for non-monetary defaults shall constitute an Event of Default under the Lease. To the extent of any conflict between these rules and regulations, and the provisions of the Lease to which they are attached, the provisions of the Lease shall be controlling. The rules and regulations shall not be enforced by Landlord in a manner which is discriminatory towards Tenant. The rules and regulations set forth herein may be modified as provided in the Lease.

         1. The sidewalks, entrances, passages, courts, vestibules, or stairways, or other parts of the Building not occupied by any tenant shall not be unreasonably obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from any tenant's Premises. Subject to compliance with applicable requirements of the Design and Construction Agreement, Landlord hereby consents to Tenant's installation and use of a reasonable outdoor seating area in the vicinity of its cafeteria. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall knowingly permit the visit to its Premises of persons in such numbers or under such conditions as to unreasonably interfere with the use and enjoyment by other tenants of the entrances, and other public portions or facilities of the Building.

         2. Except as otherwise provided for in the Lease, no signs, awnings or other projections shall be attached to the outside walls of any building without the prior written consent of Landlord. No draperies, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Such signs, awnings, projections, curtains, blinds, screens or other fixtures must be of a quality, type, design and color, and attached in the manner reasonably approved by Landlord.

         3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in any interior Common Area of a multi-tenanted floor without the prior written consent of Landlord.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

         5. Except as provided in the Lease, there shall be no marking, painting, drilling into or in any way defacing any part of the Premises or the Building. Except in connection with a permitted security system, no tenant shall construct, maintain, use or operate on the outside of the Building, any electrical devices, wiring or apparatus in connection with a loud speaker system or other sound system.

         6. No animals, birds, pets of any kind shall be brought into or kept in or about the Premises.

         7. Other than in the cafeteria or any other restaurant space or kitchen space within the Building, if any, no cooking shall be done or permitted by any tenant on its Premises except for a tenant's employee's own use. Microwave cooking devices, toasters, coffee machines, refrigerators, and other similar kitchen or pantry devices typical of a general office use shall be permissible. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate from its Premises.

         8. Any person employed by any tenant to do janitorial work within its premises must, while in the Building and outside of the Premises, comply with all instructions issued by the superintendent of the Building.

         9. No tenant shall purchase spring water, ice, coffee, tea, soft drinks, towels, or other like service, from any company or persons whose repeated documented violations of these Regulations have caused, in Landlord's reasonable opinion, a hazard or nuisance to the Building and/or its occupants, and regarding which Landlord has notified Tenant in writing.

         10. Landlord reserves the right to exclude from the Building at all times any person who does not properly identify himself to the Building management.

         11. The Premises shall not be used for lodging or sleeping or for any illegal purpose.

         12. No tenant shall occupy or permit any portion of its Premises to be used or occupied for the manufacture, or sale of liquor, narcotics, tobacco in any form.

         13. Canvassing, soliciting, and peddling on the Premises is prohibited and each tenant shall cooperate to prevent the same.

         14. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those reasonably equipped (e.g., with rubber tires or side guards or similar protection) to protect the flooring and walls of the applicable area.

                                    EXHIBIT J
                                    ---------

                          Description of Woodland Park
                          ----------------------------


Woodland Park is best loosely depicted as the property bound by Centreville Road (Route 657) to the west, the Dulles Airport and Access Road (Route 267) to the north, Monroe Street (Route 666) to the east and Sunrise Valley Drive (Route
5320) and Fox Mill Road (Route 665) to the south. The property consists of approximately 168.6 acres.

Fairfax County tax map designations for the parcels encumbered by the covenants include:

        .    16-3 ((1)) 29A
        .    16-3 ((1)) 29B
        .    16-3 ((1)) 29C
        .    16-3 ((1)) 29D
        .    16-3 ((11)) 1
        .    16-3 ((11)) 2
        .    16-3 ((11)) 3
        .    16-3 ((11)) 4B
        .    16-3 ((11)) 5A
        .    16-3 ((11)) 6A1
        .    16-3 ((11)) 6B
        .    16-3 ((11)) 6C
        .    16-3 ((11)) 6D
        .    16-3 ((11)) 7
        .    16-4 ((1)) 35
        .    16-4 ((1)) 36
        .    16-4 ((1)) 37
        .    16-4 ((1)) 38
        .    16-4 ((1)) 39


Although not included with the above referenced parcels, a pond providing storm-water management and water quality for a portion of the Woodland Park properties is located within the Southside development (tax map # 16-3 ((1))
25D) and obligations exist for the maintenance of this facility.

                                    EXHIBIT K
                                    ---------

                             Construction Procedures
                             -----------------------

          The following covenants shall apply to any Landlord's work at the
Premises:

               A. All contractor(s) shall be obligated to keep all construction areas reasonably clean and free of trash and debris, and each party shall monitor the activities of its contractors, subcontractors and their respective employees with regard to keeping the Building clean. Any construction contract entered into by Landlord for work to be performed in the Agreed Area of the Premises shall indemnify Tenant from damages, losses and expenses associated with the acts and omissions of the contractor, its agents, employees and subcontractors, and shall otherwise be consistent with the terms hereof.

               B. Landlord agrees to comply (or to cause its contractors to comply) with all applicable federal, state and local laws, regulations and ordinances in the performance of any work, and to promptly rectify any violations of such laws caused by the acts or omission of Landlord, its employees, agents and/or contractors.

               C. The following covenants shall apply during the hours of 8:30 a.m. to 6:00 p.m. on weekdays when Tenant is occupying and conducting business in any portion of the Building and Landlord is performing any of Landlord's work or other work or repairs in the Building. Tenant acknowledges that all such activities which are prohibited during such hours will be scheduled at off-hours. All contracts for Landlord's work shall include these covenants.

          1.   Landlord shall not permit the following activities;

               a.  Noise that is disruptive to Tenant;

               b. Any and all core drilling on any floor directly contiguous to any part of the Agreed Area of the Premises;

               c. Work on bare concrete floors on a floor directly above occupied tenant space that causes noise which is disruptive to the Tenant in their occupied space;

               d.  Sweating or welding that causes objectionable odors; and/or

               e. Painting or other activity that causes noxious fumes or odors that may disrupt the Tenant

          2. Landlord shall be responsible for maintaining the cleanliness of the elevator cabs and floors and shall use appropriate measures to protect floor coverings when moving equipment across carpet and in Common Areas.

          3. Landlord shall cause contractors and related personnel to remove their trash and debris daily (including waste foods and containers), or as often as necessary to maintain cleanliness in the Building and shall cause contractors and related personnel to use only the trash receptacles supplied by the contractors themselves. Building trash containers shall not be used for construction debris. Tenant shall have the right to bill Landlord for all cost incurred in cleaning and removing debris left by contractors or related personnel (only after appropriate notification and lack of reasonable response from Landlord).

          4. Landlord will notify Tenant of all work schedules of all workers working within the Agreed Area of the Premises and the names of those who will be working in the Agreed Area of the Premises after Normal Business Hours. Landlord shall cause contractors and personnel to use loading dock area for all deliveries and will not use loading dock for vehicle parking. Landlord shall not permit contractors or related personnel to use Tenant's Parking Allocation without Tenant's consent, which shall not be unreasonably withheld, conditioned or delayed.

          5. No building materials are to enter the Building by way of the lobby or be stored in the lobby or other public areas (unless there is no other physical way to bring such items into the Building, in which case such entry shall be coordinated with the Tenant).

          6. Landlord shall not permit construction personnel to eat or congregate in the lobby, Common Areas or in front of the Building.

          7. Landlord shall cause public spaces (i.e. elevators, bathrooms, lobby), to be protected and cleaned immediately after use by the contractors and related personnel. Tenant may remove construction debris or materials found in public areas and Landlord shall reimburse Tenant for the cost of such removal within (within the same time frames as Tenant's timing of payment of excess costs) business days of Tenant's written request therefor (only after appropriate notification and lack of reasonable response from Landlord).

          8. Landlord shall institute rules prohibiting contractors or related personnel from possessing or consuming any alcohol or controlled substances in the Building.

          9. The contractors and Landlord shall be responsible for all loss of any materials and tools owned by such contractors or Landlord and shall hold Tenant harmless for such loss and from any damages or claims resulting from such loss (unless an employee, contractor or visitor of the Tenant is adjudged to have participated in causing such loss or damages).

          10. Landlord shall use its best efforts to avoid disturbing Tenant's normal operations.

                                    EXHIBIT L
                                    ---------

           Specifications for HVAC, Electrical Capacity and Floor Load
           -----------------------------------------------------------

            See Exhibit C-6 to the Design and Construction Agreement.

                                    EXHIBIT M
                                    ---------

                    Description of Waterview at Woodland Park
                    -----------------------------------------

Beginning at an iron pipe set marking the intersection of the southeasterly right-of-way line of Centreville Road (Route 657) and the southerly right-of-way line of the Dulles Access and Toll Road (Route 267);

thence with said right-of-way line of the Dulles Access and Toll Road, the following five (5) courses:

         S 69(degrees) 43' 30" E, 135.89 feet to an iron pipe found

         S 72(degrees) 21' 11" E, 275.02 feet to an iron pipe set

         S 69(degrees) 04' 14" E, 434.33 feet to an iron pipe set;

         S 79(degrees) 08' 10" E, 255.41 feet to an iron pipe set marking the point of curvature of a non-tangent curve to the left and

         48.14 feet along the arc of said curve having a radius of 8,794.40 feet and a chord bearing and chord of S68(degree) 28' 07" E, 48.14 feet respectively,

to an iron pipe set marking the most northerly corner of now or formerly National Rural Utilities Cooperative Finance Corporation;

thence departing said Dulles Access and Toll Road and with the northerly lines of said National Rural Utilities Cooperative Finance Corporation the following four (4) courses:

         S 03(degrees) 40' 38" E, 137.16 feet to an iron pipe set marking the point of curvature of a nontangent curve to the left;

         224.74 feet along the arc of said curve having a radius of 862.05 feet and a chord bearing and chord of N 82(degree) 39' 10" W, 224.10 feet respectively, to an iron pipe set;

         S 07(degrees) 10' 13" W, 61.29 feet to an iron pipe set and

         S 87(degrees) 37' 34" W, 300.45 feet

to an iron pipe set in the northerly right-of-way line of Woodland Park Road (Route 7806), said point marking the point of curvature of a non-tangent curve to the left;

thence with the said right-of-way line of Woodland Park Road the following ten
(10) courses:

         163.72 feet along the arc of said curve having a radius of 55.00 feet and a chord bearing and chord of S 48(degrees) 33' 45" W, 109.63 feet respectively, to an iron pipe found marking the point of reverse curvature of a curve to the right;

         20.32 feet along the arc of said curve having a radius of 25.00 feet and a chord bearing and chord of S 13(degrees) 25' 55" E, 19.76 feet respectively, to an iron pipe found;

         S 09(degrees) 51' 07" W, 101.91 feet to an iron pipe found marking the point of curvature of a curve to the right;

         651.94 feet along the arc of said curve having a radius of 490.00 feet and a chord bearing and chord of S 47(degrees) 58' 04" W, 604.91 feet respectively, to an iron pipe found marking the point of compound curvature of a second curve to the right;

         477.14 feet along the arc of said curve having a radius of 963.95 feet and a chord bearing and chord of N 79(degrees) 44' 10" W, 472.28 feet respectively, to an iron pipe found marking the point of compound curvature of a third curve to the right;

         131.09 feet along the arc of said curve having a radius of 450.00 feet and a chord bearing and chord of N 57(degrees) 12' 37" W, 130.63 feet respectively, to an iron pipe set marking the point of reverse curvature of a curve to the left;

         62.31 feet along the arc of said curve having a radius of 691.62 feet and chord bearing and chord of N 51(degrees) 26' 45" W, 62.29 feet respectively, to an iron pipe set marking the point of reverse curvature of a curve to the right;

         14.56 feet along the arc of said curve having a radius of 948.95 feet and a chord bearing and chord of N 53(degrees) 35' 15" W, 14.56 feet respectively, to an iron pipe set and

         N 53(degrees) 08' 53" W, 36.40 feet

to an iron pipe found marking the point of curvature of a 45.00 foot radius return to the right at the northeasterly intersection of aforementioned Centreville Road and Woodland Park Road;

thence departing from Woodland Park Road and

         72.52 feet along the arc of said return having a chord bearing and chord of N 06(degrees) 58' 40" W, 64.93 feet respectively,

to an iron pipe set in the aforementioned southeasterly right-of-way line of Centreville Road;

thence with the said right-of-way line of Centreville Road the following three
(3) courses:

         N 36(degrees) 48' 02" E, 616.21 feet to an iron pipe set;

         N 51(degrees) 13' 27" E, 52.19 feet to an iron pipe set and

         N 36(degrees) 47' 48" E, 352.70 feet

to the point of beginning.

Containing 1,017,474 square feet or 23.35799 acres of land.

                                    EXHIBIT N
                         AGREED AREAS OF FLOORS/PREMISES

------------------------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------               --------------------------------------------------
   WATERVIEW                                                              TISHMAN SPEYER PROPERTIES
 ---------------------------------------------               --------------------------------------------------
 A DEVELOPMENT OF:                                                          SQUARE FOOTAGE SUMMARY
   TISHMAN-SPEYER                                                           ANSI/BOMA Z65.1-1996
 ---------------------------------------------    ---------  --------------------------------------------------
                    INSIDE       NON    BUILDING    FLOOR       BUILDING                   FLOOR     SINGLE      SINGLE
       FLOOR        GROSS     RENTABLE   COMMON    RENTABLE     COMMON        NET         RENTABLE   TENANT      TENANT
                    AREA      SERVICE   SERVICE   SERVICE       FACTOR      RENTABLE      SERVICE    USEABLE     FACTOR
         1         32072.00    1251.20  7656.50    23164.30     1.037792     24039.72      2030.90   21133.40    1.137523
         2         32121.00    3058.20             29062.80     1.037792     30161.13      1905.00   27157.80    1.110588
         3         32121.00    1420.80             30700.20     1.037792     31860.41      1900.50   28799.70    1.106276
         4         32121.00    1420.80             30700.20     1.037792     31860.41      1900.50   28799.70    1.106276
         5         32121.00    1420.80             30700.20     1.037792     31860.41      1900.50   28799.70    1.106276
         6         32121.00    1420.80             30700.20     1.037792     31860.41      1900.50   28799.70    1.106276
         7         32121.00    1420.80             30700.20     1.037792     31860.41      1900.50   28799.70    1.106276
         8         32121.00    1420.80             30700.20     1.037792     31860.41      1900.50   28799.70    1.106276
         9         32121.00    1420.80             30700.20     1.037792     31860.41      1900.50   28799.70    1.106276
        10         32121.00    1420.80             30700.20     1.037792     31860.41      1900.50   28799.70    1.106276
        11         32121.00    1420.80             30700.20     1.037792     31860.41      1900.50   28799.70    1.106276
        12         32121.00    1420.80             30700.20     1.037792     31860.41      1900.50   28799.70    1.106276
        13         32121.00    1420.80             30700.20     1.037792     31860.41      1900.50   28799.70    1.106276
     PENTHOUSE      7474.00     393.90  7079.60        0.00     1.037792         0.00         0.00       0.00    0.000000

   TOTAL          424998.00   20332.10 14736.10   389929.30                 404665.40     24841.40  365087.90


    -------------------------------------
              DATE: 18 JUN 2001
    -------------------------------------
            PRINT DATE: 18 JUN 2001
             FILE: Waterview BOMA
    -------------------------------------
    FLOOR     MULTIPLE    MULTIPLE
   COMMON     TENANT      TENANT
   SERVICE    USEABLE     FACTOR
      79.30   21054.10     1.141807
    1399.10   25758.70     1.170911
    1316.10   27483.60     1.159252
    1316.10   27483.60     1.159252
    1316.10   27483.60     1.159252
    1316.10   27483.60     1.159252
    1316.10   27483.60     1.159252
    1316.10   27483.60     1.159252
    1316.10   27483.60     1.159252
    1316.10   27483.60     1.159252
    1316.10   27483.60     1.159252
    1316.10   27483.60     1.159252
    1316.10   27483.60     1.159252
       0.00       0.00     0.000000

   15955.50  349132.40
------------------------------------------------------------------------------------------------------------------------------------


   ------------------------------------        -------------------------------           -----------------------------------
   NON RENTABLE                                BUILDING COMMON                           RENTABLE SERVICE
   ------------------------------------        -------------------------------           -----------------------------------
   FLOOR 1                                     FLOOR 1                                   FLOOR 1

   STAIRS                       334.40         EL./FR./REAR LOBBY          3640.80       TELEPHONE CLOSET             36.20
   ELEVATORS                    916.80         HALL                          37.00       MECHANICAL ROOM             680.50
                                               SECURITY/RECEPTION           167.10       ELECTRICAL ROOM             268.60
   TOTAL                       1251.20         PUMP ROOM                    465.30       RESTROOMS                   998.70
   ------------------------------------
                                               MAIN TEL. ROOM               122.20       JANITOR                      46.90
   FLOOR 2                                     MAIN ELEC. ROOM              597.10
                                               FIRE CONTROL                  69.90       TOTAL                      2030.90
                                                                                         -----------------------------------
   STAIRS                       334.40         FREIGHT ELEV./LOBBY          144.90
   ELEVATORS                    915.70         SERV.CORR./LOADING DOCK     1112.00       FLOOR 2
   SHAFTS                       234.20         PROP. MAN. OFF.             1300.20
   ATRIUM                      1573.90                                                   TELEPHONE CLOSET             36.20

                                                                                         MECHANICAL ROOM             605.30

   TOTAL                       3058.20         TOTAL                       7656.50       RESTROOMS                   992.20
   ------------------------------------        ------------------------------------
                                                                                         ELECTRICAL ROOM             225.50
   FLOOR 3-13                                  PENTHOUSE                                 JANITOR                      45.80

   STAIRS                       334.40         BLDG. MAINTENANCE           7079.60       TOTAL                      1905.00
                                                                                         -----------------------------------
   ELEVATORS                    852.20

   SHAFTS                       234.20                                                   FLOORS 3-13


   TOTAL                       1420.80                                                   TELEPHONE CLOSET             36.20
   ------------------------------------
                                               TOTAL                       7079.60       MECHANICAL ROOM             602.70
                                               ------------------------------------
   PENTHOUSE                                                                             RESTROOMS                   992.20
                                                                                         ELECTRICAL ROOM             223.60
   STAIRS                       393.90                                                   JANITOR                      45.80


                                                                                         TOTAL                      1900.50
                                                                                         -----------------------------------
   TOTAL                        393.90
   ------------------------------------


 -----------------------------------
 FLOOR COMMON
 -----------------------------------

 FLOOR 1

 CORRIDOR                     79.30


 TOTAL                        79.30
 -----------------------------------

 FLOOR 2
 CORRIDOR                     59.00

 ELE. LOB./CORRIDOR         1196.20
 FREIGHT ELE. LOBBY          143.90

 TOTAL                      1399.10
 -----------------------------------


 FLOORS 3-13

 CORRIDOR                     59.50
 ELE. LOB./CORRIDOR         1111.30
 FREIGHT ELE. LOBBY          145.30


 TOTAL                      1316.10
 -----------------------------------

                                    EXHIBIT O
                                    ---------

                           Form of Memorandum of Lease
                           ---------------------------

                                   (attached)

                                    EXHIBIT P
                                    ---------

                       Form of Purchase and Sale Agreement
                       -----------------------------------

                                   (attached)

                                    EXHIBIT Q
                                    ---------

                            Form of Option Agreement
                            ------------------------

                                   (attached)

                                    EXHIBIT R
                                    ---------

                                Declarant Letter
                                ----------------

                                   (attached)

                                    EXHIBIT S
                                    ---------

                                   [Reserved]

                                    EXHIBIT T
                                    ---------

                                Form of ROFO PSA
                                ----------------

         Landlord will prepare a purchase and sale agreement based on then current market conditions for an arm's length sale transaction between seller and purchaser which will give consideration to the fact that the purchaser is a major tenant of the park, and which will attempt in good faith to accommodate Tenant's reasonable requests regarding synthetic lease or other off balance sheet financing considerations. The parties will negotiate in good faith to arrive at a mutually acceptable agreement within thirty (30) days.

                                    EXHIBIT U
                                    ---------

                          SAMPLE AMORTIZATION SCHEDULE
                          ----------------------------

                                [To be attached]

                                    EXHIBIT V
                                    ---------

                              LOCATION OF GENERATOR
                              ---------------------

                                    EXHIBIT W
                                    ---------

                       LOCATION OF ENTRANCE MONUMENT SIGN
                       ----------------------------------

                                    EXHIBIT X
                                    ---------

                      SCHEDULE FOR COMPLETION OF PROFFERS/
                      ------------------------------------
                             DEVELOPMENT CONDITIONS
                             ----------------------

--------------------------------------------------------------------------------------------------------------------------------
  To be completed
   not later than
    Substantial                                                   Transportation                            Site
  Completion of:                Traffic                         Management (I.B.5)                        Amenities
  --------------                -------                         ------------------                        ---------
--------------------------------------------------------------------------------------------------------------------------------
  Waterview I       . Traffic signal at Centreville    $ Construction of bus shelters, if     $ Benches and outdoor eating
                      Road and Woodland Park Drive       required by Governmental               areas in plazas and landscaped
                      (I.B.1.d) (deadline is July 1,     Authorities, shall be an ongoing       open space. (I.C.4.b)
                      2002, notwithstanding anything     obligation of Landlord.
                      herein to the contrary)                                                 $ Eight-foot trail along
                                                                                                Centreville Road frontage
                                                                                                (I.C.5.a)

                                                                                              $ Bicycle parking facilities.
                                                                                                (cond. #8)


                                                                                              $ Showers/lockers in one of
                                                                                                the buildings (cond. #8)
                                                                                                Landlord to satisfy proffer;
                                                                                                however, if the County requires
                                                                                                public access to the showers,
                                                                                                the showers satisfying such
                                                                                                proffers shall not be located
                                                                                                in Waterview I.

                                                                                              $ Interior noise level DNL 50 dBA
                                                                                                or less (cond. #10)

                                                                                              . Lighting-full cutoff at Property
                                                                                                perimeter (I.B.6 and cond. #9)
--------------------------------------------------------------------------------------------------------------------------------

        ________________
        * Regardless of notations to the contrary on a site plan or other
        -
        documentation regarding the Proffers, the terms of this chart shall control as between Landlord and Tenant.

--------------------------------------------------------------------------------------------------------------------------------
  To be completed
   not later than
    Substantial                                                   Transportation                            Site
  Completion of:                Traffic                         Management (I.B.5)                        Amenities
  --------------                -------                         ------------------                        ---------
--------------------------------------------------------------------------------------------------------------------------------
  Waterview II      $ Traffic signal at Sunrise        . Construction of bus shelters, if     $  Sidewalks along Woodland Park
                      Valley Drive and Wood Oak          required by Governmental                Drive and within interior of
                      Drive (I.B.3)                      Authorities, shall be an                Waterview. (I.B.5.b) (cond. #5)
                                                         ongoing obligation of Landlord.

                    $ Tenant shall have a one-time
                      right to request that Landlord                                          $  If not already satisfied,
                      perform a warrant study, if                                                Showers/lockers in one of the
                      not required by VDOT or Fairfax                                            buildings (cond. #8) Landlord
                      County, for traffic signal at                                              to satisfy proffer;  however,
                      Sunrise Valley Drive and Wood                                              if the County requires public
                      Oak Drive and Landlord will be                                             access to the showers, the
                      obligated to construct such                                                showers satisfying such proffers
                      traffic signal, if warranted                                               shall not be located in Waterview
                                                                                                 I.

                    $ Four-lane approach to the
                      Centreville Road and Woodland
                      Park Drive intersection (along
                      Woodland Park Road frontage)
                      (I.B.2)

                      -  Dual left turn lanes onto
                         southbound Centreville Road

                      -  Either dual right turn lanes
                         onto northbound Centreville
                         Road or dedicated right turn
                         lane and shared right
                         turn/through lane, as determined
                         by VDOT
--------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
  To be completed
   not later than
    Substantial                                                   Transportation                            Site
  Completion of:                Traffic                         Management (I.B.5)                        Amenities
  --------------                -------                         ------------------                        ---------
---------------------------------------------------------------------------------------------------------------------------------
Waterview III       . Second left turn lane from       . Construction of bus shelters,        . Paved and landscaped plaza areas
                      southbound Centreville Road        if required by Governmental            between three buildings and the
                      onto Woodland Park Drive           Authorities, shall be an               park. (I.C.4.a)
                      (I.B.1.c)                          ongoing obligation of Landlord.

                    . If not previously constructed,                                          $ If not already satisfied,
                      Tenant shall have a one-time                                              Showers/lockers in one of the
                      right to request that Landlord,                                           buildings (cond. #8) Landlord
                      if not previously required by                                             to satisfy proffer; however, if
                      VDOT or Fairfax County, perform                                           the County requires public
                      a warrant study for traffic                                               access to the showers, the
                      signal at Sunrise Valley Drive                                            showers satisfying such proffers
                      and Wood Oak Drive and Landlord                                           shall not be located in Waterview
                      will be obligated to construct                                            I.
                      such traffic signal, if
                      warranted
---------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT Y
                                    ---------

                      SIGN SPECIFICATIONS FOR WOODLAND PARK
                      -------------------------------------

                    Woodland Park Property Owners Association

                           Building Signage Standards

                                   April 2000

Tenant Building Mounted Signs

1.       Size. Shall be determined by the allowable area per Fairfax County
         ----
         code. Buildings with single tenants shall be able to use the allowable square footage provided the size is appropriate to certain guidelines, i.e., the size of spandrel and/or parapet and its relationship to length and height of the proposed sign.

         This standard is arbitrary and approval will be determined on a case by case basis. In no event shall any one sign exceed 100 square feet and a total of only two signs will be allowed. Multi-tenant building signage shall be addressed on a case by case basis as allowed for in their respective lease.

2.       Type. Signs shall be backlit, mounted on pins attached to the facade
         ----
         with anchor bolts.

         Examples include the Sprint sign at Northridge I, the Road Runner sign at Northridge II, and the Computer Associates sign at 2291 Wood Oak Drive.

Building Monument Signs

1.       Size. Shall be determined by the allowable area per Fairfax County
         ----
         code.

         Building monument signs for buildings with single tenants shall conform to the Park signage standards.

         Building monument signs for multi-tenant buildings shall also conform to the Park signage standards and shall be addressed on a case by case basis as allowed for in their respective lease.

         This standard will not be compromised.

                                    EXHIBIT Z
                                    ---------

                      CONDITIONS LANDLORD MUST SATISFY FOR
                        ISSUANCE OF TENANT'S TITLE POLICY
                        ---------------------------------

Please see attached. In addition, Landlord must satisfy any other requirements reasonably requested by Title Company relating to agreements or other documents that are recorded against the Property or entered into by Landlord that encumber the Property between the date hereof and the satisfaction of the Conditions Precedent set forth in Section 37.1 of the Lease.